                                                                     EXHIBIT 2.1

                         FOR THE DISTRICT OF DELAWARE
                     IN THE UNITED STATES BANKRUPTCY COURT

In re:                           )
                                 )   Chapter 11
HARNISCHFEGER INDUSTRIES,        )
INC., et al./1/,                 )   Case No. 99-2171 (PJW)
                                 )   (Jointly Administered)
                 Debtors.        )

================================================================================

                  THIRD AMENDED JOINT PLAN OF REORGANIZATION,
                          AS MODIFIED, OF THE DEBTORS
                    UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

================================================================================

                                 James H.M. Sprayregen
                                 David L. Eaton
                                 Anne Marrs Huber
                                 Stephanie D. Simon
                                 KIRKLAND & ELLIS
                                 200 E. Randolph Drive
                                 Chicago, Illinois 60601
                                 Telephone: (312) 861-2000
                                 Facsimile: (312) 861-2200

                                 Laura Davis Jones, Esq. (#2436)
                                 PACHULSKI, STANG, ZIEHL, YOUNG & JONES P.C.
                                 919 North Market Street, 16th Floor
                                 P.O. Box 8705
                                 Wilmington, Delaware 19899-8705 (Courier 19801)
                                 Telephone: (302) 652-4100
                                 Facsimile: (302) 652-4400

                                 Co-Counsel for the Debtors and Debtors in Possession
Dated: May 3, 2001


_____________________

 /1/ The Debtors are the following entities: Harnischfeger Industries, Inc.; American Alloy Company; American Longwall Face Conveyors, Inc., American Longwall, Inc., American Longwall Mexico, Inc., American Longwall Rebuild, Inc., American Longwall Roof Supports, Inc., Beloit Corporation, Beloit Holdings, Inc., Beloit International Services, Inc., Beloit Iron Works, Inc., Beloit Pulping Group Inc., Beloit Technologies, Inc., Benefit, Inc., BWRC Dutch Holdings, Inc., BWRC, Inc., Dobson Management Services, Inc., Dobson Park Industries, Inc., Ecolaire Export FSC, Inc., Ecolaire Incorporated, Field Repair Services, LLC, Fitchburg Corporation, Gullick Dobson Inc., Harnischfeger Corporation d/b/a P&H Mining Equipment, Harnischfeger Credit Corporation, Harnischfeger Overseas, Inc., Harnischfeger Technologies, Inc., Harnischfeger World Services Corporation, HCHC, Inc., HCHC UK Holdings, Inc., HIHC, Inc., The Horsburgh & Scott Company, J.P.D., Inc., Joy MM Delaware, Inc., Joy Energy Systems, Inc., Joy Environmental Technologies, Inc., Joy International Sales Corporation, Inc., Joy Power Products, Inc., Joy Technologies Inc. d/b/a Joy Mining Machinery, Joy Technologies Delaware, Inc., JTI UK Holdings, Inc., Mining Services, Inc., MIP Products, Inc., New Ecolaire, Inc., Optical Alignment Systems and Inspection Services, Inc., Peabody & Wind Engineering Corporation, PEAC, Inc., PEOC, Inc., PMAC, Inc., Princeton Paper Company, L.L.C. a/k/a Fitchburg, P.W.E.C., Inc., Rader Resource Recovery, Inc., RCHH, Inc., RYL, LLC, Smith Machine Works, Inc., SMK Company, South Shore Corporation and South Shore Development, LLC.

                               TABLE OF CONTENTS

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
SECTION I   REORGANIZING vs LIQUIDATING DEBTORS, DEFINED TERMS, RULES OF INTERPRETATION, COMPUTATION OF
         TIME AND GOVERNING LAW..............................................................................     1
                  A.       Rules of Interpretation, Computation of Time and Governing Law....................     1
                  B.       Defined Terms.....................................................................     1
                  C.       Committee Settlement Agreement....................................................     2
                  D.       Reorganizing vs. Liquidating Debtors..............................................     2
                  E.       Severability of Plan Provisions...................................................     2
                  F.       Substantive Consolidation.........................................................     2
                  G.       Conditions Precedent..............................................................     2
                  H.       Beloit Exit Financing.............................................................     2

SECTION II  UNCLASSIFIED CLAIMS, OTHER PRIORITY CLAIMS AND SECURED CLAIMS AGAINST ALL OF THE DEBTORS.........     2
                  A.       Administrative, Priority, Secured and Other Claims against all Debtors............     2
                           1.       Unclassified Claims Against All Debtors..................................     2
                           2.       Class 1: Other Priority Claims...........................................     3
                           3.       Class 2: Secured Claims..................................................     4
                           4.       Unimpairment / Deemed acceptance of all Administrative, Priority and
                                    Secured Claims against all Debtors.......................................     4
                           5.       Pension and Benefit Plan Claims..........................................     4
                                    (a)     Qualified Pension Plans and Qualified Savings Plans..............     4
                                    (b)     Non-Qualified Benefit Plans......................................     5
                                    (c)     Other Benefits...................................................     5
                           6.       Other Classes............................................................     6

SECTION III REORGANIZING DEBTORS: CLASSIFICATION AND TREATMENT OF CLASSIFIED CLAIMS AND EQUITY INTERESTS.....     6
                  A.       HII...............................................................................     7
                  B.       The Note Group Debtors............................................................     8

SECTION IV  LIQUIDATING DEBTORS: CLASSIFICATION AND TREATMENT OF CLASSIFIED CLAIMS AND INTERESTS.............    41

SECTION V   [INTENTIONALLY OMITTED]..........................................................................    47

SECTION VI  IMPLEMENTATION OF THE REORGANIZING SUBPLANS......................................................    47
                  A.       HII...............................................................................    47
                           1.       Organization of New HII..................................................    47

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
                           2.       Assets and Liabilities of HII............................................    47
                           3.       Governance of HII........................................................    48
                           4.       Exit Financing Facility..................................................    48
                           5.       Registration of New HII Common Stock.....................................    48
                           6.       Approval of New HII Stock Incentive Plan.................................    48
                           7.       HII Prepetition Notes and the HII Indenture..............................    50
                  B.       Note Group Debtors................................................................    50
                           1.       Organization of Note Group Debtors.......................................    50
                           2.       Assets and Liabilities of Note Group Debtors.............................    50
                           3.       Governance of Note Group Debtors.........................................    51
                  C.       Stock Group Debtors...............................................................    51
                           1.       Organization of Stock Group Debtors......................................    51
                           2.       Assets and liabilities of the Stock Group Debtors........................    51
                           3.       Governance of Stock Group Debtors.........................................   51

SECTION VII  IMPLEMENTATION OF THE LIQUIDATING SUBPLANS.......................................................   51
                  A.       Organization of Liquidating Debtors................................................   51
                  B.       Assets and Liabilities.............................................................   52
                  C.       Governance of Liquidating Debtors..................................................   52
                  D.       Funding expenses of the Liquidating Debtors........................................   52
                  E.       Corporate Action...................................................................   53
                  F.       Payment of Allowed Administrative Claims...........................................   53
                  G.       Payment of Allowed Convenience Claims..............................................   53
                  H.       Powers of the Plan Administrator...................................................   53
                  I.       Termination of Plan Administrator..................................................   54
                  J.       Exculpation........................................................................   55
                  K.       Indemnification of the Plan Administrator and Advisory Committee Members...........   55
                  L.       Description of the Plan Administrator..............................................   55
                  M.       Special Provisions Related to Liquidating Trust....................................   56
                           1.       Purpose of the Liquidating Trust..........................................   56
                           2.       Transfer of Assets........................................................   56
                           3.       Valuation of Assets.......................................................   56
                           4.       Investment Powers.........................................................   56
                           5.       Reporting Duties..........................................................   57
                           6.       Plan Administrator Agreement..............................................   58
                           7.       Termination...............................................................   58
                  N.       Collections of Accounts Receivable.................................................   58
                  O.       Servicing of Workers Compensation Program..........................................   58

SECTION VIII INTERCOMPANY AND INTERCREDITOR SETTLEMENT........................................................   58

SECTION IX   TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES............................................   59
                  A.       Reorganizing Debtors: Executory Contracts and Unexpired Leases.....................   59
                  B.       Liquidating Debtors:  Executory Contracts and Unexpired Leases.....................   60
                  C.       Amendment of Schedules relating to Executory Contracts or Unexpired Leases.........   61
                  D.       Effect of Confirmation Order on Executory Contracts and Unexpired Leases...........   61
                  E.       Cure of Defaults for Assumed Executory Contracts and Unexpired Leases..............   62

                                                                            -ii-
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
                  F.       Claims based on rejection of Executory Contracts or Unexpired Leases...................   62
                  G.       Lease of HII Corporate Headquarters....................................................   62
                  H.       Customer Contracts.....................................................................   62

SECTION X    PROVISIONS GOVERNING DISTRIBUTIONS UNDER THE PLAN AND TREATMENT OF CERTAIN CONTINGENT CLAIMS.........   63
                  A.       Distributions for Claims Allowed as of the Allowance Date..............................   63
                           1.       General.......................................................................   63
                           2.       Allocation Between Principal and Accrued Interest.............................   63
                           3.       Tax Payment on "Wage" Distributions Under HII Subplan.........................   63
                  B.       Method of Distributions to Holders of Claims...........................................   63
                           1.       Reorganizing Debtors..........................................................   63
                           2.       Liquidating Debtors...........................................................   64
                  C.       Insured Claims.........................................................................   64
                           1.       Distributions Relating to Allowed Insured Claims..............................   64
                                    (a)     SIR Insured Claims....................................................   64
                                    (b)     Covered Allowed Insured Claims........................................   65
                                    (c)     Aggregate Exhaustion..................................................   65
                                    (d)     Reimbursement of Defense Costs........................................   65
                           2.       Distributions relating to National Union Company and affiliates...............   65
                  D.       Delivery of Distributions and Undeliverable or Unclaimed Distributions.................   66
                           1.       Delivery of Distributions in General..........................................   66
                           2.       Delivery of Distributions to Holders of HII Prepetition Notes: Payments to
                                    be made to the HII Indenture Trustee..........................................   66
                           3.       Undeliverable Distributions...................................................   67
                                    (a)     Holding of Undeliverable Distributions................................   67
                                    (b)     Failure to Claim Undeliverable Distributions..........................   67
                           4.       Tax Withholding From Distributions............................................   67
                           5.       Time Bar to Cash Payments.....................................................   67
                           6.       Means of Cash Payments........................................................   67
                  E.       Foreign Currency Exchange Rate.........................................................   67
                  F.       Allowed Class R3A Claims against HII: Timing and Calculation of Amounts to Be
                           Distributed............................................................................   68
                           1.       Semiannual Distributions of New HII Common Stock..............................   68
                           2.       Minimum Distribution..........................................................   68
                           3.       Announcement of Final Payment Date for HII....................................   68
                  G.       Allowed Class R3 Claims against the Note Group Debtors: Timing and Calculations of
                           Amounts to be Distributed to Holders of Claims.........................................   68
                           1.       Distribution of Cash to Holders of Allowed Class R3 Claims Against the Note
                                    Group Debtors that are, with Post-Petition Interest, less than $1,000.........   68
                           2.       Distributions to Holders of Allowed Class R3 Claims Against the Note Group
                                    Debtors that, with Post-Petition Interest, are $1,000 or greater..............   69
                                    (a)     Semi-Annual Distribution of (i) Cash and (ii) HII Senior Note(s)......   69
                                    (b)     Maximum Principal Amount of the HII Senior Notes......................   69
                                    (c)     Distribution of  the Note Group HII Equity Distribution...............   69
                                    (d)     Discretion to adjust payments.........................................   69
                                    (e)     Announcement of Final Payment Date for the Note Group Debtors.........   69
                           3.       Minimum Distribution..........................................................   70
                  H.       Allowed Class R3 Claims against the Stock Group Debtors:  Timing and
                           Calculations of Amounts to be Distributed to Holders of Claims.........................   70
                           1.       Minimum Distribution..........................................................   70
                  I.       Allowed Class L3 Claims:  Timing and Calculations of Amounts to be Distributed.........   70

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
                           1.       Distributions.................................................................   70
                           2.       Minimum Distribution..........................................................   70
                           3.       Liquidating Debtor Asbestos Claims............................................   71
                           4.       Announcement of Final Payment Date for the Liquidating Debtors................   71
                           5.       EPA Holdback..................................................................   71
                           6.       Post-Petition Accommodations Holdback.........................................   72
                  J.       Certain Contingent Claims..............................................................   72
                  K.       Distributions to Professional Escrow Account on the Effective Date.....................   73
                  L.       Setoffs................................................................................   73
                  M.       Lost, Stolen, Mutilated or Destroyed Debt Securities...................................   73
                  N.       Withholding Taxes......................................................................   73

SECTION XI PROVISIONS FOR TREATMENT OF DISPUTED CLAIMS AND EQUITY INTERESTS.......................................   74
                  A.       Prosecution of Objections to Claims....................................................   74
                           1.       Reorganizing Debtors..........................................................   74
                           2.       Liquidating Debtors ..........................................................   74
                           3.       Section 502(d) applies to all Claims..........................................   74
                  B.       Estimation of Claims...................................................................   74
                  C.       Distributions on Disputed Claims.......................................................   75
                  D.       Disputed Administrative Claims ........................................................   75
                           1.       Reorganizing Debtors..........................................................   75
                           2.       Liquidating Debtors: Creation of Reserve......................................   75
                           3.       Liquidating Debtors: EPA Holdback.............................................   76
                  E.       Reserve of New HII Common Stock........................................................   76
                  F.       Tax Reporting..........................................................................   76
                           1.       Equity Holdback...............................................................   76
                           2.       Notes Holdback................................................................   76
                  G.       Reserve of HII Senior Notes............................................................   77
                  H.       Reserve of Cash for Claims against the Liquidating Debtors.............................   77

SECTION XII  CONDITIONS PRECEDENT TO CONFIRMATION AND CONSUMMATION OF THE PLAN....................................   77
                  A.       Conditions Precedent to Confirmation...................................................   77
                           1.       Entry of the Confirmation Order...............................................   77
                           2.       Exit Financing Facility.......................................................   77
                           3.       Approval of the Committee Settlement Agreement................................   77
                           4.       Disallowance of Certain Claims as of the Effective Date.......................   77
                           5.       Reduction and Reclassification of Certain Claims as of the Effective Date.....   78
                  B.       Effect of Non-Occurrence of Conditions to Consummation.................................   78
                  C.       Conditions Precedent to the Effective Date of the Plan.................................   78
                           1.       Conditions to confirmation satisfied..........................................   78
                           2.       Entry of Confirmation Order...................................................   79
                           3.       Closing of the Exit Financing Facility........................................   79
                           4.       DIP Facility..................................................................   79
                           5.       Property Transfers............................................................   79
                           6.       Execution of Documents........................................................   79
                  D.       Waiver of Conditions...................................................................   79

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
SECTION XIII EFFECT OF CONFIRMATION OF THIS PLAN...............................................................  79
                  A.       Authority...........................................................................  79
                  B.       Vesting & Liens.....................................................................  80
                  C.       Discharge of Reorganizing Debtors...................................................  80
                  D.       Term of Injunction and Stays........................................................  80
                  E.       Protection Against Discriminatory Treatment.........................................  81

SECTION XIV  OTHER GENERAL PROVISIONS OF THE PLAN..............................................................  81
                  A.        Nonseverability of Plan Provisions.................................................  81
                  B.       Securities to Be Issued Under the Plan..............................................  81
                  C.       Amendments or Modifications to the Plan.............................................  81
                  D.       Releases, Indemnity and Related Injunction..........................................  82
                           1.       Releases...................................................................  82
                           2.       Limitations on Releases....................................................  82
                           3.       Indemnification............................................................  83
                                    (a)     Reorganizing Debtor Indemnification................................  83
                                    (b)     Liquidating Debtor Indemnification.................................  86
                                    (c)     HII Director Special Counsel.......................................  87
                           4.       Injunction.................................................................  87
                  E.       Exculpation.........................................................................  87
                  F.       Cancellation of Existing Securities, Instruments and Agreements Evidencing
                           Claims and Equity Interests.........................................................  88
                  G.       Release of Liens....................................................................  88
                  H.       Causes of Action And Potential Post-Confirmation Litigation.........................  88
                  I.       Preservation of All Litigation and Causes of Action Not Expressly Settled
                           and Released........................................................................  90
                  J.       Termination of the Harnischfeger Creditors Committee................................  91
                  K.       Termination of the Beloit Committee.................................................  91
                  L.       Termination of the Equity Committee.................................................  91
                  M.       Effectuating Documents, Further Transactions and Corporate Action...................  91
                  N.       Plan Supplement.....................................................................  92

SECTION XV  RETENTION OF JURISDICTION..........................................................................  92

SECTION XVI MISCELLANEOUS PROVISIONS...........................................................................  93
                  A.       Payment of Statutory Fees...........................................................  93
                  B.       Revocation of Plan..................................................................  93
                  C.       Successors and Assigns..............................................................  93
                  D.       Reservation of Rights...............................................................  94
                  E.       Section 1146 Exemption..............................................................  94
                  F.       Further Assurances..................................................................  94
                  G.       Service of Documents................................................................  94
                  H.       Filing Additional Documents.........................................................  95
                  I.       Post-Confirmation Date Discretion...................................................  95
                  J.       Indenture Trustee Fees..............................................................  95
                  K.       Retiree Health and Life Insurance Benefits..........................................  95

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

================================================================================

    THIRD AMENDED JOINT PLAN OF REORGANIZATION, AS MODIFIED, OF THE DEBTORS
                    UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

--------------------------------------------------------------------------------
     Pursuant to chapter 11, title 11 of the United States Code, 11 U.S.C.
(S)(S) 101 et seq., Harnischfeger Industries, Inc. and its 57 affiliates (the "Debtors") debtors and debtors in possession in the above-captioned cases, hereby respectfully propose the following Third Amended Joint Plan of Reorganization, as modified under chapter 11 of the Bankruptcy Code:

                                   SECTION I

                 REORGANIZING vs LIQUIDATING DEBTORS, DEFINED
              TERMS, RULES OF INTERPRETATION, COMPUTATION OF TIME
                               AND GOVERNING LAW

     A.   Rules of Interpretation, Computation of Time and Governing Law

     For purposes of the Plan: (a) whenever it is appropriate from the context, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and the neuter gender; (b) any reference in the Plan to a contract, instrument, release, indenture or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially and materially in such form or substantially and materially on such terms and conditions; (c) any reference in the Plan to an existing document or exhibit Filed, or to be Filed, shall mean such document or exhibit, as it may have been or may be amended, modified or supplemented; (d) unless otherwise specified, all references in the Plan to Sections, Articles, Exhibits and Schedules are references to Sections, Articles, Exhibits and Schedules of or to the Plan; (e) the words "herein" and "hereto" refer to the Plan in its entirety rather than to a particular portion of the Plan; (f) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan; (g) the rules of construction set forth in section 102 of the Bankruptcy Code shall apply; and (h) any term used in capitalized form in the Plan that is not defined herein but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to such term in the Bankruptcy Code or the Bankruptcy Rules, as the case may be.

     In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.

     Except to the extent that the Bankruptcy Code or Bankruptcy Rules are applicable, and subject to the provisions of any contract, instrument, release, indenture or other agreement or document entered into in connection with the Plan, the rights and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State in which the Bankruptcy Court resides, without giving effect to the principles of conflict of laws thereof.

     Except as provided herein, if a particular term of this Plan (including any Exhibits and Schedules hereto) conflicts with a particular term of any of the definitive documentation required to implement the terms of this Plan, the Plan shall control and be binding on the parties thereto despite the conflicting terms.

     B.   Defined Terms

     Unless the context otherwise requires, capitalized terms shall have the meaning set forth in Exhibit I of the Exhibit Book, as modified.
                     ---------

     C.   Committee Settlement Agreement

     If a particular provision of the Plan conflicts with the Committee Settlement Agreement, then the terms of the Committee Settlement Agreement shall control.

     D.   Reorganizing vs. Liquidating Debtors

     This Plan distinguishes between two primary categories of Debtors: the Reorganizing Debtors on the one hand, and the Liquidating Debtors on the other. The classification and treatment of Claims and Equity Interests against the Reorganizing Debtors is contained in Section III and the classification and treatment of Claims and Equity Interests against the Liquidating Debtors is contained in Section IV.

     E.   Severability of Plan Provisions

     The plan is, severally, 58 Subplans of reorganization, one for each Debtor. The confirmation requirements of section 1129 of the Bankruptcy Code must be satisfied separately with respect to each Subplan. If any Subplan(s) is not confirmed, then the Debtors reserve the right to either (a) request that other Subplans be confirmed or (b) withdraw some or all Subplans. The Debtors' inability to confirm or election to withdraw any Subplan(s) shall not impair the confirmation of any other Subplan(s).

     F.   Substantive Consolidation

     The estates of the Debtors have not been substantively consolidated. The Claims held against one of the Debtors will be satisfied solely from the cash and assets of such Debtor. Except as specifically set forth herein, nothing in this Plan or the Disclosure Statement shall constitute or be deemed to constitute an admission that one of the Debtors is subject to or liable for any Claim against any other Debtor. The Claims of Creditors that hold Claims against all Debtors will be treated as separate Claims with respect to each Debtor's estate for all purposes (including, but not limited to, distributions and voting), and such Claims will be administered as provided in the Plan.

     G.   Conditions Precedent

     Confirmation of each Subplan is conditioned on approval of the Committee Settlement Agreement pursuant to Rule 9019 of the Bankruptcy Rules.

     H.   Beloit Exit Financing

     If a particular provision of the Plan conflicts with the Beloit Exit Financing, then the terms of the Beloit Exit Financing control.

                                  SECTION II

                UNCLASSIFIED CLAIMS, OTHER PRIORITY CLAIMS AND
                   SECURED CLAIMS AGAINST ALL OF THE DEBTORS

     A.       Administrative, Priority, Secured and Other Claims against all
              Debtors

          1.  Unclassified Claims Against All Debtors

          For each Subplan, the following designation and treatment of unclassified Claims applies.

--------------------------------------------------------------------------------

Type of Claim      Treatment
--------------------------------------------------------------------------------

Administrative     Except as the Committee Settlement Agreement provides and
 Claims            except as provided below, each Holder of an Allowed
                   Administrative Claim will be paid the full unpaid amount of such Allowed Administrative Claim in Cash on the Effective
                   Date, or upon such other terms as have been or may be agreed upon by such Holder and the Debtors or otherwise pursuant to order of the Bankruptcy Court; provided, however, that
                                                  --------  -------
                   Allowed Administrative Claims representing obligations incurred in the ordinary course of business or otherwise assumed by the Debtors pursuant to the Plan will be assumed on the Effective Date and paid or performed by the Debtors when due in accordance with the terms and conditions of the particular agreements governing such obligations.

                   Each Holder of an Intercompany Administrative Claim listed in
                   Schedule III(B)(7)(k) of the Exhibit Book (i) agrees to waive
                   --------------------
                   its right to receive Cash on the Effective Date and (ii) will be treated as a Holder of an Allowed Class R5 Claim. The Intercompany Administrative Claims discussed below will be treated as described below if the following Subplans are confirmed: (i) Subplan LA (Beloit); (ii) Subplan RAA (HII);
                   (iii) Subplan LF (Beloit Technologies, Inc.) and (iv) Subplan RC (P&H).

                   With respect to Beloit's intercompany Administrative Claim for a refund of liquidation proceeds against HII in the amount of approximately $20,143,000, HII will pay Beloit this Administrative Claim, recalculated as of the Effective Date, in full, provided that after the Confirmation Date, HII shall
                            -------- ----
                   first deduct from such $20,143,000 (or the updated amount of Beloit's Administrative Claim against HII as of the Confirmation Date) any HII Allowed Administrative Claim against Beloit that HII has not waived under the Committee Settlement Agreement and HII shall pay Beloit only the balance thereof, if any, after such deduction.

                   With respect to Beloit Technologies, Inc.'s intercompany Administrative Claim against Beloit in the amount of $45,897,425, Beloit will pay $22,250 to Beloit Technologies, Inc and Beloit will keep the remainder of this amount.
--------------------------------------------------------------------------------

Priority Tax       Each Holder of an Allowed Priority Tax Claim shall receive
Claims/2/          either at the New Debtors' or Plan Administrator's option (as the case may be), (i) on the Effective Date, Cash in an amount equal to the amount of such Allowed Claim or (ii) deferred Cash payments, over a period not exceeding six years after the date of assessment of such Claim, of a value, as of the Confirmation Date, equal to the Allowed amount of such Claim. For purposes of determining value hereunder, the interest rate shall be 6% per annum based on a 360 day year.
                   Such interest will accrue from the Confirmation Date until the date on which the Priority Tax Claim is paid in full. If a New Debtor (with respect to Allowed Priority Tax Claims against a Reorganizing Debtor) or the Plan Administrator
                   (with respect to Allowed Priority Tax Claims against the
                   Liquidating Debtors) does not pay an Allowed Priority Tax
                   Claim on the Effective Date, then the New Debtor or the Plan
                   Administrator, as the case may be, is deemed to elect option
                   (ii) above for any Allowed Priority Tax Claim not paid on the Effective Date.

--------------------------------------------------------------------------------

               2.   Class 1:  Other Priority Claims

     Each Reorganizing Debtor will have a Class R1 for its Other Priority Claims. Each Liquidating Debtor will have a Class L1 for its Other Priority Claims.

     The legal, equitable and contractual rights of the Holders of Class R1 and Class L1 Other Priority Claims are unaltered by the Plan. Unless the Holder of such a Claim and the respective Debtor agree to a different treatment, each Holder of an Allowed Class R1 or L1 Other Priority Claim shall receive one of the following alternative treatments, at the election of the respective Debtor or, in the case of the Liquidating Debtors, at the election of the Plan
Administrator:

     (a) to the extent then due and owing on the Effective Date, such Claim will be paid in full in Cash; or

____________________

/2/ If the year of a franchise tax, real estate tax, personal property tax or income tax includes the Petition Date, then such tax will be included in Priority Tax Claims and treated as the Plan provides. For example, 1999 income taxes will not be bifurcated into Pre and Post-Petition portions; the entire 1999 income tax will be a Priority Tax Claim.

     (b) to the extent not due and owing on the Effective Date, at the respective New Debtor's or Plan Administrator's option such Claim (A) will be paid in full in Cash or (B) will be paid in full in Cash when and as such Claim becomes due and owing in the ordinary course of business.

     Any default with respect to any Other Priority Claim that existed immediately before the Petition Date shall be deemed cured upon the Effective Date.

          3.   Class 2: Secured Claims

     Each Reorganizing Debtor will have a separate Class R2 for each Secured Claim. Each Liquidating Debtor will have a separate Class L2 for each Secured Claim (except the Claims listed in footnote 3 herein). Secured Claims (Filed or Scheduled) that the Debtors have not objected to are listed on Schedule II(B)(3)
                                                               -----------------
of the Exhibit Book. Each Class R2 or L2 Claim is a separate sub-class. The Debtors reserve the right to object to the Filed Secured Claims listed on
Schedule II(B)(3) of the Exhibit Book.
-----------------

     Each Holder of an Allowed Class R2 or L2 Secured Claim shall receive, at the election of the respective New Debtor or Plan Administrator, either (i) return of collateral; (ii) payment of the value of the Allowed Class R2 or L2 Secured Claim, determined in accordance with section 506(a) of the Bankruptcy Code; or (iii) treatment such that the Allowed Class R2 or L2 Secured Claim is unimpaired under section 1124 of the Bankruptcy Code./3/ Any Deficiency Claim will be treated as a Class R3 or L3 Claim.

          4. Unimpairment / Deemed acceptance of all Administrative, Priority and Secured Claims against all Debtors

     All of the Administrative Claims, Priority Tax Claims, Other Priority Claims and Secured Claims against all Debtors as described herein are unimpaired under their respective Subplans, and each Holder of any such Allowed Claim is conclusively deemed to have accepted its respective Subplan.

          5.   Pension and Benefit Plan Claims

               (a)  Qualified Pension Plans and Qualified Savings Plans
                    ---------------------------------------------------

     Each New Debtor shall sponsor its respective Qualified Pension Plan (i.e. Harnischfeger Industries Salaried Employees' Retirement Plan; Harnischfeger Industries Hourly Employees' Retirement Plan; Dobson Park Industries, Inc. and Affiliates Cash Balance Plan and The Horsburgh & Scott Company Employees' Retirement Plan) and Qualified Savings Plan under the same terms and conditions that existed before the Petition Date subject to each New Debtor's right to amend and/or terminate the Qualified Pension Plan or Qualified Savings Plan in accordance with its terms and as provided by applicable law. The New Debtors shall also be bound by paragraph 6 of the Committee Settlement Agreement with regard to the Shared Pension Plans. The Plan in no way discharges, releases, or relieves the Debtors or New Debtors, any member of their controlled group (as defined in 29 U.S.C. (S) 1301(a)(14)) or any other party in any capacity from any liability with respect to the Qualified Pension Plans or Qualified Savings Plans under the terms of such Plans or under any law or regulatory provision relating to the Qualified Pension Plans or Qualified Savings Plan. The Pension Benefit Guaranty Corporation and the Qualified Pension Plans shall not be enjoined or precluded from enforcing such liability as a result of the Plan's provisions or confirmation.


____________________

/3/ The proposed treatment for Secured Claims will not apply to (a) the secured claim listed in proof of claim number 1027, which is a $220,000 secured claim asserted by Yamazen, Inc. ("Yamazen") against Joy, (b) proof of claim number 2327, which is a secured claim asserted by Coakley Bros. Co. ("Coakley") against P&H or (c) proof of claim number 3202, which is a secured claim asserted by Maple Leaf Construction Co., Inc. ("Maple Leaf") against Beloit. The treatment of Yamazen's secured claim, Coakley's secured claim and Maple Leaf's secured claim was settled by prior Court order and will be paid according to such orders. Yamazen's $68,000 unsecured claim will be treated as an Allowed Class R3B Claim.

               (b)  Non-Qualified Benefit Plans
                    ---------------------------

     Claims based on Non-Qualified Benefit Plans against the Reorganizing Debtors are defined and treated as follows (i) to the extent such a Claim is Allowed against HII and is payable on or before April 30, 2001, it will be treated as a Class R3A Claim in the amount listed in Schedule XI(A)(5) of the
                                                     -----------------
Exhibit Book; (ii) to the extent such a Claim is Allowed against any Note Group Debtor and is payable on or before April 30, 2001, it will be treated as a Class R3 Claim against the respective Note Group Debtor in the amount listed in
Schedule XI(A)(5) of the Exhibit Book; (iii) to the extent such a Claim is
-----------------
otherwise payable by HII under applicable law and payable after April 30, 2001, it will be paid pursuant to the terms of the applicable Non-Qualified Benefit Plan; (iv) to the extent such a Claim is otherwise payable by any Note Group Debtor under applicable law and payable after April 30, 2001, it will be paid pursuant to the terms of the applicable Non-Qualified Benefit Plan, and (v) notwithstanding the foregoing, to the extent such Claims relate to amounts held in the HII Deferred Compensation Trust under the terms of the HII Executive Incentive Plan or the HII Supplemental Retirement and Stock Funding Plan for the benefit of the respective Claimants, such Claims are Allowed Class R3A Claims in the respective amounts as of the Petition Date as listed under the heading "Rabbi Trust" on Schedule XI(A)(5) of the Exhibit Book and holders of such
                 -----------------
Claims will receive the treatment of such Claims specified in the Plan, but no additional amounts. After the Effective Date, the Reorganizing Debtors shall be discharged of all obligations under (i) the HII Executive Incentive Plan with respect to all such Claimants and (ii) the HII Supplemental Retirement and Stock Funding Plan with respect to John Teitgen. The names of the claimants who will be paid pursuant to Subsections (iii) and (iv) of this Section are listed on
Schedule XI(A)(5) of the Exhibit Book except to the extent such claimants have
-----------------
already been paid.  Please refer to Section XII(A)(5) herein and Schedule
                                                                 --------
XI(A)(5) of the Exhibit Book to find the list of Claims referred to in
--------
subsections (i) and (ii) of this paragraph.

     Following the Effective Date and subject to the preceding paragraph, each New Debtor that is a party to a Non-Qualified Benefit Plan shall pay benefits (for which it is responsible under the Non-Qualified Benefit Plan) that become payable after the Effective Date, including but not limited to monthly payments, to the claimants listed on Schedule XI(A)(5) of the Exhibit Book pursuant to the
                           -----------------
terms of the applicable Non-Qualified Benefit Plans; provided, however, that the
                                                     --------  -------
New Debtors' obligations hereunder are not joint and several.

               (c)  Other Benefits
                    --------------

     Claims based on severance agreements between Debtors and former employee Claimants of the Debtors, to the extent Allowed, are treated as Class R3 or Class L3 Claims against the applicable Debtor. For purposes of clarification, the Claims of Jeffery T. Grade ("Grade") and Francis M. Corby, Jr. ("Corby"), if Allowed, would be treated as Class R3A Claims. In the event the Claims of Grade and Corby are not settled, then the Harnischfeger Creditors Committee and the Debtors intend to object to such Claims. In any event, Messrs. Grade and Corby will not receive future employee benefits under any Non-Qualified Plan or other program or contract other than the Harnischfeger Industries Salaried Employees Retirement Plan.

     Neither Grade nor Corby have a right or claim and the Reorganizing Debtors are discharged of all obligations under the HII Supplemental Retirement and Stock Funding Plan dated as of December 6, 1998 and the Long-Term Compensation Plan for Key Executives dated as of December 17, 1998. Grade and Corby waived any such rights or claims when they executed their respective Termination and Release Agreement dated as of May 24, 1999.

     The New Debtors will assume any pre-petition agreements regarding tax equalization, travel or reimbursement of relocation expenses with their employees or employees of their subsidiaries (but not those of the Liquidating Debtors or the direct subsidiaries of the Liquidating Debtors) working outside the United States.

     The Liquidating Debtors will assume the prepetition agreements listed on
Schedule IV(I)(1)(c) of the Exhibit Book regarding tax equalization, travel or
--------------------
reimbursement of relocation expenses with their employees or subsidiaries of their employees working outside the United States.

          6.   Other Classes

     The Debtors have identified four additional Classes of Claims. Not all Debtors have each Class of Claim. The four Classes are:

      Class R3 and L3:        Unsecured Claims

      Class R4 and L4:        Convenience Claims

      Class R5:               Reorganizing Debtor Intercompany Claims

      Class R6 and L6:        Equity Interests


                                  SECTION III

              REORGANIZING DEBTORS: CLASSIFICATION AND TREATMENT
                   OF CLASSIFIED CLAIMS AND EQUITY INTERESTS

     The categories of Claims and Equity Interests listed below classify Claims and Equity Interests for all purposes, including voting, confirmation and distribution pursuant to the Plan and pursuant to sections 1122 and 1123(a)(1) of the Bankruptcy Code. A Claim or Equity Interest shall be deemed classified in a particular Class only to the extent that the Claim or Equity Interest qualifies within the description of that Class and shall be deemed classified in a different Class to the extent that any remainder of such Claim or Equity Interest qualifies within the description of such different Class. A Claim or Equity Interest is in a particular Class only to the extent that such Claim or Equity Interest is Allowed in that Class and has not been paid or otherwise settled before the Effective Date.

     The Classes of Claims and Equity Interests that apply to each Reorganizing Debtor and the treatment of each Class of Claims or Equity Interest are listed below:

     A.  HII

------------------------------------------------------------------------------------------------
               SUBPLAN RA: HARNISCHFEGER INDUSTRIES, INC. (CASE NO. 99-2171 (PJW))
------------------------------------------------------------------------------------------------

 Class/Claim    Status/Voting Rights                          Treatment
------------------------------------------------------------------------------------------------
Class R3A/      Impaired/Entitled     Each Holder of an Allowed Class R3A Claim will receive a
Unsecured       to vote               whole number of shares of New HII Common Stock equal to
Claims                                that Holder's Pro Rata Share of the Distributable New HII
                                      Common Stock.
------------------------------------------------------------------------------------------------

Class R4A/      Impaired/Entitled     Each Holder of an Allowed R3A Claim may elect to be
HII             to vote               treated as a Holder of an Allowed Class R4A Claim.  Any
Convenience                           such election must be made in the Ballot, and no Creditor
Class                                 can elect Class R4A Claim treatment after the Voting
                                      Deadline.  A Class R4A Claim shall not exceed $10,000.
                                      Any Allowed Class R3A Claim that exceeds $10,000 but
                                      whose Holder elects to be treated as a Class R4A Claim
                                      shall be automatically reduced in complete satisfaction
                                      of the Claim to a $10,000 Allowed Class R4A Claim.  On
                                      the Effective Date, New HII shall pay 50% of each Allowed
                                      Class R4A Claim in Cash and the remainder of the Class
                                      R4A Claim will not be paid and shall be waived, released
                                      and discharged./4/
------------------------------------------------------------------------------------------------

Class R5A/      Unimpaired/Deemed     Except as the Committee Settlement Agreement provides,
Reorganizing    to accept: Not        Class R5A Claims will be reinstated as of the Effective
Debtor          entitled to vote      Date.  Each Claim shall include interest accrued through
Intercompany                          but not including the Petition Date, but such Claim will
Claims                                not include interest from the Petition Date through the
                                      ---
                                      Effective Date or Post-Petition Interest.  Except as the
                                      Committee Settlement Agreement provides, on the Effective
                                      Date, interest will
------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
               SUBPLAN RA: HARNISCHFEGER INDUSTRIES, INC. (CASE NO. 99-2171 (PJW))
------------------------------------------------------------------------------------------------

 Class/Claim    Status/Voting Rights                          Treatment
------------------------------------------------------------------------------------------------
                                      begin to accrue on Class R5A Claims pursuant to their
                                      prepetition terms.
------------------------------------------------------------------------------------------------
Class R6A/      Impaired/Deemed to    On the Effective Date, all Equity Interests in HII will
Equity          reject: Not           be canceled.  Holders of Class R6A Equity Interests will
Interests       entitled to vote      not receive a distribution under the Plan.
------------------------------------------------------------------------------------------------

___________________________

/4/ For example, if a Holder of a $12,000 Claim against HII elects to be treated as the Holder of a Class R4A Claim, such Claim shall be automatically reduced to $10,000 and such Holder will receive $5,000 in Cash. The remaining $5,000 Class R4A Claim will not be paid and will be discharged. Further, if a Holder of an $8,000 Allowed Class R3A Claim elects to be treated as a Holder of a Class R4A Claim, New HII shall pay $4,000 on account of a $8,000 Class R4A Claim and the remaining Class R4A Claim will not be paid and will be discharged.

     B.  The Note Group Debtors

------------------------------------------------------------------------------------------------
     SUBPLAN RB: JOY TECHNOLOGIES INC. d/b/a JOY MINING MACHINERY (CASE NO. 99-2194 (PJW))
------------------------------------------------------------------------------------------------

 Class/Claim    Status/Voting Rights                          Treatment
------------------------------------------------------------------------------------------------
Class R3B/      Impaired/Entitled     Except for the IRB Claims listed on proof of claim number
Unsecured       to vote               1014 in the aggregate amount of $12,835,135, each Holder
Claims                                of an Allowed Class R3B Claim will be paid in full,
                                      including Post-Petition Interest.  If the amount of the
                                      Allowed Class R3B Claim plus Post-Petition Interest is
                                      less than $1,000 on an Allowance Date, the Holder will
                                      receive Cash equal to the amount of the Allowed Class R3B
                                      Claim plus Post-Petition Interest./5/  If the amount of
                                      the Allowed Class R3B Claim plus Post-Petition Interest is
                                      $1,000 or greater on an Allowance Date, the Holder will
                                      receive (without duplication in subsequent distributions):

                                      (A)  Cash to the extent that the Allowed Class R3B Claim
                                           plus Post-Petition Interest exceeds the Rounded Claim;
                                           and
                                      (B)  HII Senior Note(s) equal in value to the Pro Rata
                                           Rounded Share multiplied by the Distributable HII
                                           Senior Notes Value, with the product thereof reduced
                                           to the nearest $1,000 increment.

                                      If the ARC is more than $167 million, such Holder shall
                                      receive a Pro Rata Residual Share of the Note Group HII
                                      Equity Distribution on the Final Payment Date.

                                      For timing of distributions to Holders of Allowed Class
                                      R3 Claims against the Note Group Debtors, see Section
                                      X(G).

                                      The IRB Claims will receive the IRB Reinstatement
                                      Treatment.
------------------------------------------------------------------------------------------------

Class R4B/NGD   Impaired/Entitled     Any Holder of an Allowed Class R3B Claim which, together
Convenience     to vote               with Post-Petition Interest, is $1,000 or greater may
Class                                 elect to be treated as a Holder of a Class R4B Claim.
                                      Such election must be made on the Ballot  before the
                                      Voting Deadline and cannot be made thereafter.  If such
                                      election is made, the Allowed Class R3B Claim plus
                                      Post-Petition Interest shall be automatically reduced in
                                      complete satisfaction of the Claim to a $999.00 Allowed
                                      Class R4B Claim.  On the Effective Date, the New Debtor
                                      will pay 100% of the Allowed Class R4B Claim in Cash./6/
------------------------------------------------------------------------------------------------

Class R5B/      Unimpaired/Deemed     Except as the Committee Settlement Agreement provides,
Reorganizing    to accept: Not        Class R5B Claims will be reinstated as of the Effective
Debtor          entitled to vote      Date.  Each Claim shall include interest accrued through
Intercompany                          but not including the Petition Date, but such Claim will
Claims                                not include interest from the Petition Date through the
                                      ---
                                      Effective Date or Post-Petition Interest.  On the
                                      Effective Date, interest will begin to accrue on Class
                                      R5B Claims pursuant to the prepetition terms.  Smith
                                      Machine Works, Inc. ("Smith"), however, will waive its
                                      Class R5B Claim of $270,484 against Joy.  Smith's Class
                                      R5B Claim against Joy will be expunged on the Effective
                                      Date.
------------------------------------------------------------------------------------------------

Class R6B/      Unimpaired/Deemed to  The legal, equitable and contractual rights of the
                                      Holders of Class R6B Equity Interests are
------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
   SUBPLAN RB: JOY TECHNOLOGIES INC. d/b/a JOY MINING MACHINERY (CASE NO. 99-2194 (PJW)
------------------------------------------------------------------------------------------------
Class/Claim      Status/voting Rights                     Treatment
Equity           accept: Not               unaltered by the Plan. Holders of Class R6B Equity
Interests        entitled to vote          Interests will retain their Equity Interests.

------------------------------------------------------------------------------------------------

_______________

/5/ For example, assuming an Effective Date of April 1, 2001 (1.8333 interest years) and a Post-Petition Interest rate of 7.5% for an $800.00 Allowed Class R3B Claim, $110.00 of Post -Petition Interest (i.e. $800.00 multiplied by 7.5%
                                               ----
multiplied by 1.8333) would be added to the Claim and the Holder of such Claim would receive $910.00 Cash as of the Initial Payment Date.

/6/ For example, if a Holder of a $2,100.00 Allowed Class R3B Claim elects to be treated as a Holder of a Class R4B Claim, such Claim shall be automatically reduced to $999.00 and such Holder will receive $999.00 in Cash and the remainder of the Claim will not be paid and will be discharged.

------------------------------------------------------------------------------------------------
   SUBPLAN RC:  HARNISCHFEGER CORPORATION d/b/a P&H MINING EQUIPMENT (CASE NO. 99-2186 (PJW))
------------------------------------------------------------------------------------------------

 Class/Claim    Status/Voting Rights                          Treatment
------------------------------------------------------------------------------------------------

Class R3C/       Impaired/Entitled    Each Holder of an Allowed Class R3C Claim will be paid in
Unsecured        to vote              full, including Post-Petition Interest.  If the amount of
Claims                                the Allowed Class R3C Claim plus Post-Petition Interest
                                      is less than $1,000 on an Allowance Date, the Holder will
                                      receive Cash equal to the amount of the Allowed Class R3C
                                      Claim plus Post-Petition Interest./7/  If the amount of
                                      the Allowed Class R3C Claim plus Post-Petition Interest is
                                      $1,000 or greater on an Allowance Date, the Holder will
                                      receive (without duplication in subsequent distributions):

                                      (A)  Cash to the extent that the Allowed Class R3C Claim
                                           plus Post-Petition Interest exceeds the Rounded Claim;
                                           and
                                      (B)  HII Senior Note(s) equal in value to the Pro Rata
                                           Rounded Share multiplied by the Distributable HII
                                           Senior Notes Value, with the product thereof reduced
                                           to the nearest $1,000 increment.

                                      If the ARC is more than $167 million, such Holder shall
                                      receive a Pro Rata Residual Share of the Note Group HII
                                      Equity Distribution on the Final Payment Date.

                                      For timing of distributions to Holders of Allowed Class
                                      R3 Claims against the Note Group Debtors, see Section
                                      X(G).
------------------------------------------------------------------------------------------------

Class R4C/NGD    Impaired/Entitled    Any Holder of an Allowed Class R3C Claim which, together
Convenience      to vote              with Post-Petition Interest, is $1,000 or greater may
Class                                 elect to be treated as a Holder of a Class R4C Claim.
                                      Such election must be made on the Ballot  before the
                                      Voting Deadline and cannot be made thereafter.  If such
                                      election is made, the Allowed Class R3C Claim plus
                                      Post-Petition Interest shall be automatically reduced in
                                      complete satisfaction of the Claim to a $999.00 Allowed
                                      Class R4C Claim.  On the Effective Date, the New Debtor
                                      will pay 100% of the Allowed Class R4C Claim in Cash./8/
------------------------------------------------------------------------------------------------

Class R5C/       Unimpaired/Deemed    Except as the Committee Settlement Agreement provides,
Reorganizing     to accept: Not       Class R5C Claims will be reinstated as of the Effective
Debtor           entitled to vote     Date.  Each Claim shall include interest accrued through
Intercompany                          but not including the Petition Date, but such Claim will
Claims                                not include interest from the Petition Date through the
                                      ---
                                      Effective Date or Post-Petition Interest.  On the
                                      Effective Date, interest will begin to accrue on Class
                                      R5C Claims pursuant to the prepetition terms.
------------------------------------------------------------------------------------------------

Class R6C/       Unimpaired/Deemed    The legal, equitable and contractual rights of the
Equity           to accept: Not       Holders of Class R6C Equity Interests are unaltered by
Interests        entitled to vote     the Plan.  Holders of Class R6C Equity Interests will
                                      retain their Equity.
------------------------------------------------------------------------------------------------

_______________
/7/ For example, assuming an Effective Date of April 1, 2001 (1.8333 interest years) and a Post-Petition Interest rate of 7.5% for an $800.00 Allowed Class R3C Claim, $110.00 of Post -Petition Interest (i.e. $800.00 multiplied by 7.5%
                                               ----
multiplied by 1.8333) would be added to the Claim and the Holder of such Claim would receive $910.00 Cash as of the Initial Payment Date.

/8/ For example, if a Holder of a $2,100 Allowed Class R3C Claim elects to be treated as a Holder of a Class R4C Claim, such Claim shall be automatically reduced to $999.00 and such Holder will receive $999.00 in Cash and the remainder of the Claim will not be paid and will be discharged.

--------------------------------------------------------------------------------
         SUBPLAN RD:  AMERICAN ALLOY COMPANY (CASE NO. 99-2172 (PJW))
--------------------------------------------------------------------------------
   Class/Claim    Status/Voting Rights                Treatment
--------------------------------------------------------------------------------
 Class R3D/      Impaired/Entitled     Each Holder of an Allowed Class R3D Claim
 Unsecured       to vote               will be paid in full, including Post-
 Claims                                Petition Interest. If the amount of the
                                       Allowed Class R3D Claim plus Post-
                                       Petition Interest is less than $1,000 on an Allowance Date, the Holder will receive Cash equal to the amount of the Allowed Class R3D Claim plus Post-
                                       Petition Interest./9/ If the amount of
                                       the Allowed Class R3D Claim plus Post-
                                       Petition Interest is $1,000 or greater on an Allowance Date, the Holder will receive (without duplication in subsequent distributions):

                                       (A)  Cash to the extent that the Allowed
                                            Class R3D Claim plus Post-Petition
                                            Interest exceeds the Rounded Claim;
                                            and
                                       (B)  HII Senior Note(s) equal in value to
                                            the Pro Rata Rounded Share
                                            multiplied by the Distributable HII
                                            Senior Notes Value, with the product
                                            thereof reduced to the nearest
                                            $1,000 increment.

                                       If the ARC is more than $167 million,
                                       such Holder shall receive a Pro Rata
                                       Residual Share of the Note Group HII
                                       Equity Distribution on the Final Payment
                                       Date.

                                       For timing of distributions to Holders of
                                       Allowed Class R3 Claims against the Note
                                       Group Debtors, see Section X(G).
--------------------------------------------------------------------------------

 Class R4D/NGD   Impaired/Entitled     Any Holder of an Allowed Class R3D Claim
 Convenience     to vote               which, together with Post-Petition
 Class                                 Interest, is $1,000 or greater may elect
                                       to be treated as a Holder of a Class R4D
                                       Claim. Such election must be made on the
                                       Ballot before the Voting Deadline and
                                       cannot be made thereafter. If such
                                       election is made, the Allowed Class R3D
                                       Claim plus Post-Petition Interest shall
                                       be automatically reduced in complete
                                       satisfaction of the Claim to a $999.00
                                       Allowed Class R4D Claim. On the Effective
                                       Date, the New Debtor will pay 100% of the
                                       Allowed Class R4D Claim in Cash./10/
--------------------------------------------------------------------------------

 Class R5D/      Unimpaired/Deemed     Except as the Committee Settlement
 Reorganizing    to accept: Not        Agreement provides, Class R5D Claims will
 Debtor          entitled to vote      be reinstated as of the Effective Date.
 Intercompany                          Each Claim shall include interest accrued
 Claims                                through but not including the Petition
                                       Date, but such Claim will not include
                                                                 ---
                                       interest from the Petition Date through
                                       the Effective Date or Post-Petition
                                       Interest. On the Effective Date, interest will begin to accrue on Class R5D Claims pursuant to the prepetition terms.

--------------------------------------------------------------------------------
          SUBPLAN RD: AMERICAN ALLOY COMPANY (CASE NO.99-2172 (PJW))
--------------------------------------------------------------------------------

 Class R6D/        Unimpaired/Deemed to       The legal, equitable and
 Equity Interests  accept: Not entitled to    contractual rights of the Holders
                   vote                       of Class R6D Equity Interest are
                                              unaltered by the Plan. Holders of
                                              Class R6D Equity Interests will
                                              retain their Equity Interests.
--------------------------------------------------------------------------------

______________________

/9/ For example, assuming an Effective Date of April 1, 2001 (1.8333 interest years) and a Post-Petition Interest rate of 7.5% for an $800.00 Allowed Class R3D Claim, $110.00 of Post -Petition Interest (i.e. $800.00 multiplied by 7.5%
                                               ----
multiplied by 1.8333) would be added to the Claim and the Holder of such Claim would receive $910.00 Cash as of the Initial Payment Date.

/10/ For example, if a Holder of a $2,100.00 Allowed Class R3D Claim elects to be treated as a Holder of a Class R4D Claim, such Claim shall be automatically reduced to $999.00 and such Holder will receive $999.00.00 in Cash and the remainder of the Claim will not be paid and will be discharged.

--------------------------------------------------------------------------------
  SUBPLAN RE:  AMERICAN LONGWALL FACE CONVEYORS, INC. (CASE NO. 99-2173(PJW))
--------------------------------------------------------------------------------

  Class/Claim   Status/Voting Rights               Treatment
--------------------------------------------------------------------------------

 Class R3E/    Impaired/Entitled      Each Holder of an Allowed Class R3E Claim
 Unsecured     to vote                will be paid in full, including Post-
 Claims                               Petition Interest. If the amount of the
                                      Allowed Class R3E Claim plus Post-Petition
                                      Interest is less than $1,000 on an
                                      Allowance Date, the Holder will receive
                                      Cash equal to the amount of the Allowed
                                      Class R3E Claim plus Post-Petition
                                      Interest./11/ If the amount of the Allowed
                                      Class R3E Claim plus Post-Petition
                                      Interest is $1,000 or greater on an
                                      Allowance Date, the Holder will receive
                                      (without duplication in subsequent
                                      distributions):

                                      (A)  Cash to the extent that the Allowed
                                           Class R3E Claim plus Post-Petition
                                           Interest exceeds the Rounded Claim;
                                           and
                                      (B)  HII Senior Note(s) equal in value to
                                           the Pro Rata Rounded Share multiplied
                                           by the Distributable HII Senior Notes
                                           Value, with the product thereof
                                           reduced to the nearest $1,000
                                           increment.

                                      If the ARC is more than $167 million, such Holder shall receive a Pro Rata Residual Share of the Note Group HII Equity Distribution on the Final Payment Date.

                                      For timing of distributions to Holders of
                                      Allowed Class R3 Claims against the Note
                                      Group Debtors, see Section X(G).
--------------------------------------------------------------------------------

 Class R4E/NGD Impaired/Entitled      Any Holder of an Allowed Class R3E Claim
 Convenience   to vote                which, together with Post-Petition
 Class                                Interest, is $1,000 or greater may elect
                                      to be treated as a Holder of a Class R4E
                                      Claim. Such election must be made on the
                                      Ballot before the Voting Deadline and
                                      cannot be made thereafter. If such
                                      election is made, the Allowed Class R3E
                                      Claim plus Post-Petition Interest shall be
                                      automatically reduced in complete
                                      satisfaction of the Claim to a $999.00
                                      Allowed Class R4E Claim. On the Effective
                                      Date, the New Debtor will pay 100% of the
                                      Allowed Class R4E Claim in Cash./12/
--------------------------------------------------------------------------------

 Class R5E/    Unimpaired/Deemed      Except as the Committee Settlement
 Reorganizing  to accept: Not         Agreement provides, Class R5E Claims will
 Debtor        entitled to vote       be reinstated as of the Effective Date.
 Intercompany                         Each Claim shall include interest accrued
 Claims                               through but not including the Petition
                                      Date, but such Claim will not include
                                                                ---
                                      interest from the Petition Date through
                                      the Effective Date or Post-Petition
                                      Interest. On the Effective Date, interest
                                      will begin to accrue on Class R5E Claims
                                      pursuant to the prepetition terms.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
  SUBPLAN RF:  AMERICAN LONGWALL FACE CONVEYORS, INC. (CASE NO. 99-2173 (PJW))
--------------------------------------------------------------------------------

 Class R6E/     Unimpaired/Deemed     The legal, equitable and contractual
 Equity         to accept: Not        rights of the Holders of Class R6E Equity
 Interests      entitled to vote      Interests are unaltered by the Plan.
                                      Holders of Class R6E Equity Interests will
                                      retain their Equity Interests.
--------------------------------------------------------------------------------

__________________________

/11/ For example, assuming an Effective Date of April 1, 2001 (1.8333 interest years) and a Post-Petition Interest rate of 7.5% for an $800.00 Allowed Class R3E Claim, $110.00 of Post -Petition Interest (i.e. $800.00 multiplied by 7.5%
                                               ----
multiplied by 1.8333) would be added to the Claim and the Holder of such Claim would receive $910.00 Cash as of the Initial Payment Date.

/12/ For example, if a Holder of a $2,100.00 Allowed Class R3E Claim elects to be treated as a Holder of a Class R4E Claim, such Claim shall be automatically reduced to $999.00.00 and such Holder will receive $999.00.00 in Cash and the remainder of the Claim will not be paid and will be discharged.

--------------------------------------------------------------------------------
         SUBPLAN RF:  AMERICAN LONGWALL, INC. (CASE NO. 99-2174 (PJW))
--------------------------------------------------------------------------------

  Class/Claim    Status/Voting Rights                Treatment
--------------------------------------------------------------------------------

 Class R3F/     Impaired/Entitled      Each Holder of an Allowed Class R3F Claim
 Unsecured      to vote                will be paid in full, including Post-
 Claims                                Petition Interest. If the amount of the
                                       Allowed Class R3F Claim plus Post-
                                       Petition Interest is less than $1,000 on an Allowance Date, the Holder will receive Cash equal to the amount of the Allowed Class R3F Claim plus Post-
                                       Petition Interest./13/ If the amount of
                                       the Allowed Class R3F Claim plus Post-
                                       Petition Interest is $1,000 or greater on an Allowance Date, the Holder will receive (without duplication in subsequent distributions):

                                      (A) Cash to the extent that the Allowed
                                          Class R3F Claim plus Post-Petition
                                          Interest exceeds the Rounded Claim;
                                          and

                                      (B) HII Senior Note(s) equal in value to
                                          the Pro Rata Rounded Share multiplied
                                          by the Distributable HII Senior Notes
                                          Value, with the product thereof
                                          reduced to the nearest $1,000
                                          increment.

                                      If the ARC is more than $167 million, such Holder shall receive a Pro Rata Residual Share of the Note Group HII Equity Distribution on the Final Payment Date.

                                      For timing of distributions to Holders of
                                      Allowed Class R3 Claims against the Note
                                      Group Debtors, see Section X(G).
--------------------------------------------------------------------------------

 Class R4F/NGD  Impaired/Entitled     Any Holder of an Allowed Class R3F Claim
 Convenience    to vote               which, together with Post-Petition
 Class                                Interest, is $1,000 or greater may elect
                                      to be treated as a Holder of a Class R4F
                                      Claim. Such election must be made on the
                                      Ballot before the Voting Deadline and
                                      cannot be made thereafter. If such
                                      election is made, the Allowed Class R3F
                                      Claim plus Post-Petition Interest shall be
                                      automatically reduced in complete
                                      satisfaction of the Claim to a
                                      $999.00Allowed Class R4F Claim. On the
                                      Effective Date, the New Debtor will pay
                                      100% of the Allowed Class R4F Claim in
                                      Cash./14/
--------------------------------------------------------------------------------

 Class R5F/     Unimpaired/Deemed     Except as the Committee Settlement
 Reorganizing   to accept: Not        Agreement provides, Class R5F Claims will
 Debtor         entitled to vote      be reinstated as of the Effective Date.
 Intercompany                         Each Claim shall include interest accrued
 Claims                               through but not including the Petition
                                      Date, but such Claim will not include
                                      interest from the Petition Date through
                                      the Effective Date or Post-Petition
                                      Interest. On the Effective Date, interest
                                      will begin to accrue on Class R5F Claims
                                      pursuant to the prepetition terms.
--------------------------------------------------------------------------------

 Class R6F/     Impaired/Deemed to    As of the Effective Date, Class R6F Equity
                                      Interest will be canceled. As of the
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
         SUBPLAN RF:  AMERICAN LONGWALL, INC. (CASE NO. 99-2174 (PJW))
--------------------------------------------------------------------------------
 Equity        reject: Not            Effective Date, new stock representing
 Interests     entitled to vote       100% of the equity in New American
                                      Longwall, Inc. will be issued to New Joy.
--------------------------------------------------------------------------------

___________________________________

/13/ For example, assuming an Effective Date of April 1, 2001 (1.8333 interest years) and a Post-Petition Interest rate of 7.5% for an $800.00 Allowed Class R3F Claim, $110.00 of Post -Petition Interest (i.e. $800.00 multiplied by 7.5%
                                               ----
multiplied by 1.8333) would be added to the Claim and the Holder of such Claim would receive $910.00 Cash as of the Initial Payment Date.

/14/ For example, if a Holder of a $2,100.00 Allowed Class R3F Claim elects to be treated as a Holder of a Class R4F Claim, such Claim shall be automatically reduced to $999.00.00 and such Holder will receive $999.00.00 in Cash and the remainder of the Claim will not be paid and will be discharged.

----------------------------------------------------------------------------------------------------------
             SUBPLAN RG:  AMERICAN LONGWALL REBUILD, INC. (CASE NO. 99-2175 (PJW))
----------------------------------------------------------------------------------------------------------

  Class/Claim    Status/Voting Rights                                Treatment
----------------------------------------------------------------------------------------------------------
Class R3G/       Impaired/Entitled           Each Holder of an Allowed Class R3G Claim will be paid
Unsecured        to vote                     in full, including Post-Petition Interest.  If the
 Claims                                      amount of the Allowed Class R3G Claim plus Post-Petition
                                             Interest is less than $1,000 on an Allowance Date, the
                                             Holder will receive Cash equal to the amount of the
                                             Allowed Class R3G Claim plus Post-Petition Interest./15/
                                             If the amount of the Allowed Class R3G Claim plus
                                             Post-Petition Interest is $1,000 or greater on an
                                             Allowance Date, the Holder will receive (without
                                             duplication in subsequent distributions):

                                             (A)  Cash to the extent that the Allowed Class R3G Claim
                                                  plus Post-Petition Interest exceeds the Rounded
                                                  Claim; and
                                             (B)  HII Senior Note(s) equal in value to the Pro Rata
                                                  Rounded Share multiplied by the Distributable HII Senior
                                                  Notes Value, with the product thereof reduced to the
                                                  nearest $1,000 increment.

                                             If the ARC is more than $167 million, such Holder shall
                                             receive a Pro Rata Residual Share of the Note Group HII
                                             Equity Distribution on the Final Payment Date.

                                             For timing of distributions to Holders of Allowed Class
                                             R3 Claims against the Note Group Debtors, see Section
                                             X(G).
----------------------------------------------------------------------------------------------------------
 Class R4G/NGD   Impaired/Entitled           Any Holder of an Allowed Class R3G Claim which, together
 Convenience     to vote                     with Post-Petition Interest, is $1,000 or greater may
 Class                                       elect to be treated as a Holder of a Class R4G Claim.
                                             Such election must be made on the Ballot  before the
                                             Voting Deadline and cannot be made thereafter.  If such
                                             election is made, the Allowed Class R3G Claim plus
                                             Post-Petition Interest shall be automatically reduced in
                                             complete satisfaction of the Claim to a $999.00 Allowed
                                             Class R4G Claim.  On the Effective Date, the New Debtor
                                             will pay 100% of the Allowed Class R4G Claim in Cash./16/
----------------------------------------------------------------------------------------------------------

 Class R5G/      Unimpaired/Deemed           Except as the Committee Settlement Agreement provides,
 Reorganizing    to accept: Not              Class R5G Claims will be reinstated as of the Effective
 Debtor          entitled to vote            Date.  Each Claim shall include interest accrued through
 Intercompany                                but not including the Petition Date, but such Claim will
 Claims                                      not include interest from the Petition Date through the
                                             ---
                                             Effective Date or Post-Petition Interest.  On the
                                             Effective Date, interest will begin to accrue on Class
                                             R5G Claims pursuant to the prepetition terms.
----------------------------------------------------------------------------------------------------------

 Class R6G/      Unimpaired/Deemed           The legal, equitable and contractual rights of the
 Equity          to accept: Not              Holders of Class R6G Equity Interests are unaltered by
 Interests       entitled to vote            the Plan.  Holders of Class R6G Equity Interests will
                                             retain their Equity Interests.
----------------------------------------------------------------------------------------------------------

____________________
/15/ For example, assuming an Effective Date of April 1, 2001 (1.8333 interest years) and a Post-Petition Interest rate of 7.5% for an $800.00 Allowed Class R3G Claim, $110.00 of Post -Petition Interest (i.e. $800.00 multiplied by 7.5%
                                               ----
multiplied by 1.8333) would be added to the Claim and the Holder of such Claim would receive $910.00 Cash as of the Initial Payment Date.

/16/ For example, if a Holder of a $2,100.00 Allowed Class R3G Claim elects to be treated as a Holder of a Class R4G Claim, such Claim shall be automatically reduced to $999.00.00 and such Holder will receive $999.00.00 in Cash and the remainder of the Claim will not be paid and will be discharged.

---------------------------------------------------------------------------------------------------------
          SUBPLAN RH:  AMERICAN LONGWALL ROOF SUPPORTS, INC. (CASE NO. 99-2176 (PJW))
---------------------------------------------------------------------------------------------------------

 Class/Claim         Status/Voting Rights                               Treatment
---------------------------------------------------------------------------------------------------------

 Class R3H/           Impaired/Entitled         Each Holder of an Allowed Class R3H Claim will be paid
 Unsecured            to vote                   in full, including Post-Petition Interest.  If the
 Claims                                         amount of the Allowed Class R3H Claim plus Post-Petition
                                                Interest is less than $1,000 on an Allowance Date, the
                                                Holder will receive Cash equal to the amount of the
                                                Allowed Class R3H Claim plus Post-Petition Interest./17/
                                                If the amount of the Allowed Class R3H Claim plus
                                                Post-Petition Interest is $1,000 or greater on an
                                                Allowance Date, the Holder will receive (without
                                                duplication in subsequent distributions):

                                                (A)  Cash to the extent that the Allowed Class R3H Claim
                                                plus Post-Petition Interest exceeds the Rounded Claim;
                                                and
                                                (B)   HII Senior Note(s) equal in value to the Pro Rata
                                                Rounded Share multiplied by the Distributable HII Senior
                                                Notes Value, with the product thereof reduced to the
                                                nearest $1,000 increment.

                                                If the ARC is more than $167 million, such Holder shall
                                                receive a Pro Rata Residual Share of the Note Group HII
                                                Equity Distribution on the Final Payment Date.

                                                For timing of distributions to Holders of Allowed Class
                                                R3 Claims against the Note Group Debtors, see Section
                                                X(G).
---------------------------------------------------------------------------------------------------------

 Class R4H/NGD        Impaired/Entitled         Any Holder of an Allowed Class R3H Claim which, together
 Convenience          to vote                   with Post-Petition Interest, is $1,000 or greater may
 Class                                          elect to be treated as a Holder of a Class R4H Claim.
                                                Such election must be made on the Ballot  before the
                                                Voting Deadline and cannot be made thereafter.  If such
                                                election is made, the Allowed Class R3H Claim plus
                                                Post-Petition Interest shall be automatically reduced in
                                                complete satisfaction of the Claim to a $999.00 Allowed
                                                Class R4H Claim.  On the Effective Date, the New Debtor
                                                will pay 100% of the Allowed Class R4H Claim in Cash./18/
---------------------------------------------------------------------------------------------------------

 Class R5H/           Unimpaired/Deemed         Except as the Committee Settlement Agreement provides,
 Reorganizing         to accept: Not            Class R5H Claims will be reinstated as of the Effective
 Debtor               entitled to vote          Date.  Each Claim shall include interest accrued through
 Intercompany                                   but not including the Petition Date, but such Claim will
 Claims                                         not include interest from the Petition Date through the
                                                Effective Date or Post-Petition Interest.  On the
                                                Effective Date, interest will begin to accrue on Class
                                                R5H Claims pursuant to the prepetition terms.
---------------------------------------------------------------------------------------------------------

 Class R6H/           Unimpaired/Deemed         The legal, equitable and contractual rights of the
 Equity               to accept: Not            Holders of Class R6H Equity Interests are unaltered by
 Interests            entitled to vote          the Plan.  Holders of Class R6H Equity Interests will
                                                retain their Equity Interests.
---------------------------------------------------------------------------------------------------------

____________________

/17/ For example, assuming an Effective Date of April 1, 2001 (1.8333 interest years) and a Post-Petition Interest rate of 7.5% for an $800.00 Allowed Class R3H Claim, $110.00 of Post -Petition Interest (i.e. $800.00 multiplied by 7.5%
                                               ----
multiplied by 1.8333) would be added to the Claim and the Holder of such Claim would receive $910.00 Cash as of the Initial Payment Date.

/18/ For example, if a Holder of a $2,100.00 Allowed Class R3H Claim elects to be treated as a Holder of a Class R4H Claim, such Claim shall be automatically reduced to $999.00 and such Holder will receive $999.00 in Cash and the remainder of the Claim will not be paid and will be discharged.

------------------------------------------------------------------------------------------------
                      SUBPLAN RI:  BENEFIT, INC. (CASE NO. 99-2180 (PJW))
------------------------------------------------------------------------------------------------

 Class/Claim    Status/Voting Rights                          Treatment
------------------------------------------------------------------------------------------------

 Class R3I/      Impaired/Entitled    Each Holder of an Allowed Class R3I Claim will be paid in
 Unsecured       to vote              full, including Post-Petition Interest.  If the amount of
 Claims                               the Allowed Class R3I Claim plus Post-Petition Interest
                                      is less than $1,000 on an Allowance Date, the Holder will
                                      receive Cash equal to the amount of the Allowed Class R3I
                                      Claim plus Post-Petition Interest./19/  If the amount of the
                                      Allowed Class R3I Claim plus Post-Petition Interest is
                                      $1,000 or greater on an Allowance Date, the Holder will
                                      receive (without duplication in subsequent distributions):

                                      (A)  Cash to the extent that the Allowed
                                           Class R3I Claim plus Post-Petition
                                           Interest exceeds the Rounded Claim;
                                           and
                                      (B)  HII Senior Note(s) equal in value to
                                           the Pro Rata Rounded Share multiplied
                                           by the Distributable HII Senior Notes
                                           Value, with the product thereof
                                           reduced to the nearest $1,000
                                           increment.

                                      If the ARC is more than $167 million, such Holder shall
                                      receive a Pro Rata Residual Share of the Note Group HII
                                      Equity Distribution on the Final Payment Date.

                                      For timing of distributions to Holders of Allowed Class
                                      R3 Claims against the Note Group Debtors, see Section
                                      X(G).
------------------------------------------------------------------------------------------------

 Class R4I/NGD   Impaired/Entitled    Any Holder of an Allowed Class R3I Claim which, together
 Convenience     to vote              with Post-Petition Interest, is $1,000 or greater may
 Class                                elect to be treated as a Holder of a Class R4I Claim.
                                      Such election must be made on the Ballot  before the
                                      Voting Deadline and cannot be made thereafter.  If such
                                      election is made, the Allowed Class R3I Claim plus
                                      Post-Petition Interest shall be automatically reduced in
                                      complete satisfaction of the Claim to a $999.00 Allowed
                                      Class R4I Claim.  On the Effective Date, the New Debtor
                                      will pay 100% of the Allowed Class R4I Claim in Cash./20/
------------------------------------------------------------------------------------------------

 Class R5I/      Unimpaired/Deemed    Except as the Committee Settlement Agreement provides,
 Reorganizing    to accept: Not       Class R5I Claims will be reinstated as of the Effective
 Debtor          entitled to vote     Date.  Each Claim shall include interest accrued through
 Intercompany                         but not including the Petition Date, but such Claim will
 Claims                               not include interest from the Petition Date through the
                                      ---
                                      Effective Date or Post-Petition Interest.  On the
                                      Effective Date, interest will begin to accrue on Class
                                      R5I Claims pursuant to the prepetition terms. No
                                      distribution will be made on account of the Voting
                                      Cumulative Partnership Redeemable Preferred Stock in
                                      Benefit.
------------------------------------------------------------------------------------------------
 Class R6I/      Unimpaired/Deemed    The legal, equitable and contractual rights of the
 Equity          to accept: Note      Holders of Class R6I Equity Interests are unaltered by
 Interests       entitled to vote     the Plan.  Holders of Class R6I Equity Interests will
                                      retain their Equity Interests.  Because Blue Ridge
                                      Investments, L.L.C. ("Blue Ridge") (a) failed to File a
                                      proof of interest or proof of claim against Benefit,
                                      Inc., and (b) Filed a proof of claim against HII on
                                      account of its agreement with HII regarding its potential
                                      Equity Interest in Benefit, Inc.  Blue Ridge will not
                                      have an Equity Interest in Benefit, Inc., Blue Ridge
                                      elected its remedy against HII and as of the Effective
                                      Date, and will not receive any distributions under
------------------------------------------------------------------------------------------------
                                      Subplan RI, but Blue Ridge will receive a distribution
                                      under Subplan RA on account of any Allowed Claim against
                                      HII.
------------------------------------------------------------------------------------------------

______________________

/19/ For example, assuming an Effective Date of April 1, 2001 (1.8333 interest years) and a Post-Petition Interest rate of 7.5% for an $800.00 Allowed Class R3I Claim, $110.00 of Post -Petition Interest (i.e. $800.00 multiplied by 7.5%
                                               ----
multiplied by 1.8333) would be added to the Claim and the Holder of such Claim would receive $910.00 Cash as of the Initial Payment Date.

/20/ For example, if a Holder of a $2,100.00 Allowed Class R3I Claim elects to be treated as a Holder of a Class R4I Claim, such Claim shall be automatically reduced to $999.00 and such Holder will receive $999.00 in Cash and the remainder of the Claim will not be paid and will be discharged.

------------------------------------------------------------------------------------------------
              SUBPLAN RJ:  DOBSON PARK INDUSTRIES, INC. (CASE NO. 99-2183 (PJW))
------------------------------------------------------------------------------------------------

 Class/Claim    Status/Voting Rights                          Treatment
------------------------------------------------------------------------------------------------
 Class R3J/     Impaired/Entitled     Each Holder of an Allowed Class R3J Claim will be paid
 Unsecured      to vote               in full, including Post-Petition Interest.  If the
 Claims                               amount of the Allowed Class R3J Claim plus Post-Petition
                                      Interest is less than $1,000 on an Allowance Date, the
                                      Holder will receive Cash equal to the amount of the
                                      Allowed Class R3J Claim plus Post-Petition Interest./21/
                                      If the amount of the Allowed Class R3J Claim plus
                                      Post-Petition Interest is $1,000 or greater on an
                                      Allowance Date, the Holder will receive (without
                                      duplication in subsequent distributions):

                                      (A)  Cash to the extent that the Allowed Class R3J Claim
                                           plus Post-Petition Interest exceeds the Rounded
                                           Claim; and
                                      (B)  HII Senior Note(s) equal in value to the Pro Rata
                                           Rounded Share multiplied by the Distributable HII
                                           Senior Notes Value, with the product thereof reduced
                                           to the nearest $1,000 increment.

                                      If the ARC is more than $167 million, such Holder shall
                                      receive a Pro Rata Residual Share of the Note Group HII
                                      Equity Distribution on the Final Payment Date.

                                      For timing of distributions to Holders of Allowed Class
                                      R3 Claims against the Note Group Debtors, see Section
                                      X(G).
------------------------------------------------------------------------------------------------
 Class R4J/NGD  Impaired/Entitled     Any Holder of an Allowed Class R3J Claim which, together
 Convenience    to vote               with Post-Petition Interest, is $1,000 or greater may
 Class                                elect to be treated as a Holder of a Class R4J Claim.
                                      Such election must be made on the Ballot  before the
                                      Voting Deadline and cannot be made thereafter.  If such
                                      election is made, the Allowed Class R3J Claim plus
                                      Post-Petition Interest shall be automatically reduced in
                                      complete satisfaction of the Claim to a $999.00 Allowed
                                      Class R4J Claim.  On the Effective Date, the New Debtor
                                      will pay 100% of the Allowed Class R4J Claim in Cash./22/
------------------------------------------------------------------------------------------------
 Class R5J/     Unimpaired/Deemed     Except as the Committee Settlement Agreement provides,
 Reorganizing   to accept: Not        Class R5J Claims will be reinstated as of the Effective
 Debtor         entitled to vote      Date.  Each Claim  shall include interest accrued
 Intercompany                         through but not including the Petition Date, but such
 Claims                               Claim will not include interest from the Petition Date
                                                 ---
                                      through the Effective Date or Post-Petition Interest.
                                      On the Effective Date, interest will begin to accrue on
                                      Class
------------------------------------------------------------------------------------------------
 Class R6J/     Unimpaired/Deemed     The legal, equitable and contractual rights of the
 Equity         to accept: Not        Holders of Class R6J Equity Interests are unaltered by
 Interests      entitled to vote      the Plan.  Holders of Class R6J Equity Interests will
                                      retain their Equity Interests.
------------------------------------------------------------------------------------------------

___________________

/21/ For example, assuming an Effective Date of April 1, 2001 (1.8333 interest years) and a Post-Petition Interest rate of 7.5% for an $800.00 Allowed Class R3J Claim, $110.00 of Post -Petition Interest (i.e. $800.00 multiplied by 7.5%
                                               ----
multiplied by 1.8333) would be added to the Claim and the Holder of such Claim would receive $910.00 Cash as of the Initial Payment Date.

/22/

For example, if a Holder of a $2,100.00 Allowed Class R3J Claim elects to be treated as a Holder of a Class R4J Claim, such Claim shall be automatically reduced to $999.00 and such Holder will receive $999.00 in Cash and the remainder of the Claim will not be paid and will be discharged.

------------------------------------------------------------------------------------------------
                SUBPLAN RK:  FIELD REPAIR SERVICES, LLC (CASE NO. 99-2184 (PJW))
------------------------------------------------------------------------------------------------
 Class/Claim    Status/Voting Rights                          Treatment
------------------------------------------------------------------------------------------------
 Class R3K/      Impaired/Entitled    Each Holder of an Allowed Class R3K Claim will be paid in
 Unsecured       to vote              full, including Post-Petition Interest.  If the amount of
 Claims                               the Allowed Class R3K Claim plus Post-Petition Interest
                                      is less than $1,000 on an Allowance Date, the Holder will
                                      receive Cash equal to the amount of the Allowed Class R3K
                                      Claim plus Post-Petition Interest./23/  If the amount of the
                                      Allowed Class R3K Claim plus Post-Petition Interest is
                                      $1,000 or greater on an Allowance Date, the Holder will
                                      receive (without duplication in subsequent distributions):

                                      (A)  Cash to the extent that the Allowed Class R3K Claim
                                           plus Post-Petition Interest exceeds the Rounded Claim;
                                           and
                                      (B)  HII Senior Note(s) equal in value to the Pro Rata
                                           Rounded Share multiplied by the Distributable HII
                                           Senior Notes Value, with the product thereof reduced
                                           to the nearest $1,000 increment.

                                      If the ARC is more than $167 million, such Holder shall
                                      receive a Pro Rata Residual Share of the Note Group HII
                                      Equity Distribution on the Final Payment Date.

                                      For timing of distributions to Holders of Allowed Class
                                      R3 Claims against the Note Group Debtors, see Section
                                      X(G).
------------------------------------------------------------------------------------------------
 Class R4K/NGD   Impaired/Entitled    Any Holder of an Allowed Class R3K Claim which, together
 Convenience     to vote              with Post-Petition Interest, is $1,000 or greater may
 Class                                elect to be treated as a Holder of a Class R4K Claim.
                                      Such election must be made on the Ballot  before the
                                      Voting Deadline and cannot be made thereafter.  If such
                                      election is made, the Allowed Class R3K Claim plus
                                      Post-Petition Interest shall be automatically reduced in
                                      complete satisfaction of the Claim to a $999.00 Allowed
                                      Class R4K Claim.  On the Effective Date, the New Debtor
                                      will pay 100% of the Allowed Class R4K Claim in Cash./24/
------------------------------------------------------------------------------------------------
 Class R5K/      Impaired/Deemed to   Except as the Committee Settlement Agreement provides,
 Reorganizing    reject: Not          there will be no distribution to Holders of Class R5K
 Debtor          entitled to vote     Claims and such Claims shall be extinguished on the
 Intercompany                         Effective Date.
 Claims
------------------------------------------------------------------------------------------------
 Class R6K/      Unimpaired/Deemed    The legal, equitable and contractual rights of the
 Equity          to accept: Not       Holders of Class R6K Equity Interests are unaltered by
 Interests       entitled to vote     the Plan.  Holders of Class R6K Equity Interests will
                                      retain their Equity Interests.
------------------------------------------------------------------------------------------------

_____________________

/23/ For example, assuming an Effective Date of April 1, 2001 (1.8333 interest years) and a Post-Petition Interest rate of 7.5% for an $800.00 Allowed Class R3K Claim, $110.00 of Post -Petition Interest (i.e. $800.00 multiplied by 7.5%
                                               ----
multiplied by 1.8333) would be added to the Claim and the Holder of such Claim would receive $910.00 Cash as of the Initial Payment Date.

/24/ For example, if a Holder of a $2,100.00 Allowed Class R3K Claim elects to be treated as a Holder of a Class R4K Claim, such Claim shall be automatically reduced to $999.00 and such Holder will receive $999.00 in Cash and the remainder of the Claim will not be paid and will be discharged.

     --------------------------------------------------------------------------------------------------------------
                        SUBPLAN RL:  HARNISCHFEGER CREDIT CORPORATION (CASE NO. 99-2522 (PJW))
     --------------------------------------------------------------------------------------------------------------
           Class/Claim          Status/Voting                                 Treatment
                                   Rights
     --------------------------------------------------------------------------------------------------------------
      Class R3L/          Impaired/Entitled        Each holder of an Allowed Class R3L Claim will be paid in full,
      Unsecured           to vote                  including Post-Petition Interest.  If the amount of the Allowed
      Claims                                       Class R3L Claim plus Post-Petition Interest is less than $1,000 on an Allowance Date, the Holder will receive Cash equal to the amount of the Allowed Class R3L Claim plus Post-Petition
                                                   Interest./25/ If the amount of the Allowed Class R3L Claim plus
                                                   Post-Petition Interest is $1,000 or greater on an Allowance
                                                   Date, the Holder will receive (without duplication in
                                                   subsequent distributions):

                                                   (A)  Cash to the extent that the Allowed Class R3L Claim plus
                                                        Post-Petition Interest exceeds the Rounded Claim; and
                                                   (B)  HII Senior Note(s) equal in value to the Pro Rata Rounded
                                                        Share multiplied by the Distributable HII Senior Notes
                                                        Value,   with the product thereof reduced to the nearest
                                                        $1,000 increment.

                                                   If the ARC is more than $167 million, such Holder shall receive a Pro Rata Residual Share of the Note Group HII Equity
                                                   Distribution on the Final Payment Date.

                                                   For timing of distributions to Holders of Allowed Class R3
                                                   Claims against the Note Group Debtors, see Section X(G).
     ---------------------------------------------------------------------------------------------------------------

      Class R4L/NGD           Impaired/Entitled    Any Holder of an Allowed Class R3L Claim which, together with
      Convenience             to vote              Post-Petition Interest, is $1,000 or greater may elect to be
      Class                                        treated as a Holder of a Class R4L Claim.  Such election must be made on the Ballot  before the Voting Deadline and cannot be made thereafter.  If such election is made, the Allowed Class
                                                   R3L Claim plus Post-Petition Interest shall be automatically reduced in complete satisfaction of the Claim to a $999.00
                                                   Allowed Class R4L Claim.  On the Effective Date, the New Debtor
                                                   will pay 100% of the
     --------------------------------------------------------------------------------------------------------------

      Class R6L/              Unimpaired/Deemed    The legal, equitable and contractual rights of the Holders of
      Equity Interests        to accept: Not       Class R6L Claims are unaltered by the Plan.  Holders of Class
                              entitled to vote     R6L Equity Interests will retain their Equity Interests.
     --------------------------------------------------------------------------------------------------------------

__________________

/25/ For example, assuming an Effective Date of April 1, 2001 (1.8333 interest years) and a Post-Petition Interest rate of 7.5% for an $800.00 Allowed Class R3L Claim, $110.00 of Post -Petition Interest (i.e. $800.00 multiplied by 7.5%
                                               ----
multiplied by 1.8333) would be added to the Claim and the Holder of such Claim would receive $910.00 Cash as of the Initial Payment Date

/26/ For example, if a Holder of a $2,100.00 Allowed Class R3M Claim elects to be treated as a Holder of a Class R4L Claim, such Claim shall be automatically reduced to $999.00 and such Holder will receive $999.00 in Cash and the remainder of the Claim will not be paid and will be discharged.

-------------------------------------------------------------------------------------------------------------------------
              SUBPLAN RM:  HARNISCHFEGER TECHNOLOGIES, INC. (CASE NO. 99-2187 (PJW))
-------------------------------------------------------------------------------------------------------------------------

 Class/Claim       Status/Voting Rights                          Treatment
-------------------------------------------------------------------------------------------------------------------------
Class R3M/        Impaired/Entitled to         Each Holder of an Allowed Class R3M Claim will be paid in
Unsecured         vote                         full, including Post-Petition Interest.  If the amount of
Claims                                         the Allowed Class R3M Claim plus Post-Petition Interest is less than $1,000 on an Allowance Date, the Holder will
                                               receive Cash equal to the amount of the Allowed Class R3M
                                               Claim plus Post-Petition Interest./27/ If the amount of the
                                               Allowed Class R3M Claim plus Post-Petition Interest is
                                               $1,000 or greater on an Allowance Date, the Holder will
                                               receive (without duplication in subsequent distributions):

                                               (A)  Cash to the extent that the Allowed Class R3M Claim
                                                    plus Post-Petition Interest exceeds the Rounded Claim; and
                                               (B)  HII Senior Note(s) equal in value to the Pro Rata
                                                    Rounded Share multiplied by the Distributable HII Senior
                                                    Notes Value, with the product thereof reduced to the nearest
                                                    $1,000 increment.

                                               If the ARC is more than $167 million, such Holder shall
                                               receive a Pro Rata Residual Share of the Note Group HII
                                               Equity Distribution on the Final Payment Date.

                                               For timing of distributions to Holders of Allowed Class R3
                                               Claims against the Note Group Debtors, see Section X(G).
-------------------------------------------------------------------------------------------------------------------------

Class             Impaired/Entitled to         Any Holder of an Allowed Class R3M Claim which, together
R4M/NGD           vote                         with Post-Petition Interest, is $1,000 or greater may elect
Convenience                                    to be treated as a Holder of a Class R4M Claim.  Such
Class                                          election must be made on the Ballot  before the Voting
                                               Deadline and cannot be made thereafter.  If such election is made, the Allowed Class R3M Claim plus Post-Petition
                                               Interest shall be automatically reduced in complete
                                               satisfaction of the Claim to a $999.00 Allowed Class R4M
                                               Claim.  On the Effective Date, the New Debtor will pay 100%
                                               of the Allowed Class R4M Claim in Cash./28/
-------------------------------------------------------------------------------------------------------------------------

Class R6M/        Unimpaired/Deemed to         The legal, equitable and contractual rights of the Holders
Equity Interests  accept: Not entitled to      of Class R6M Equity Interests are unaltered by the Plan.
                  vote                         Holders of Class R6M Equity Interests will retain their
                                               Equity Interests.
-------------------------------------------------------------------------------------------------------------------------

____________________________________
   /27/ For example, assuming an Effective Date of April 1, 2001 (1.8333 interest years) and a Post-Petition Interest rate of 7.5% for an $800.00 Allowed Class R3M Claim, $110.00 of Post -Petition Interest (i.e. $800.00 multiplied by
                                                     ---
7.5% multiplied by 1.8333) would be added to the Claim and the Holder of such Claim would receive $910.00 Cash as of the Initial Payment Date

   /28/ For example, if a Holder of a $2,100.00 Allowed Class R3M Claim elects to be treated as a Holder of a Class R4M Claim, such Claim shall be automatically reduced to $999.00 and such Holder will receive $999.00 in Cash and the remainder of the Claim will not be paid and will be discharged.

------------------------------------------------------------------------------------------------------------
          SUBPLAN RN:  HARNISCHFEGER WORLD SERVICES CORPORATION (CASE NO. 99-2188 (PJW))
------------------------------------------------------------------------------------------------------------

 Class/Claim       Status/Voting Rights                            Treatment
------------------------------------------------------------------------------------------------------------
Class R3N/        Impaired/Entitled to         Each Holder of an Allowed Class R3N Claim will be paid in
Unsecured         vote                         full, including Post-Petition Interest.  If the amount of
Claims                                         the Allowed Class R3N Claim plus Post-Petition Interest is less than $1,000 on an Allowance Date, the Holder will
                                               receive Cash equal to the amount of the Allowed Class R3N
                                               Claim plus Post-Petition Interest./29/  If the amount of the
                                               Allowed Class R3N Claim plus Post-Petition Interest is
                                               $1,000 or greater on an Allowance Date, the Holder will
                                               receive (without duplication in subsequent distributions):

                                               (A)  Cash to the extent that the Allowed Class R3N Claim
                                                    plus Post-Petition Interest exceeds the Rounded Claim; and
                                               (B)  HII Senior Note(s) equal in value to the Pro Rata
                                                    Rounded Share multiplied by the Distributable HII Senior
                                                    Notes Value, with the product thereof reduced to the nearest
                                                    $1,000 increment.

                                               If the ARC is more than $167 million, such Holder shall
                                               receive a Pro Rata Residual Share of the Note Group HII
                                               Equity Distribution on the Final Payment Date.

                                               For timing of distributions to Holders of Allowed Class R3
                                               Claims against the Note Group Debtors, see Section X(G).
------------------------------------------------------------------------------------------------------------

Class             Impaired/Entitled to         Any Holder of an Allowed Class R3N Claim which, together
R4N/NGD           vote                         with Post-Petition Interest, is $1,000 or greater may elect
Convenience                                    to be treated as a Holder of a Class R4N Claim.  Such
Class                                          election must be made on the Ballot  before the Voting
                                               Deadline and cannot be made thereafter.  If such election is made, the Allowed Class R3N Claim plus Post-Petition
                                               Interest shall be automatically reduced in complete
                                               satisfaction of the Claim to a $999.00 Allowed Class R4N
                                               Claim.  On the Effective Date, the New Debtor will pay 100%
                                               of the Allowed Class R4N Claim in Cash./30/
------------------------------------------------------------------------------------------------------------

Class R5N/        Unimpaired/Deemed to         Except as the Committee Settlement Agreement provides, Class
Reorganizing      accept: Not entitled to      R5N Claims will be reinstated as of the Effective Date.
Debtor            vote                         Each Claim shall include interest accrued through but not
Intercompany                                   including the Petition Date, but such Claim will not include
Claims                                                                                          ---
                                               interest from the Petition Date through the Effective Date or Post-Petition Interest.  On the Effective Date, interest will begin to accrue on Class R5N Claims pursuant to the
                                               prepetition terms.
------------------------------------------------------------------------------------------------------------
Class R6N/        Unimpaired/Deemed to         The legal, equitable and contractual rights of the Holders of Class R6N Equity
------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------------------
          SUBPLAN RN:  HARNISCHFEGER WORLD SERVICES CORPORATION (CASE NO. 99-2188 (PJW))
-------------------------------------------------------------------------------------------------------------------------------
Equity Interests        accept: Not entitled to       Interests are unaltered by the Plan. Holders of Class R6N Equity
                        vote                          Interests will retain their Equity Interests.
--------------------------------------------------------------------------------------------------------------------------------


___________________________________
   /29/ For example, assuming an Effective Date of April 1, 2001 (1.8333 interest years) and a Post-Petition Interest rate of 7.5% for an $800.00 Allowed Class R3N Claim, $110.00 of Post -Petition Interest (i.e. $800.00
                                                              ----
multiplied by 7.5% multiplied by 1.8333) would be added to the Claim and the Holder of such Claim would receive $910.00 Cash as of the Initial Payment Date.


   /30/ For example, if a Holder of a $2,100.00 Allowed Class R3N Claim elects to be treated as a Holder of a Class R4N Claim, such Claim shall be automatically reduced to $999.00 and such Holder will receive $999.00 in Cash and the remainder of the Claim will not be paid and will be discharged.

---------------------------------------------------------------------------------------------------
                          SUBPLAN RO: HCHC, INC. (CASE NO. 99-2189 (PJW))
---------------------------------------------------------------------------------------------------

  Class/Claim     Status/Voting Rights                           Treatment
---------------------------------------------------------------------------------------------------
Class R3O/        Impaired/Entitled     Each Holder of an Allowed Class R3O Claim will be paid in
Unsecured         to vote               full, including Post-Petition Interest.  If the amount of
Claims                                  the Allowed Class R3O Claim plus Post-Petition Interest is less than $1,000 on an Allowance Date, the Holder will
                                        receive Cash equal to the amount of the Allowed Class R3O
                                        Claim plus Post-Petition Interest./31/  If the amount of the
                                        Allowed Class R3O Claim plus Post-Petition Interest is
                                        $1,000 or greater on an Allowance Date, the Holder will
                                        receive (without duplication in subsequent distributions):

                                        (A)  Cash to the extent that the Allowed Class R3O Claim
                                             plus Post-Petition Interest exceeds the Rounded Claim; and
                                        (B)  HII Senior Note(s) equal in value to the Pro Rata
                                             Rounded Share multiplied by the Distributable HII Senior
                                             Notes Value, with the product thereof reduced to the
                                             nearest $1,000 increment.

                                        If the ARC is more than $167 million, such Holder shall
                                        receive a Pro Rata Residual Share of the Note Group HII
                                        Equity Distribution on the Final Payment Date.

                                        For timing of distributions to Holders of Allowed Class R3
                                        Claims against the Note Group Debtors, see Section X(G).
---------------------------------------------------------------------------------------------------

Class             Impaired/Entitled     Any Holder of an Allowed Class R3O Claim which, together
R4O/NGD           to vote               with Post-Petition Interest, is $1,000 or greater may
Convenience                             elect to be treated as a Holder of a Class R4O Claim.
Class                                   Such election must be made on the Ballot  before the
                                        Voting Deadline and cannot be made thereafter.  If such
                                        election is made, the Allowed Class R3O Claim plus
                                        Post-Petition Interest shall be automatically reduced in
                                        complete satisfaction of the Claim to a $999.00 Allowed
                                        Class R4O Claim.  On the Effective Date, the New Debtor
                                        will pay 100% of the Allowed Class R4O Claim in Cash./32/
---------------------------------------------------------------------------------------------------

Class R5O/        Unimpaired/Deemed     Except as the Committee Settlement Agreement provides,
Reorganizing      to accept: Not        Class R5O Claims will be reinstated as of the Effective
Debtor            entitled to vote      Date.  Each Claim shall include interest accrued through
Intercompany                            but not including the Petition Date, but such Claim will
Claims                                  not include interest from the Petition Date through the
                                        ---
                                        Effective Date or Post-Petition Interest.  On the
                                        Effective Date, interest will begin to accrue on Class R5O
---------------------------------------------------------------------------------------------------

____________________________________
       /31/ For example, assuming an Effective Date of April 1, 2001 (1.8333 interest years) and a Post-Petition Interest rate of 7.5% for an $800.00 Allowed Class R3O Claim, $110.00 of Post-Petition Interest (i.e. $800.00 multiplied by 7.5% multiplied by 1.8333) would be added to the Claim and the Holder of such Claim would receive $910.00 Cash as of the Initial Payment Date.

       /32/ For example, if a Holder of a $2,100.00 Allowed Class R3O Claim elects to be treated as a Holder of a Class R4O Claim, such Claim shall be automatically reduced to $999.00 and such Holder will receive $999.00 in Cash and the remainder of the Claim will not be paid and will be discharged.

-----------------------------------------------------------------------------------------------------------------
                                  SUBPLAN RO:  HCHC, INC. (CASE NO. 99-2189 (PJW))
-----------------------------------------------------------------------------------------------------------------
                                                Claims pursuant to the prepetition terms.
-----------------------------------------------------------------------------------------------------------------
Class R6O/          Unimpaired/Deemed to        The legal, equitable and contractual rights of the Holders
Equity Interests    accept: Not entitled to     of Class R6O Equity Interests are unaltered by the Plan.
                    vote                        Holders of Class R6O Equity Interests will retain their
                                                Equity Interests.
-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------
                   SUBPLAN RP:  HCHC UK HOLDINGS, INC. (CASE NO. 99-2190 (PJW))
-----------------------------------------------------------------------------------------------------------------

 Class/Claim    Status/Voting Rights                            Treatment
-----------------------------------------------------------------------------------------------------------------
Class R3P/       Impaired/Entitled    Each Holder of an Allowed Class R3P Claim will be paid in
Unsecured        to vote              full, including Post-Petition Interest.  If the amount of
Claims                                the Allowed Class R3P Claim plus Post-Petition Interest is less than $1,000 on an Allowance Date, the Holder will
                                      receive Cash equal to the amount of the Allowed Class R3P
                                      Claim plus Post-Petition Interest./33/  If the amount of the
                                      Allowed Class R3P Claim plus Post-Petition Interest is
                                      $1,000 or greater on an Allowance Date, the Holder will
                                      receive (without duplication in subsequent distributions):

                                      (A)  Cash to the extent that the Allowed Class R3P Claim
                                           plus Post-Petition Interest exceeds the Rounded Claim; and
                                      (B)  HII Senior Note(s) equal in value to the Pro Rata
                                           Rounded Share multiplied by the Distributable HII Senior
                                           Notes Value, with the product thereof reduced to the nearest
                                           $1,000 increment.

                                      If the ARC is more than $167 million, such Holder shall
                                      receive a Pro Rata Residual Share of the Note Group HII
                                      Equity Distribution on the Final Payment Date.

                                      For timing of distributions to Holders of Allowed Class R3
                                      Claims against the Note Group Debtors, see Section X(G).

-----------------------------------------------------------------------------------------------------------------
Class R4P/NGD    Impaired/Entitled    Any Holder of an Allowed Class R3P Claim which, together
Convenience      to vote              with Post-Petition Interest, is $1,000 or greater may elect
Class                                 to be treated as a Holder of a Class R4P Claim.  Such
                                      election must be made on the Ballot  before the Voting
                                      Deadline and cannot be made thereafter.  If such election is made, the Allowed Class R3P Claim plus Post-Petition
                                      Interest shall be automatically reduced in complete
                                      satisfaction of the Claim to a $999.00 Allowed Class R4P
                                      Claim.  On the Effective Date, the New Debtor will pay 100%
                                      of the Allowed Class R4P Claim in Cash./34/
-----------------------------------------------------------------------------------------------------------------

Class R5P/       Unimpaired/Deemed    Except as the Committee Settlement Agreement provides, Class
Reorganizing     to accept: Not       R5P Claims will be reinstated as of the Effective Date.
Debtor           entitled to vote     Each Claim shall include interest accrued through but not
Intercompany                          including the Petition Date, but such Claim will not include
Claims                                                                                 ---
                                      interest from the Petition Date through the Effective Date or Post-Petition Interest.  On the Effective Date, interest will begin to accrue on Class R5P Claims pursuant to the
                                      prepetition terms.
-----------------------------------------------------------------------------------------------------------------
                      SUBPLAN RP:  HCHC, UK HOLDINGS, INC. (CASE NO. 99-2190 (PJW))
---------------------------------------------------------------------------------------------------
Class R6P/       Unimpaired/deemed    The legal, equitable and contractual rights of the Holders
Equity           to accept: Not       of Class R6P Equity Interests are unaltered by the Plan.
Interests        entitled to vote     Holders of Class R6P Equity Interests will retain their
                                      Equity Interests.

---------------------------------------------------------------------------------------------------

__________________________________
   /33/ For example, assuming an Effective Date of April 1, 2001 (1.8333 interest years) and a Post-Petition Interest rate of 7.5% for an $800.00 Allowed Class R3P Claim, $110.00 of Post -Petition Interest (i.e. $800.00
                                                               ----
  multiplied by 7.5% multiplied by 1.8333) would be added to the Claim and the Holder of such Claim would receive $910.00 Cash as of the Initial Payment Date.

  /34/   For example, if a Holder of a $2,100.00 Allowed Class R3P Claim elects to be treated as a Holder of a Class R4P Claim, such Claim shall be automatically reduced to $999.00 and such Holder will receive $999.00 in Cash and the remainder of the Claim will not be paid and will be discharged.

---------------------------------------------------------------------------------------------------
                         SUBPLAN RQ:  HIHC, INC. (CASE NO. 99-2191 (PJW))
---------------------------------------------------------------------------------------------------

 Class/Claim    Status/Voting Rights                            Treatment
---------------------------------------------------------------------------------------------------
Class R3Q/       Impaired/Entitled    Each Holder of an Allowed Class R3Q Claim will be paid in
Unsecured        to vote              full, including Post-Petition Interest.  If the amount of
Claims                                the Allowed Class R3Q Claim plus Post-Petition Interest is less than $1,000 on an Allowance Date, the Holder will
                                      receive Cash equal to the amount of the Allowed Class R3Q
                                      Claim plus Post-Petition Interest./35/  If the amount of the
                                      Allowed Class R3Q Claim plus Post-Petition Interest is
                                      $1,000 or greater on an Allowance Date, the Holder will
                                      receive (without duplication in subsequent distributions):

                                      (A)  Cash to the extent that the Allowed Class R3Q Claim
                                           plus Post-Petition Interest exceeds the Rounded Claim; and
                                      (B)  HII Senior Note(s) equal in value to the Pro Rata
                                           Rounded Share multiplied by the Distributable HII Senior
                                           Notes Value, with the product thereof reduced to the nearest
                                           $1,000 increment.

                                      If the ARC is more than $167 million, such Holder shall
                                      receive a Pro Rata Residual Share of the Note Group HII
                                      Equity Distribution on the Final Payment Date.

                                      For timing of distributions to Holders of Allowed Class R3
                                      Claims against the Note Group Debtors, see Section X(G).
---------------------------------------------------------------------------------------------------

Class            Impaired/Entitled    Any Holder of an Allowed Class R3Q Claim which, together
R4Q/NGD          to vote              with Post-Petition Interest, is $1,000 or greater may elect
Convenience                           to be treated as a Holder of a Class R4Q Claim.  Such
Class                                 election must be made on the Ballot  before the Voting
                                      Deadline and cannot be made thereafter.  If such election is made, the Allowed Class R3Q Claim plus Post-Petition
                                      Interest shall be automatically reduced in complete
                                      satisfaction of the Claim to a $999.00 Allowed Class R4Q
                                      Claim.  On the Effective Date, the New Debtor will pay 100%
                                      of the Allowed Class R4Q Claim in Cash./36/
---------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------
                            SUBPLAN RQ:  HIHC, INC. (CASE NO. 99-2191 (PJW))
-----------------------------------------------------------------------------------------------------
Class R5Q/       Unimpaired/Deemed    Except as the Committee Settlement Agreement provides, Class
Reorganizing     to accept: Not       R5Q Claims will be reinstated as of the Effective Date.
Debtor           entitled to vote     Each Claim shall include interest accrued through but not
Intercompany                          including the Petition Date, but such Claim will not include
Claims                                                                                 ---
                                      interest from the Petition Date through the Effective Date or Post-Petition Interest.  On the Effective Date, interest will begin to accrue on Class R5Q Claims pursuant to the
                                      prepetition terms.
---------------------------------------------------------------------------------------------------

Class R6Q/       Unimpaired/Deemed    The legal, equitable and contractual rights of the Holders
Equity           to accept: Not       of Class R6Q Equity Interests are unaltered by the Plan.
Interests        entitled to vote     Holders of Class R6Q Equity Interests will retain their
                                      Equity Interests.
 ---------------------------------------------------------------------------------------------------

__________________________
    /35/ For example, assuming an Effective Date of April 1, 2001 (1.8333 interest years) and a Post-Petition Interest rate of 7.5% for an $800.00 Allowed Class R3Q Claim, $110.00 of Post -Petition Interest (i.e. $800.00
                                                               ----
  multiplied by 7.5% multiplied by 1.8333) would be added to the Claim and the Holder of such Claim would receive $910.00 Cash as of the Initial Payment Date

    /36/ For example, if a Holder of a $2,100.00 Allowed Class R3Q Claim elects to be treated as a Holder of a Class R4Q Claim, such Claim shall be automatically reduced to $999.00 and such Holder will receive $999.00 in Cash and the remainder of the Claim will not be paid and will be discharged.

---------------------------------------------------------------------------------------------------
            SUBPLAN RR:  THE HORSBURGH AND SCOTT COMPANY (CASE NO. 99-2192 (PJW))
---------------------------------------------------------------------------------------------------
Class/Claim     Status/Voting Rights                         Treatment
---------------------------------------------------------------------------------------------------
Class R3R/      Impaired/Entitled     Each Holder of an Allowed Class R3R Claim will be paid in
Unsecured       to vote               full, including Post-Petition Interest.  If the amount of
Claims                                the Allowed Class R3R Claim plus Post-Petition Interest is less than $1,000 on an Allowance Date, the Holder will
                                      receive Cash equal to the amount of the Allowed Class R3R
                                      Claim plus Post-Petition Interest./37/ If the amount of the
                                      Allowed Class R3R Claim plus Post-Petition Interest is
                                      $1,000 or greater on an Allowance Date, the Holder will
                                      receive (without duplication in subsequent distributions):

                                      (A)  Cash to the extent that the Allowed Class R3R Claim
                                           plus Post-Petition Interest exceeds the Rounded Claim;
                                           and
                                      (B)  HII Senior Note(s) equal in value to the Pro Rata
                                           Rounded Share multiplied by the Distributable HII
                                           Senior Notes Value, with the product thereof reduced
                                           to the nearest $1,000 increment.

                                      If the ARC is more than $167 million, such Holder shall
                                      receive a Pro Rata Residual Share of the Note Group HII
                                      Equity Distribution on the Final Payment Date.

                                      For timing of distributions to Holders of Allowed Class R3
                                      Claims against the Note Group Debtors, see Section X(G).
---------------------------------------------------------------------------------------------------
Class R4R/NGD   Impaired/Entitled     Any Holder of an Allowed Class R3R Claim which, together
Convenience     to vote               with Post-Petition Interest, is $1,000 or greater may elect
Class                                 to be treated as a Holder of a Class R4R Claim.  Such
                                      election must be made on the Ballot before the Voting
                                      Deadline and cannot be made thereafter.  If such election is made, the Allowed Class R3R Claim plus Post-Petition
                                      Interest shall be automatically reduced in complete
                                      satisfaction of the Claim to a $999.00 Allowed Class R4R
                                      Claim.  On the Effective Date, the New Debtor will pay 100%
                                      of the Allowed Class R4R Claim in Cash./38/
---------------------------------------------------------------------------------------------------
Class R5R/      Unimpaired/Deemed     Except as the Committee Settlement Agreement provides, Class
Reorganizing    to accept: Not        R5R Claims will be reinstated as of the Effective Date.
Debtor          entitled to vote      Each Claim shall include interest accrued through but not
Intercompany                          including the Petition Date, but such Claim will not include
                                                                                       ---
Claims                                interest from the Petition Date through the Effective Date or Post-Petition Interest.  On the Effective Date, interest will begin to accrue on Class R5R Claims pursuant to the
                                      prepetition terms.
----------------------------------------------------------------------------------------------------
Class R6R/      Unimpaired/Deemed to  The legal, equitable and contractual rights of the Holders of
                                      Class R6R Equity
----------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------
            SUBPLAN RR:  THE HORSBURGH AND SCOTT COMPANY (CASE NO. 99-2192 (PJW))
---------------------------------------------------------------------------------------------------
Equity Interests    accept: Not entitled to     Interests are unaltered by the Plan. Holders of
                    vote                        Class R6R Equity Interests will retain their
                                                Equity Interests.
---------------------------------------------------------------------------------------------------

__________________________

/37/ For example, assuming an Effective Date of April 1, 2001 (1.8333 interest years) and a Post-Petition Interest rate of 7.5% for an $800.00 Allowed Class R3R Claim, $110.00 of Post -Petition Interest (i.e. $800.00 multiplied by 7.5%
                                               ----
multiplied by 1.8333) would be added to the Claim and the Holder of such Claim would receive $910.00 Cash as of the Initial Payment Date

/38/ For example, if a Holder of a $2,100.00 Allowed Class R3R Claim elects to be treated as a Holder of a Class R4R Claim, such Claim shall be automatically reduced to $999.00 and such Holder will receive $999.00 in Cash and the remainder of the Claim will not be paid and will be discharged.

---------------------------------------------------------------------------------------------------
          SUBPLAN RS:  JOY INTERNATIONAL SALES CORPORATION, INC. (CASE NO. 99-2528 (PJW))
-----------------------------------------------------------------------------------------------------
 Class/Claim      Status/Voting Rights                            Treatment
-----------------------------------------------------------------------------------------------------
Class R3S/        Impaired/Entitled     Each Holder of an Allowed Class R3S Claim will be paid in
Unsecured         to vote               full, including Post-Petition Interest.  If the amount of
Claims                                  the Allowed Class R3S Claim plus Post-Petition Interest is less than $1,000 on an Allowance Date, the Holder will
                                        receive Cash equal to the amount of the Allowed Class R3S
                                        Claim plus Post-Petition Interest./39/ If the amount of the
                                        Allowed Class R3S Claim plus Post-Petition Interest is
                                        $1,000 or greater on an Allowance Date, the Holder will
                                        receive (without duplication in subsequent distributions):

                                        (A)  Cash to the extent that the Allowed Class R3S Claim
                                             plus Post-Petition Interest exceeds the Rounded Claim;
                                             and
                                        (B)  HII Senior Note(s) equal in value to the Pro Rata
                                             Rounded Share multiplied by the Distributable HII
                                             Senior Notes Value, with the product thereof reduced
                                             to the nearest $1,000 increment.

                                        If the ARC is more than $167 million, such Holder shall
                                        receive a Pro Rata Residual Share of the Note Group HII
                                        Equity Distribution on the Final Payment Date.

                                        For timing of distributions to Holders of Allowed Class R3
                                        Claims against the Note Group Debtors, see Section X(G).
-----------------------------------------------------------------------------------------------------
Class R4S/NGD     Impaired/Entitled     Any Holder of an Allowed Class R3S Claim which, together
Convenience       to vote               with Post-Petition Interest, is $1,000 or greater may elect
Class                                   to be treated as a Holder of a Class R4S Claim.  Such
                                        election must be made on the Ballot  before the Voting
                                        Deadline and cannot be made thereafter.  If such election is made, the Allowed Class R3S Claim plus Post-Petition
                                        Interest shall be automatically reduced in complete
                                        satisfaction of the Claim to a $999.00 Allowed Class R4S
                                        Claim.  On the Effective Date, the New Debtor will pay 100%
                                        of the Allowed Class R4S Claim in Cash./40/
-----------------------------------------------------------------------------------------------------
Class R5S/        Impaired/Deemed to    The Holders of Class R5S Claims shall contribute such Claims
Reorganizing      reject: Not           to the capital of New Joy International Sales Corporation,
Debtor            entitled to vote      Inc.
Intercompany
Claims
-----------------------------------------------------------------------------------------------------
Class R6S/        Unimpaired/Deemed     The legal, equitable and contractual rights of the Holders
Equity Interests  to accept: Not        of Class R6S Equity Interests are unaltered by the Plan.
                  entitled to           Holders of Class R6S Equity Interests will retain
-----------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------
          SUBPLAN RS:  JOY INTERNATIONAL SALES CORPORATION, INC. (CASE NO. 99-2528 (PJW))
-----------------------------------------------------------------------------------------------------
                       vote                   their Equity Interests.
-----------------------------------------------------------------------------------------------------

________________________________

/39/ For example, assuming an Effective Date of April 1, 2001 (1.8333 interest years) and a Post-Petition Interest rate of 7.5% for an $800.00 Allowed Class R3S Claim, $110.00 of Post -Petition Interest (i.e. $800.00 multiplied by 7.5%
                                               ----
multiplied by 1.8333) would be added to the Claim and the Holder of such Claim would receive $910.00 Cash as of the Initial Payment Date.

/40/ For example, if a Holder of a $2,100.00 Allowed Class R3S Claim elects to be treated as a Holder of a Class R4S Claim, such Claim shall be automatically reduced to $999.00 and such Holder will receive $999.00 in Cash and the remainder of the Claim will not be paid and will be discharged.

---------------------------------------------------------------------------------------------------
                    SUBPLAN RT:  JOY MM DELAWARE, INC. (CASE NO. 99-2193 (PJW))
---------------------------------------------------------------------------------------------------
  Class/Claim    Status/Voting Rights                            Treatment
---------------------------------------------------------------------------------------------------
Class R3T/      Impaired/Entitled     Each Holder of an Allowed Class R3T Claim will be paid in
Unsecured       to vote               full, including Post-Petition Interest.  If the amount of
Claims                                the Allowed Class R3T Claim plus Post-Petition Interest is less than $1,000 on an Allowance Date, the Holder will
                                      receive Cash equal to the amount of the Allowed Class R3T
                                      Claim plus Post-Petition Interest./41/  If the amount of
                                      the Allowed Class R3T Claim plus Post-Petition Interest is
                                      $1,000 or greater on an Allowance Date, the Holder will
                                      receive (without duplication in subsequent distributions):

                                      (A)  Cash to the extent that the Allowed Class R3T Claim
                                           plus Post-Petition Interest exceeds the Rounded Claim;
                                           and
                                      (B)  HII Senior Note(s) equal in value to the Pro Rata
                                           Rounded Share multiplied by the Distributable HII
                                           Senior Notes Value, with the product thereof reduced
                                           to the nearest $1,000 increment.

                                      If the ARC is more than $167 million, such Holder shall
                                      receive a Pro Rata Residual Share of the Note Group HII
                                      Equity Distribution on the Final Payment Date.

                                      For timing of distributions to Holders of Allowed Class R3
                                      Claims against the Note Group Debtors, see Section X(G).
---------------------------------------------------------------------------------------------------
Class R4T/NGD   Impaired/Entitled     Any Holder of an Allowed Class R3T Claim which, together
Convenience     to vote               with Post-Petition Interest, is $1,000 or greater may elect
Class                                 to be treated as a Holder of a Class R4T Claim.  Such
                                      election must be made on the Ballot  before the Voting
                                      Deadline and cannot be made thereafter.  If such election is made, the Allowed Class R3T Claim plus Post-Petition
                                      Interest shall be automatically reduced in complete
                                      satisfaction of the Claim to a $999.00 Allowed Class R4T
                                      Claim.  On the Effective Date, the New Debtor will pay 100%
                                      of the Allowed Class R4T Claim in Cash./42/
---------------------------------------------------------------------------------------------------
Class R5T/      Unimpaired/Deemed     Except as the Committee Settlement Agreement provides, Class
Reorganizing    to accept: Not        R5T Claims will be reinstated as of the Effective Date.
Debtor          entitled to vote      Each Claim shall include interest accrued through but not
Intercompany                          including the Petition Date, but such Claim will not include
                                                                                       ---
Claims                                interest from the Petition Date through the Effective Date or Post-Petition Interest.  On the Effective Date, interest will begin to accrue on Class R5T Claims pursuant to the
                                      prepetition terms.
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------
                    SUBPLAN RT:  JOY MM DELAWARE, INC. (CASE NO. 99-2193 (PJW))
---------------------------------------------------------------------------------------------------
Class R6T/       Unimpaired/Deemed     The legal, equitable and contractual rights of the Holders
Equity Interests to accept: Not        of Class R6T Equity Interests are unaltered by the Plan.
                 entitled to vote      Holders of Class R6T Equity Interests will retain their
                                       Equity Interests.
---------------------------------------------------------------------------------------------------

____________________________

/41/ For example, assuming an Effective Date of April 1, 2001 (1.8333 interest years) and a Post-Petition Interest rate of 7.5% for an $800.00 Allowed Class R3T Claim, $110.00 of Post -Petition Interest (i.e. $800.00 multiplied by 7.5%
                                               ----
multiplied by 1.8333) would be added to the Claim and the Holder of such Claim would receive $910.00 Cash as of the Initial Payment Date

/42/ For example, if a Holder of a $2,100.00 Allowed Class R3T Claim elects to be treated as a Holder of a Class R4T Claim, such Claim shall be automatically reduced to $999.00 and such Holder will receive $999.00 in Cash and the remainder of the Claim will not be paid and will be discharged.

----------------------------------------------------------------------------------------------------------
                    SUBPLAN RU:  JOY POWER PRODUCTS, INC. (CASE NO. 99-2529 (PJW))
----------------------------------------------------------------------------------------------------------
 Class/Claim     Status/Voting Rights                              Treatment
----------------------------------------------------------------------------------------------------------
Class R3U/      Impaired/Entitled       Each Holder of an Allowed Class R3U Claim will be paid in full,
Unsecured       to vote                 including Post-Petition Interest.  If the amount of the Allowed
Claims                                  Class R3U Claim plus Post-Petition Interest is less than $1,000 on an Allowance Date, the Holder will receive Cash equal to the amount of the Allowed Class R3U Claim plus Post-Petition
                                        Interest./43/  If the amount of the Allowed Class R3U Claim plus
                                        Post-Petition Interest is $1,000 or greater on an Allowance Date, the Holder will receive (without duplication in subsequent distributions):

                                        (A)  Cash to the extent that the Allowed Class R3U Claim plus
                                             Post-Petition Interest exceeds the Rounded Claim; and
                                        (B)  HII Senior Note(s) equal in value to the Pro Rata Rounded
                                             Share multiplied by the Distributable HII Senior Notes
                                             Value, with the product thereof reduced to the nearest
                                             $1,000 increment.

                                        If the ARC is more than $167 million, such Holder shall receive a Pro Rata Residual Share of the Note Group HII Equity
                                        Distribution on the Final Payment Date.

                                        For timing of distributions to Holders of Allowed Class R3
                                        Claims against the Note Group Debtors, see Section X(G).
----------------------------------------------------------------------------------------------------------
Class R4U/NGD   Impaired/Entitled       Any Holder of an Allowed Class R3U Claim which, together with
Convenience     to vote                 Post-Petition Interest, is $1,000 or greater may elect to be
Class                                   treated as a Holder of a Class R4U Claim.  Such election must be made on the Ballot before the Voting Deadline and cannot be made thereafter.  If such election is made, the Allowed Class
                                        R3U Claim plus Post-Petition Interest shall be automatically reduced in complete satisfaction of the Claim to a $999.00
                                        Allowed R4U Claim. On the Effective Date, the New Debtor will pay 100% of the Allowed Class R4U Claim in Cash./44/
----------------------------------------------------------------------------------------------------------
Class R5U/      Impaired/Deemed to      The Holders of Class R5U Claims shall contribute such Claims to
Reorganizing    reject: Not             the capital of New Joy Power Products, Inc.
Debtor          entitled to vote
Intercompany
Claims
----------------------------------------------------------------------------------------------------------
Class R6U/      Unimpaired/Deemed       The legal, equitable and contractual rights of the Holders of
Equity          to accept: Not          Class R6U Equity Interests are unaltered by the Plan. Holders of
Interests       entitled to vote        Class R6U Equity Interests will retain their Equity Interests.
----------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------
                    SUBPLAN RU:  JOY POWER PRODUCTS, INC. (CASE NO. 99-2529 (PJW))
-------------------------------------------------------------------------------------------------------
                  Vote                          their Equity Interest.
-------------------------------------------------------------------------------------------------------

___________________

/43/ For example, assuming an Effective Date of April 1, 2001 (1.8333 interest years) and a Post-Petition Interest rate of 7.5% for an $800.00 Allowed Class R3U Claim, $110.00 of Post-Petition Interest (i.e. $800.00 multiplied by 7.5%
                                              ----
multiplied by 1.8333) would be added to the Claim and the Holder of such Claim would receive $910.00 Cash as of the Initial Payment Date

/44/ For example, if a Holder of a $2,100.00 Allowed Class R3U Claim elects to be treated as a Holder of a Class R4U Claim, such Claim shall be automatically reduced to $999.00 and such Holder will receive $999.00 in Cash and the remainder of the Claim will not be paid and will be discharged.

-----------------------------------------------------------------------------------------------------------
                  SUBPLAN RV:  JOY TECHNOLOGIES DELAWARE, INC. (CASE NO. 99-2195 (PJW))
-----------------------------------------------------------------------------------------------------------
 Class/Claim      Status/Voting Rights                            Treatment
-----------------------------------------------------------------------------------------------------------
Class R3V/      Impaired/Entitled to    Each Holder of an Allowed Class R3V Claim will be paid in full,
Unsecured       vote                    including Post-Petition Interest.  If the amount of the Allowed
Claims                                  Class R3V Claim plus Post-Petition Interest is less than $1,000 on an Allowance Date, the Holder will receive Cash equal to the amount of the Allowed Class R3V Claim plus Post-Petition
                                        Interest./45/  If the amount of the Allowed Class R3V Claim plus
                                        Post-Petition Interest is $1,000 or greater on an Allowance Date, the Holder will receive (without duplication in subsequent distributions):

                                        (A)  Cash to the extent that the Allowed Class R3V Claim plus
                                             Post-Petition Interest exceeds the Rounded Claim; and
                                        (B)  HII Senior Note(s) equal in value to the Pro Rata Rounded
                                             Share multiplied by the Distributable HII Senior Notes
                                             Value, with the product thereof reduced to the nearest
                                             $1,000 increment.

                                        If the ARC is more than $167 million, such Holder shall receive a Pro Rata Residual Share of the Note Group HII Equity
                                        Distribution on the Final Payment Date.

                                        For timing of distributions to Holders of Allowed Class R3 Claims against the Note Group Debtors, see Section X(G).
-----------------------------------------------------------------------------------------------------------
Class R4V/NGD   Impaired/Entitled to    Any Holder of an Allowed Class R3V Claim which, together with
Convenience     vote                    Post-Petition Interest, is $1,000 or greater may elect to be
Class                                   treated as a Holder of a Class R4V Claim.  Such election must be made on the Ballot  before the Voting Deadline and cannot be made thereafter.  If such election is made, the Allowed Class R3V
                                        Claim plus Post-Petition Interest shall be automatically reduced in complete satisfaction of the Claim to a $999.00 Allowed Class
                                        R4V Claim.  On the Effective Date, the New Debtor will pay 100%
                                        of the Allowed Class R4V Claim in Cash./46/
-----------------------------------------------------------------------------------------------------------
Class R6V/      Unimpaired/Deemed       The legal, equitable and contractual rights of the Holders of
Equity          to accept: Not          Class R6V Equity Interests are unaltered by the Plan. Holders of
Interests       entitled to vote        Class R6V Equity Interests will retain their Equity Interests.
-----------------------------------------------------------------------------------------------------------

______________________

/45/ For example, assuming an Effective Date of April 1, 2001 (1.8333 interest years) and a Post-Petition Interest rate of 7.5% for an $800.00 Allowed Class R3V Claim, $110.00 of Post -Petition Interest (i.e. $800.00 multiplied by 7.5%
                                               ----
multiplied by 1.8333) would be added to the Claim and the Holder of such Claim would receive $910.00 Cash as of the Initial Payment Date.

/46/ For example, if a Holder of a $2,100.00 Allowed Class R3V Claim elects to be treated as a Holder of a Class R4V Claim, such Claim shall be automatically reduced to $999.00 and such Holder will receive $999.00 in Cash and the remainder of the Claim will not be paid and will be discharged.

----------------------------------------------------------------------------------------------------------
                          SUBPLAN RW:  J.P.D., INC. (CASE NO. 99-2525 (PJW))
----------------------------------------------------------------------------------------------------------
 Class/Claim     Status/Voting Rights                               Treatment
----------------------------------------------------------------------------------------------------------
Class R3W/      Impaired/Entitled to    Each Holder of an Allowed Class R3W Claim will be paid in full,
Unsecured       vote                    including Post-Petition Interest.  If the amount of the Allowed
Claims                                  Class R3W Claim plus Post-Petition Interest is less than $1,000 on an Allowance Date, the Holder will receive Cash equal to the amount of the Allowed Class R3W Claim plus Post-Petition
                                        Interest./47/  If the amount of the Allowed Class R3W Claim plus
                                        Post-Petition Interest is $1,000 or greater on an Allowance Date, the Holder will receive (without duplication in subsequent distributions):

                                        (A)  Cash to the extent that the Allowed Class R3W Claim plus
                                             Post-Petition Interest exceeds the Rounded Claim; and
                                        (B)  HII Senior Note(s) equal in value to the Pro Rata Rounded
                                             Share multiplied by the Distributable HII Senior Notes
                                             Value, with the product thereof reduced to the nearest
                                             $1,000 increment.

                                        If the ARC is more than $167 million, such Holder shall receive a Pro Rata Residual Share of the Note Group HII Equity
                                        Distribution on the Final Payment Date.

                                        For timing of distributions to Holders of Allowed Class R3
                                        Claims against the Note Group Debtors, see Section X(G).
----------------------------------------------------------------------------------------------------------
Class R4W/NGD   Impaired/Entitled to    Any Holder of an Allowed Class R3W Claim which, together with
Convenience     vote                    Post-Petition Interest, is $1,000 or greater may elect to be
Class                                   treated as a Holder of a Class R4W Claim.  Such election must be made on the Ballot  before the Voting Deadline and cannot be made thereafter.  If such election is made, the Allowed Class
                                        R3W Claim plus Post-Petition Interest shall be automatically reduced in complete satisfaction of the Claim to a $999.00
                                        Allowed Class R4W Claim.  On the Effective Date, the New Debtor
                                        will pay 100% of the Allowed Class R4W Claim in Cash./48/
----------------------------------------------------------------------------------------------------------
Class R6W/      Unimpaired/Deemed to    The legal, equitable and contractual rights of the Holders of
Equity          accept: Not entitled    Class R6W Equity Interests are unaltered by the Plan. Holders of
Interests       to vote                 Class R6W Equity Interests will retain their Equity Interests.
----------------------------------------------------------------------------------------------------------

___________________

/47/ For example, assuming an Effective Date of April 1, 2001 (1.8333 interest years) and a Post-Petition Interest rate of 7.5% for an $800.00 Allowed Class R3W Claim, $110.00 of Post-Petition Interest (i.e. $800.00 multiplied by 7.5%
                                              ----
multiplied by 1.8333) would be added to the Claim and the Holder of such Claim would receive $910.00 Cash as of the Initial Payment Date.

/48/ For example, if a Holder of a $2,100.00 Allowed Class R3W Claim elects to be treated as a Holder of a Class R4W Claim, such Claim shall be automatically reduced to $999.00 and such Holder will receive $999.00 in Cash and the remainder of the Claim will not be paid and will be discharged.

---------------------------------------------------------------------------------------------------------
                     SUBPLAN RX:  JTI UK HOLDINGS, INC. (CASE NO. 99-2196 (PJW))
---------------------------------------------------------------------------------------------------------
 Class/Claim     Status/Voting Rights                            Treatment
---------------------------------------------------------------------------------------------------------
Class R3X/      Impaired/Entitled       Each Holder of an Allowed Class R3X Claim will be paid in full,
Unsecured       to vote                 including Post-Petition Interest.  If the amount of the Allowed
Claims                                  Class R3X Claim plus Post-Petition Interest is less than $1,000 on an Allowance Date, the Holder will receive Cash equal to the amount of the Allowed Class R3X Claim plus Post-Petition
                                        Interest./49/  If the amount of the Allowed Class R3X Claim plus Post-Petition Interest is $1,000 or greater on an
                                        Allowance Date, the Holder will receive (without duplication in subsequent distributions):

                                        (A)  Cash to the extent that the Allowed Class R3X Claim plus
                                             Post-Petition Interest exceeds the Rounded Claim; and
                                        (B)  HII Senior Note(s) equal in value to the Pro Rata Rounded
                                             Share multiplied by the Distributable HII Senior Notes
                                             Value, with the product thereof reduced to the nearest
                                             $1,000 increment.

                                        If the ARC is more than $167 million, such Holder shall receive a Pro Rata Residual Share of the Note Group HII Equity
                                        Distribution on the Final Payment Date.

                                        For timing of distributions to Holders of Allowed Class R3
                                        Claims against the Note Group Debtors, see Section X(G).
---------------------------------------------------------------------------------------------------------
Class R4X/NGD   Impaired/Entitled       Any Holder of an Allowed Class R3X Claim which, together with
Convenience     to vote                 Post-Petition Interest, is $1,000 or greater may elect to be
Class                                   treated as a Holder of a Class R4X Claim.  Such election must be made on the Ballot before the Voting Deadline and cannot be made thereafter.  If such election is made, the Allowed Class
                                        R3X Claim plus Post-Petition Interest shall be automatically reduced in complete satisfaction of the Claim to a $999.00
                                        Allowed Class R4X Claim.  On the Effective Date, the New Debtor
                                        will pay 100% of the Allowed Class R4X Claim in Cash./50/
---------------------------------------------------------------------------------------------------------
Class R5X/      Unimpaired/Deemed to    Except as the Committee Settlement Agreement provides, Class
Reorganizing    accept: Not entitled    R5X Claims will be reinstated as of the Effective Date. Each
Debtor          to vote                 Claim shall include interest accrued through but not including
Intercompany                            the Petition Date, but such Claim will not include interest
                                                                               ---
Claims                                  from the Petition Date through the Effective Date or
                                        Post-Petition Interest.  On the Effective Date, interest will begin to accrue on Class R5X Claims pursuant to the prepetition terms.
---------------------------------------------------------------------------------------------------------
Class R6X/      Unimpaired/Deemed to    The legal, equitable and contractual rights of the Holders of
                                        Class R6X Equity
---------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------
                       SUBPLAN RX:  JTI UK HOLDINGS, INC. (CASE NO. 99-2196 (PJW))
----------------------------------------------------------------------------------------------------------
Equity Interests    accept: Not entitled to     Interests are unaltered by the Plan. Holders of Class R6X
                    vote                        Equity Interests will retain their Equity Interests.
----------------------------------------------------------------------------------------------------------

________________________

/49/ For example, assuming an Effective Date of April 1, 2001 (1.8333 interest years) and a Post-Petition Interest rate of 7.5% for an $800.00 Allowed Class R3X Claim, $110.00 of Post-Petition Interest (i.e. $800.00 multiplied by 7.5%
                                              ----
multiplied by 1.8333) would be added to the Claim and the Holder of such Claim would receive $910.00 Cash as of the Initial Payment Date.

/50/ For example, if a Holder of a $2,100.00 Allowed Class R3X Claim elects to be treated as a Holder of a Class R4X Claim, such Claim shall be automatically reduced to $999.00 and such Holder will receive $999.00 in Cash and the remainder of the Claim will not be paid and will be discharged.

---------------------------------------------------------------------------------------------------
                    SUBPLAN RY:  MINING SERVICES, INC. (CASE NO. 99-2530 (PJW))
---------------------------------------------------------------------------------------------------
  Class/Claim     Status/Voting Rights                           Treatment
---------------------------------------------------------------------------------------------------
Class R3Y/        Impaired/Entitled     Each Holder of an Allowed Class R3Y Claim will be paid in
Unsecured Claims  to vote               full, including Post-Petition Interest. If the amount of
                                        the Allowed Class R3Y Claim plus Post-Petition Interest is less than $1,000 on an Allowance Date, the Holder will
                                        receive Cash equal to the amount of the Allowed Class R3Y
                                        Claim plus Post-Petition Interest./51/ If the amount of the
                                        Allowed Class R3Y Claim plus Post-Petition Interest is
                                        $1,000 or greater on an Allowance Date, the Holder will
                                        receive (without duplication in subsequent distributions):

                                        (A)  Cash to the extent that the Allowed Class R3Y Claim
                                             plus Post-Petition Interest exceeds the Rounded Claim;
                                             and
                                        (B)  HII Senior Note(s) equal in value to the Pro Rata
                                             Rounded Share multiplied by theDistributable HII
                                             Senior Notes Value, with the product thereof reduced
                                             to the nearest $1,000 increment.

                                        If the ARC is more than $167 million, such Holder shall
                                        receive a Pro Rata Rounded Share of the Note Group HII
                                        Equity Distribution on the Final Payment Date.

                                        For timing of distributions to Holders of Allowed Class R3
                                        Claims against the Note Group Debtors, see Section X(G).
---------------------------------------------------------------------------------------------------

Class R4Y/NGD     Impaired/Entitled     Any Holder of an Allowed Class R3Y Claim which, together
Convenience       to vote               with Post-Petition Interest, is $1,000 or greater may
Class                                   elect to be treated as a Holder of a Class R4Y Claim.
                                        Such election must be made on the Ballot  before the
                                        Voting Deadline and cannot be made thereafter. If such
                                        election is made, the Allowed Class R3Y Claim plus
                                        Post-Petition Interest shall be automatically reduced in
                                        complete satisfaction of the Claim to a $999.00 Allowed
                                        Class R4Y Claim.  On the Effective Date, the New Debtor
                                        will pay 100% of the Allowed Class R4Y Claim in Cash. /52/
---------------------------------------------------------------------------------------------------

Class R5Y/        Impaired/Deemed to    Holders of Class R5Y Claims shall contribute such Claims
Reorganizing      reject: Not           to the capital of New Mining Services, Inc.
Debtor            entitled to vote
Intercompany
Claims
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------
                     SUBPLAN RY: MINING SERVICES, INC. (CASE NO.99-2530 (PJW))
---------------------------------------------------------------------------------------------------
Class R6Y/             Unimpaired/Deemed to          The legal, equitable and contractual rights of
Equity Interests       accept: Not entitled to       the Holders of Class R6Y Equity Interest are
                       vote                          unaltered by the Plan. Holders of Class R6Y
                                                     Equity Interests will retain their Equity
                                                     Interests.
---------------------------------------------------------------------------------------------------

___________________

/51/ For example, assuming an Effective Date of April 1, 2001 (1.8333 interest years) and a Post-Petition Interest rate of 7.5% for an $800.00 Allowed Class R3Y Claim, $110.00 of Post -Petition Interest (i.e. $800.00 multiplied by 7.5%
                                               ----
multiplied by 1.8333) would be added to the Claim and the Holder of such Claim would receive $910.00 Cash as of the Initial Payment Date.

/52/ For example, if a Holder of a $2,100.00 Allowed Class R3Y Claim elects to be treated as a Holder of a Class R4Y Claim, such Claim shall be automatically reduced to $999.00 and such Holder will receive $999.00 in Cash and the remainder of the Claim will be paid and will be discharged.

---------------------------------------------------------------------------------------------------
           SUBPLAN RZ:  PEABODY & WIND ENGINEERING CORPORATION (CASE NO. 99-2534 (PJW))
---------------------------------------------------------------------------------------------------
  Class/Claim     Status/Voting Rights                           Treatment
---------------------------------------------------------------------------------------------------
Class R3Z/        Impaired/Entitled     Each Holder of an Allowed Class R3Z Claim will be paid in
Unsecured Claims  to vote               full, including Post-Petition Interest. If the amount of
                                        the Allowed Class R3Z Claim plus Post-Petition Interest is less than $1,000 on an Allowance Date, the Holder will
                                        receive Cash equal to the amount of the Allowed Class R3Z
                                        Claim plus Post-Petition Interest./53/ If the amount of
                                        the Allowed Class R3Z Claim plus Post-Petition Interest is
                                        $1,000 or greater on an Allowance Date, the Holder will
                                        receive (without duplication in subsequent distributions):

                                        (A)  Cash to the extent that the Allowed Class R3Z Claim
                                             plus Post-Petition Interest exceeds the Rounded Claim;
                                             and
                                        (B)  HII Senior Note(s) equal in value to the Pro Rata
                                             Rounded Share multiplied by the Distributable HII
                                             Senior Notes Value, with the product thereof reduced
                                             to the nearest $1,000 increment.

                                        If the ARC is more than $167 million, such Holder shall
                                        receive a Pro Rata Rounded Share of the Note Group HII
                                        Equity Distribution on the Final Payment Date.

                                        For timing of distributions to Holders of Allowed Class R3
                                        Claims against the Note Group Debtors, see Section X(G).
---------------------------------------------------------------------------------------------------

Class R4Z/NGD     Impaired/Entitled     Any Holder of an Allowed Class R3Z Claim which, together
Convenience       to vote               with Post-Petition Interest, is $1,000 or greater may
Class                                   elect to be treated as a Holder of a Class R4Z Claim.
                                        Such election must be made on the Ballot  before the
                                        Voting Deadline and cannot be made thereafter. If such
                                        election is made, the Allowed Class R3Z Claim plus
                                        Post-Petition Interest shall be automatically reduced in
                                        complete satisfaction of the Claim to a $999.00 Allowed
                                        Class R4Z Claim.  On the Effective Date, the New Debtor
                                        will pay 100% of the Allowed Class R4Z Claim in Cash./54/
---------------------------------------------------------------------------------------------------

Class R6Z/        Impaired/Deemed to    If Subplan RZ and Subplan RGG are confirmed as set forth
Equity Interests  reject: Not           herein then, on the Effective Date: (i) all Class R6Z
                  entitled to vote      Equity Interests will be canceled and Holders of Class R6Z
                                        Equity Interests will not receive a distribution under the
                                        Plan; and (ii)  Joy will receive 100% of the common stock
                                        of New Peabody & Wind Engineering Corporation, in exchange for Joy's contribution of its Class R5GG
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------
            SUBPLAN RZ: PEABODY & WIND ENGINEERING CORPORATION (CASE NO. 99-2534 (PJW))
---------------------------------------------------------------------------------------------------
                                       Claim of approximately $24.5 million to the capital of New
                                       Ecolaire Incorporated.
---------------------------------------------------------------------------------------------------

_____________________

/53/ For example, assuming an Effective Date of April 1, 2001 (1.8333 interest years) and a Post-Petition Interest rate of 7.5% for an $800.00 Allowed Class R3Z Claim, $110.00 of Post -Petition Interest (i.e. $800.00 multiplied by 7.5%
                                               ----
multiplied by 1.8333) would be added to the Claim and the Holder of such Claim would receive $910.00 Cash as of the Initial Payment Date.

/54/ For example, if a Holder of a $2,100.00 Allowed Class R3Z Claim elects to be treated as a Holder of a Class R4Z Claim, such Claim shall be automatically reduced to $999.00 and such Holder will receive $999.00 in Cash and the remainder of the Claim will not be paid and will be discharged.

---------------------------------------------------------------------------------------------------
                         SUBPLAN RAA:  RCHH, INC. (CASE NO. 99-2199 (PJW))
---------------------------------------------------------------------------------------------------

  Class/Claim     Status/Voting Rights                           Treatment
---------------------------------------------------------------------------------------------------
Class R3AA/       Impaired/Entitled     Each Holder of an Allowed Class R3AA Claim will be paid in
Unsecured Claims  to vote               full, including Post-Petition Interest. If the amount of
                                        the Allowed Class R3AA Claim plus Post-Petition Interest
                                        is less than $1,000 on an Allowance Date, the Holder will
                                        receive Cash equal to the amount of the Allowed Class R3AA
                                        Claim plus Post-Petition Interest./55/ If the amount of the
                                        Allowed Class R3AA Claim plus Post-Petition Interest is
                                        $1,000 or greater on an Allowance Date, the Holder will
                                        receive (without duplication in subsequent distributions):

                                        (A)  Cash to the extent that the Allowed Class R3AA Claim
                                             plus Post-Petition Interest exceeds the Rounded Claim;
                                             and
                                        (B)  HII Senior Note(s) equal in value to the Pro Rata
                                             Rounded Share multiplied by the Distributable HII
                                             Senior Notes Value, with the product thereof reduced
                                             to the nearest $1,000 increment.

                                        If the ARC is more than $167 million, such Holder shall
                                        receive a Pro Rata Rounded Share of the Note Group HII
                                        Equity Distribution on the Final Payment Date.

                                        For timing of distributions to Holders of Allowed Class R3
                                        Claims against the Note Group Debtors, see Section X(G).
---------------------------------------------------------------------------------------------------

Class R4AA/NGD    Impaired/Entitled     Any Holder of an Allowed Class R3AA Claim which, together
Convenience       to vote               with Post-Petition Interest, is $1,000 or greater may
Class                                   elect to be treated as a Holder of a Class R4AA Claim.
                                        Such election must be made on the Ballot  before the
                                        Voting Deadline and cannot be made thereafter. If such
                                        election is made, the Allowed Class R3AA Claim plus
                                        Post-Petition Interest shall be automatically reduced in
                                        complete satisfaction of the Claim to a $999.00 Allowed
                                        Class R4AA Claim.  On the Effective Date, the New Debtor
                                        will pay 100% of the Allowed Class R4AA Claim in Cash./56/
---------------------------------------------------------------------------------------------------

Class R5AA/       Unimpaired/Deemed     Except as the Committee Settlement Agreement provides,
Reorganizing      to accept: Not        Class R5AA Claims will be reinstated as of the Effective
Debtor            entitled to vote      Date. Each Claim shall include interest accrued through
Intercompany                            but not including the Petition Date, but such Claim will
Claims                                  not include interest from the Petition Date through the
                                        ---
                                        Effective Date or Post-
---------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------

                          SUBPLAN RAA: RCHH, INC. (CASE NO. 99-2199 (PJW))
-----------------------------------------------------------------------------------------------------------
Claims                                 Petition Interest. On the Effective Date, interest will
                                       begin to accrue on Class R5AA Claims pursuant to the
                                       prepetition terms.
-----------------------------------------------------------------------------------------------------------

Class R6AA/     Unimpaired/Deemed to   The legal, equitable and contractual rights of the Holders of
Equity          accept: Not entitled   Class R6AA Equity Interests are unaltered by the Plan. Holders
Interests       vote                   of Class R6AA Equity Interests will retain their Equity Interests.
-----------------------------------------------------------------------------------------------------------

_____________

/55/ For example, assuming an Effective Date of April 1, 2001 (1.8333 interest years) and a Post-Petition Interest rate of 7.5% for an $800.00 Allowed Class R3AA Claim, $110.00 of Post -Petition Interest (i.e. $800.00 multiplied by 7.5%
                                                ----
multiplied by 1.8333) would be added to the Claim and the Holder of such Claim would receive $910.00 Cash as of the Initial Payment Date.

/56/ For example, if a Holder of a $2,100.00 Allowed Class R3AA Claim elects to be treated as a Holder of a Class R4AA Claim, such Claim shall be automatically reduced to $999.00 and such Holder will receive $999.00 in Cash and the remainder of the Claim will not be paid and will be discharged.

--------------------------------------------------------------------------------------------------------

                  SUBPLAN RBB:  SOUTH SHORE CORPORATION (CASE NO. 99-2200 (PJW))
--------------------------------------------------------------------------------------------------------

  Class/Claim     Status/Voting Rights                           Treatment
--------------------------------------------------------------------------------------------------------
Class R3BB/       Impaired/Entitled     Each Holder of an Allowed Class R3BB Claim will be paid in
Unsecured         to vote               full, including Post-Petition Interest.  If the amount of
Claims                                  the Allowed Class R3BB Claim plus Post-Petition Interest
                                        is less than $1,000 on an Allowance Date, the Holder will
                                        receive Cash equal to the amount of the Allowed Class R3BB
                                        Claim plus Post-Petition Interest./57/  If the amount of
                                        the Allowed Class R3BB Claim plus Post-Petition Interest is
                                        $1,000 or greater on an Allowance Date, the Holder will
                                        receive (without duplication in subsequent distributions):

                                        (A)  Cash to the extent that the Allowed Class R3BB Claim
                                             plus Post-Petition Interest exceeds the Rounded Claim;
                                             and

                                        (B)  HII Senior Note(s) equal in value to the product of,
                                             reduced to the nearest $1,000 unless already an even
                                             multiple of $1,000, the Pro Rata Rounded Share of the
                                             Distributable HII Senior Notes Value.

                                        If the ARC is more than $167 million, such Holder shall
                                        receive a Pro Rata Rounded Share of the Note Group HII
                                        Equity Distribution on the Final Payment Date.

                                        For timing of distributions to Holders of Allowed Class R3
                                        Claims against the Note Group Debtors, see Section X(G).
--------------------------------------------------------------------------------------------------------

Class             Impaired/Entitled     Any Holder of an Allowed Class R3BB Claim which, together
R4BB/NGD          to vote               with Post-Petition Interest, is $1,000 or greater may
Convenience                             elect to be treated as a Holder of a Class R4BB Claim.
Class                                   Such election must be made on the Ballot  before the
                                        Voting Deadline and cannot be made thereafter.  If such
                                        election is made, the Allowed Class R3BB Claim plus
                                        Post-Petition Interest shall be automatically reduced in
                                        complete satisfaction of the Claim to a $999.00 Allowed
                                        Class R4BB.  On the Effective Date, the New Debtor will
                                        pay 100% of the Allowed Class R4BB Claim in Cash./58/
--------------------------------------------------------------------------------------------------------

Class R5BB/       Unimpaired/Deemed     Except as the Committee Settlement Agreement provides,
Reorganizing      to accept: Not        Class R5BB Claims will be reinstated as of the Effective
Debtor            entitled to vote      Date.  Each Claim shall include interest accrued through
Intercompany                            but not including the Petition Date, but such Claim will
Claims                                  not include interest from the Petition Date through the
                                        ---
                                        Effective Date or Post-Petition Interest.  On the
                                        Effective Date, interest will begin to accrue on Class
                                        R5BB Claims pursuant to the prepetition terms.
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------

                  SUBPLAN RBB:  SOUTH SHORE CORPORATION (CASE NO. 99-2200 (PJW))
--------------------------------------------------------------------------------------------------------
Class R6BB/       Unimpaired/Deemed     The legal, equitable and contractual rights of the Holders
Equity Interests  to accept: Not        of Class R6BB Equity Interests are unaltered by the Plan.
                  entitled to vote      Holders of Class R6BB Equity Interests will retain their
                                        Equity Interests.
--------------------------------------------------------------------------------------------------------

_____________________________

/57/ For example, assuming an Effective Date of April 1, 2001 (1.8333 interest years) and a Post-Petition Interest rate of 7.5% for an $800.00 Allowed Class R3BB Claim, $110.00 of Post -Petition Interest (i.e. $800.00 multiplied by 7.5%
                                                ----
multiplied by 1.8333) would be added to the Claim and the Holder of such Claim would receive $910.00 Cash as of the Initial Payment Date.

/58/ For example, if a Holder of a $2,100.00 Allowed Class R3BB Claim elects to be treated as a Holder of a Class R5BB Claim, such Claim shall be automatically reduced to $999.00 and such Holder will receive $999.00 in Cash and the remainder of the Claim will not be paid and will be discharged.

--------------------------------------------------------------------------------------------------------

               SUBPLAN RCC:  SOUTH SHORE DEVELOPMENT, LLC (CASE NO. 99-2201 (PJW))
--------------------------------------------------------------------------------------------------------

  Class/Claim     Status/Voting Rights                           Treatment
--------------------------------------------------------------------------------------------------------

Class R3CC/       Impaired/Entitled     Each Holder of an Allowed Class R3CC Claim will be paid in
Unsecured Claims  to vote               full, including Post-Petition Interest.  If the amount of
                                        the Allowed Class R3CC Claim plus Post-Petition Interest
                                        is less than $1,000 on an Allowance Date, the Holder will
                                        receive Cash equal to the amount of the Allowed Class R3CC
                                        Claim plus Post-Petition Interest./59/  If the amount of the
                                        Allowed Class R3CC Claim plus Post-Petition Interest is
                                        $1,000 or greater on an Allowance Date, the Holder will
                                        receive (without duplication in subsequent distributions):

                                        (A)  Cash to the extent that the Allowed Class R3CC Claim
                                             plus Post-Petition Interest exceeds the Rounded Claim;
                                             and
                                        (B)  HII Senior Note(s) equal in value to the Pro Rata
                                             Rounded Share multiplied by the Distributable HII Senior
                                             Notes Value, with the product thereof reduced to the
                                             nearest $1,000 increment.

                                        If the ARC is more than $167 million, such Holder shall
                                        receive a Pro Rata Rounded Share of the Note Group HII
                                        Equity Distribution on the Final Payment Date.

                                        For timing of distributions to Holders of Allowed Class R3
                                        Claims against the Note Group Debtors, see Section X(G).
--------------------------------------------------------------------------------------------------------

Class R4CC/NGD    Impaired/Entitled     Any Holder of an Allowed Class R3CC Claim which, together
Convenience       to vote               with Post-Petition Interest, is $1,000 or greater may
Class                                   elect to be treated as a Holder of a Class R4CC Claim.
                                        Such election must be made on the Ballot  before the
                                        Voting Deadline and cannot be made thereafter.  If such
                                        election is made, the Allowed Class R3CC Claim plus
                                        Post-Petition Interest shall be automatically reduced in
                                        complete satisfaction of the Claim to a $999.00 Allowed
                                        Class R4CC Claim.  On the Effective Date, the New Debtor
                                        will pay 100% of the Allowed Class R4CC Claim in Cash./60/
--------------------------------------------------------------------------------------------------------

Class R5CC/       Unimpaired/Deemed     Except as the Committee Settlement Agreement provides,
Reorganizing      to accept: Not        Class R5CC Claims will be reinstated as of the Effective
Debtor            entitled to vote      Date.  Each Claim shall include interest accrued through
Intercompany                            but not including the Petition Date, but such Claim will
Claims                                  not interest from the Petition Date through the Effective
                                        ---
                                        Date or Post-Petition Interest.  On the Effective Date,
                                        interest will begin to accrue on Class R5CC Claims
                                        pursuant to the prepetition terms.
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------

               SUBPLAN RCC:  SOUTH SHORE DEVELOPMENT, LLC (CASE NO. 99-2201 (PJW))
--------------------------------------------------------------------------------------------------------
Class R6CC/       Unimpaired/Deemed     The legal, equitable and contractual rights of the Holders
Equity Interests  to accept: Not        of Class R6CC Equity Interests are unaltered by the Plan.
                  entitled to vote      Holders of Class R6CC Equity Interests will retain their
                                        Equity Interests.
--------------------------------------------------------------------------------------------------------

_____________________________

/59/ For example, assuming an Effective Date of April 1, 2001 (1.8333 interest years) and a Post-Petition Interest rate of 7.5% for an $800.00 Allowed Class R3CC Claim, $110.00 of Post -Petition Interest (i.e. $800.00 multiplied by 7.5%
                                                ----
multiplied by 1.8333) would be added to the Claim and the Holder of such Claim would receive $910.00 Cash as of the Initial Payment Date.

/60/ For example, if a Holder of a $2,100.00 Allowed Class R3CC Claim elects to be treated as a Holder of a Class R4CC Claim, such Claim shall be automatically reduced to $999.00.00 and such Holder will receive $999.00.00 in Cash and the remainder of the Claim will not be paid and will be discharged.

     C.  Stock Group Debtors

--------------------------------------------------------------------------------------------------------

               SUBPLAN RDD:  AMERICAN LONGWALL MEXICO, INC. (CASE NO. 99-2542 (PJW))
--------------------------------------------------------------------------------------------------------

  Class/Claim     Status/Voting Rights                           Treatment
--------------------------------------------------------------------------------------------------------

Class R3DD/       Impaired/Entitled     The Debtors believe there are no Allowed Class R3DD
Unsecured         to vote               Claims.  If there are Allowed Class R3DD Claims, such
Claims                                  Holder will receive their Pro Rata Share of New American
                                        Longwall Mexico, Inc. common stock; provided, however,
                                                                            --------  -------
                                        that the Holder of Class R6DD Equity Interests shall
                                        continue to have the exclusive use of such trade name and
                                        shall be automatically deemed the owner of any trademark
                                        or service mark owned by American Longwall Mexico, Inc.
--------------------------------------------------------------------------------------------------------

Class R6DD/       Impaired/Entitled     If there are Allowed Class R3DD Claims then the Class R6DD
Equity Interests  to vote               Equity Interests will be canceled.  If there are no
                                        Allowed Class R3DD Claims, then Holders of Class R6DD
                                        Equity Interests will retain their Equity Interests.
--------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------

              SUBPLAN REE:  DOBSON MANAGEMENT SERVICES, INC. (CASE NO. 99-2546 (PJW))
--------------------------------------------------------------------------------------------------------

 Class/Claim    Status/Voting Rights                            Treatment
--------------------------------------------------------------------------------------------------------

Class R3EE/     Impaired/Entitled     The Debtors believe there are no Allowed Class R3EE Claims.
Unsecured       to vote               If there are Allowed Class R3EE Claims, such Holder will
Claims                                receive their Pro Rata Share of New Dobson Management
                                      Services, Inc. common stock.
--------------------------------------------------------------------------------------------------------

Class R6EE/     Impaired/Entitled     If there are Allowed Class R3EE Claims then the Class R6EE
Equity          to vote               Equity Interests will be canceled.  If there are no Allowed
Interests                             Class R3EE Claims, then Holders of Class R6EE Equity
                                      Interests will retain their Equity Interests.
--------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------

                 SUBPLAN RFF: ECOLAIRE EXPORT FSC, INC.(CASE NO. 99-2519 (PJW))
--------------------------------------------------------------------------------------------------------

 Class/Claim     Status/Voting Rights                            Treatment
--------------------------------------------------------------------------------------------------------
Class R3FF/      Impaired/Entitled     Holders of Allowed Class R3FF Claims will receive their Pro
Unsecured        to vote               Rata Share of New Ecolaire Export FSC, Inc. common stock.
Claims
--------------------------------------------------------------------------------------------------------

Class R6FF/      Impaired/Deemed to    On the Effective Date, Class R6FF Equity Interests will be
Equity           reject: Not           canceled.
Interests        entitled to vote
--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

                   SUBPLAN RGG:  ECOLAIRE INCORPORATED (CASE NO. 99-2520 (PJW))
--------------------------------------------------------------------------------------------------------

Class/Claim     Status/Voting Rights                            Treatment
--------------------------------------------------------------------------------------------------------
Class R3GG/     Impaired/Entitled     Holders of Allowed Class R3GG Claims will receive their Pro
Unsecured       to vote               Rata Share of New Ecolaire Incorporated common stock.
Claims
--------------------------------------------------------------------------------------------------------

Class R5GG/     Impaired/Deemed to    Except as the Committee Settlement Agreement provides, if
Reorganizing    reject:  Not          Subplan RZ and Subplan RGG are confirmed as set forth
Debtor          entitled to vote      herein, Joy will contribute its Class R5GG Claim of
Intercompany                          approximately $24.5 million to the capital of New Ecolaire
Claims                                Incorporated.  If either Subplan RZ or Subplan RGG is not
                                      confirmed, then Joy will not waive its Class R5GG Claim and such Claim will be treated as an Allowed Class R3GG Claim.
--------------------------------------------------------------------------------------------------------

Class R6GG/     Impaired/Deemed to    On the Effective Date, Class R6GG Equity Interests will be
Equity          reject: Not           canceled.
Interests       entitled to vote
--------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------

                    SUBPLAN RHH:  GULLICK DOBSON INC. (CASE NO. 99-2521 (PJW))
--------------------------------------------------------------------------------------------------------

 Class/Claim    Status/Voting Rights                            Treatment
--------------------------------------------------------------------------------------------------------

Class R3HH/     Impaired/Entitled     The Debtors believe there are no Allowed Class R3HH Claims.
Unsecured       to vote               If there are Allowed Class R3HH Claims, such Holder will
Claims                                receive their Pro Rata Share of New Gullick Dobson Inc.
                                      common stock; provided, however, that the Holder of Class
                                                    --------  -------
                                      R6HH Equity Interests shall continue to have the exclusive use of such trade name and shall be deemed the owner of any trademark or service mark owned by Gullick Dobson Inc.
--------------------------------------------------------------------------------------------------------

Class R6HH/     Impaired/Entitled     If there are Allowed Class R3HH Claims, then the Class R6HH
Equity          to vote               Equity Interests will be canceled.  If there are no Allowed
Interests                             Class R3HH Claims, then Holders of Class R6HH Equity
                                      Interests will retain their Equity Interests.
--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

                SUBPLAN RII:  HARNISCHFEGER OVERSEAS, INC. (CASE NO. 99-2523 (PJW))
--------------------------------------------------------------------------------------------------------

  Class/Claim    Status/Voting Rights                            Treatment
--------------------------------------------------------------------------------------------------------

Class R3II/      Impaired/Entitled     The Debtors believe there are no Allowed Class R3II Claims.
Unsecured        to vote               If there are Allowed Class R3II Claims, such Holder will
Claims                                 receive their Pro Rata Share of New Harnischfeger Overseas,
                                       Inc. common stock; provided, however, that the Holder of
                                                          --------  -------
                                       Class R6II Equity Interests shall continue to have the
                                       exclusive use of such trade name and shall be deemed the
                                       owner of any trademark or service mark owned by
                                       Harnischfeger Overseas, Inc.
--------------------------------------------------------------------------------------------------------

Class R6II/      Impaired/Entitled     If there are Allowed Class R3II Claims, then the Class R6II
Equity           to vote               Equity Interests will be canceled. If there are no Allowed
Interests                              Class R3II Claims, then Holders of Class R6II Equity
                                       Interests will retain their Equity Interests.
--------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------

                  SUBPLAN RJJ:  JOY ENERGY SYSTEMS, INC. (CASE NO. 99-2526 (PJW))
--------------------------------------------------------------------------------------------------------

 Class/Claim    Status/Voting Rights                            Treatment
--------------------------------------------------------------------------------------------------------

Class R3JJ/     Impaired/Entitled     The Debtors believe there are no Allowed Class R3JJClaims.
Unsecured       to vote               If there are Allowed Class R3JJ Claims, such Holder will
Claims                                receive their Pro Rata Share of New Joy Energy Systems, Inc.
                                      common stock; provided, however, that the Holder of Class
                                                    --------  -------
                                      R6JJ Equity interests shall continue to have the exclusive use of such trade name and shall be deemed the owner of any trademark or service mark owned by Joy Energy Systems, Inc
--------------------------------------------------------------------------------------------------------

Class R5JJ/     Impaired/Deemed to    The Holders of Class R5JJ Claims shall contribute such
Reorganizing    reject: Not           Claims to the capital of New Joy Energy Systems, Inc.
Debtor          entitled to vote
Intercompany
Claims
--------------------------------------------------------------------------------------------------------

Class R6JJ/     Impaired/Entitled     If there are Allowed Class R3JJ Claims, then the Class R6JJ
Equity          to vote               Equity Interests will be canceled.   If there are no Allowed
Interests                             Class R3JJ Claims, then Holders of Class R6JJ Equity
                                      Interests will retain their Equity Interests.
--------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
           SUBPLAN RKK:  JOY ENVIRONMENTAL TECHNOLOGIES, INC. (CASE NO. 99-2527 (PJW))
----------------------------------------------------------------------------------------------------------
 Class/Claim       Status/Voting Rights                        Treatment
----------------------------------------------------------------------------------------------------------
Class R3KK/        Impaired/Entitled       Each Holder of an Allowed Class R3KK Claim will receive
Unsecured          to vote                 its Pro Rata Share of New Joy Environmental Technologies,
Claims                                     Inc. ("JET") common stock. Each Holder of an Allowed
                                           Class R3KK Claim can participate in the potential refund
                                           generated as a result of a currently pending audit in the
                                           Republic of China. New HII will represent New JET in such
                                           audit and will pay the expenses (but not any charge that
                                           may result from the audit) associated with such audit. If
                                           such audit is successful, New HII will be reimbursed the
                                           expenses it paid on New JET's behalf, and New HII will
                                           receive 50% of the net recovery and New JET will receive
                                           50% of the net recovery. The Holders of Class R6KK Equity
                                           Interests shall continue to have the exclusive use of such trade name and shall be deemed the owner of any trade name or service mark owned by JET.
----------------------------------------------------------------------------------------------------------
Class R5KK/        Impaired/Deemed to      The Holders of Class R5KK Claims shall contribute such
Reorganizing       reject: Not entitled    Claims to the capital of New JET. In consideration of Joy
Debtor             to vote                 contributing its Class R5KK Claim of approximately $48
Intercompany                               million to New JET's capital, JET will cause its
Claims                                     subsidiary, Smith Machine Works, Inc. ("Smith"), to waive
                                           its Class R5B Claim numbered 20063 against Joy of
                                           $270,484. Smith's Class R5B Claim against Joy will be
                                           expunged on the Effective Date.
----------------------------------------------------------------------------------------------------------
Class R6KK/        Impaired/Deemed to      Class R6KK Equity Interests will be canceled.
Equity Interests   reject: Not entitled
                   to vote
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
                     SUBPLAN RLL:  MIP PRODUCTS, INC. (CASE NO. 99-2532 (PJW))
----------------------------------------------------------------------------------------------------------
 Class/Claim       Status/Voting Rights                        Treatment
----------------------------------------------------------------------------------------------------------
Class R3LL/        Impaired/Entitled       The Debtors believe there are no Allowed Class R3LL
Unsecured Claims   to vote                 Claims. If there are Allowed Class R3LL Claims, such
                                           Holders will receive their Pro Rata Share of New MIP
                                           Products, Inc. common stock; provided, however, that the
                                                                        --------  -------
                                           Holders of Class R6LL Equity Interests shall continue to
                                           have the exclusive use of such trade name and shall be
                                           deemed the owner of any trademark or service mark owned by
                                           MIP Products, Inc.
----------------------------------------------------------------------------------------------------------
Class R6LL/        Impaired/Entitled       If there are Allowed Class R3LL Claims, then the Class
Equity Interests   to vote                 R6LL Equity Interests will be canceled. If there are no
                                           Allowed Class R3LL Claims, then Holders of Class R6LL
                                           Equity Interests will retain their Equity Interests.
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
                     SUBPLAN RMM:  NEW ECOLAIRE, INC. (CASE NO. 99-2531 (PJW))
----------------------------------------------------------------------------------------------------------
 Class/Claim       Status/Voting Rights                        Treatment
----------------------------------------------------------------------------------------------------------
Class R3MM/        Impaired/Entitled to    The Debtors believe there are no Allowed Class R3MM
Unsecured          vote                    Claims. If there are Allowed Class R3MM Claims, such
Claims                                     Holders will receive their Pro Rata Share of New
                                           Ecolaire, Inc. common stock.
----------------------------------------------------------------------------------------------------------
Class R6MM/        Impaired/Entitled to    If there are Allowed Class R3MM Claims, then the Class
Equity Interests   vote                    R6MM Equity Interests will be canceled. If there are no
                                           Allowed Class R3MM Claims, then Holders of Class R6MM
                                           Equity Interests will retain their Equity Interests.
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
                       SUBPLAN RNN:  P.W.E.C., INC. (CASE NO. 99-2533 (PJW))
----------------------------------------------------------------------------------------------------------
 Class/Claim       Status/Voting Rights                        Treatment
----------------------------------------------------------------------------------------------------------
Class R3NN/        Impaired/Entitled       The Debtors believe there are no Allowed Class R3NN Claims.
Unsecured          to vote                 If there are Allowed Class R3NN Claims, such Holders will
Claims                                     receive their Pro Rata Share of New P.W.E.C., Inc. common
                                           stock.
----------------------------------------------------------------------------------------------------------
Class R6NN/        Impaired/Entitled       If there are Allowed Class R3NN Claims, then the Class R6NN
Equity             to vote                 Equity Interests will be canceled. If there are no Allowed
Interests                                  Class R3NN Claims, then Holders of Class R6NN Equity
                                           Interests will retain their Equity Interests.
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
                          SUBPLAN ROO:  RYL, LLC (CASE NO. 99-2539 (PJW))
----------------------------------------------------------------------------------------------------------
 Class/Claim       Status/Voting Rights                        Treatment
----------------------------------------------------------------------------------------------------------
Class R3OO/        Impaired/Entitled       The Debtors believe there are no Allowed Class R3OOClaims.
Unsecured          to vote                 If there are Allowed Class R3OO Claims, such Holders will
Claims                                     receive their Pro Rata Share of New RYL, LLC common stock.
----------------------------------------------------------------------------------------------------------
Class R6OO/        Impaired/Entitled       If there are Allowed Class R3OO Claims, then the Class R6OO
Equity             to vote                 Equity Interests will be canceled. If there are no Allowed
Interests                                  Class R3OO Claims, then Holders of Class R6OO Equity
                                           Interests will retain their Equity Interests.
---------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
                 SUBPLAN RPP:  SMITH MACHINE WORKS, INC. (CASE NO. 99-2540 (PJW))
----------------------------------------------------------------------------------------------------------
 Class/Claim       Status/Voting Rights                        Treatment
----------------------------------------------------------------------------------------------------------
Class R3PP/        Impaired/Entitled       Holders of Allowed Class R3PP Claims will receive their Pro
Unsecured          to vote                 Rata Share of New Smith Machine Works, Inc. common stock.
Claims
----------------------------------------------------------------------------------------------------------
Class R6PP/        Impaired /Deemed to     On the Effective Date, Class R6PP Equity Interests will be
Equity             reject: Not entitled    canceled.
Interests          to vote
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
                         SUBPLAN RQQ:  SMK COMPANY (CASE NO. 99-2541 (PJW))
----------------------------------------------------------------------------------------------------------
 Class/Claim       Status/Voting Rights                        Treatment
----------------------------------------------------------------------------------------------------------
Class R3QQ/        Impaired/Entitled       The Debtors believe there are no Allowed Class R3QQ Claims.
Unsecured          to vote                 If there are Allowed Class R3QQ Claims, such Holders will
Claims                                     receive their Pro Rata Portion of New SMK Company common
                                           stock.
----------------------------------------------------------------------------------------------------------
Class R6QQ/        Impaired/Entitled       If there are Allowed Class R3QQ Claims, then the Class R6QQ
Equity             to vote                 Equity Interests will be canceled.  If there are no Allowed
Interests                                  Class R3QQ Claims, then Holders of Class R6QQ Equity
                                           Interests will retain their Equity Interests.
----------------------------------------------------------------------------------------------------------

                                  SECTION IV

               LIQUIDATING DEBTORS: CLASSIFICATION AND TREATMENT
                      OF CLASSIFIED CLAIMS AND INTERESTS

     The categories of Claims and Equity Interests listed below classify Claims and Equity Interests for all purposes, including voting, confirmation and distribution pursuant to the Plan and pursuant to sections 1122 and 1123(a)(1) of the Bankruptcy Code. A Claim or Interest shall be deemed classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class and shall be deemed classified in a different Class to the extent that any remainder of such Claim or Interest qualifies within the description of such different Class. A Claim or Interest is in a particular Class only to the extent that such Claim or Interest is Allowed in that Class and has not been paid or otherwise settled before the Effective Date.

     The Classes of Claims and Equity Interests that apply to each Liquidating Debtor and the treatment of each Class of Claims or Equity Interests are listed below:

-------------------------------------------------------------------------------------------------------------------
                                  SUBPLAN LA:  BELOIT CORPORATION
-------------------------------------------------------------------------------------------------------------------
   Class/Claim           Status/Voting                       Treatment
                           Rights
--------------------------------------------------------------------------------------------------------------------
Class L3A/               Impaired/Entitled    Except as the Committee Settlement Agreement provides, each
Unsecured Claims,        to vote              Holder of an Allowed L3A Claim will receive that Holder's
including                                     Pro Rata Share of Distributable Net Beloit Proceeds as of
Liquidating Debtor                            any Allowance Date.  The first distribution will be made on
Intercompany                                  the Initial Payment Date and subsequent distributions will
Claims                                        be made consistent with Section X(I).
--------------------------------------------------------------------------------------------------------------------
Class L4A/               Impaired/Entitled    Any Holder of an Allowed L3A Claim may elect to be treated
Liquidating Debtor       to vote              as a Holder of a Class L4A Claim.  Any such election must be
Convenience Class                             made on the Ballot and no Creditor can elect Class L4A
                                              treatment after the Voting Deadline.  Any Allowed L3A Claim whose Holder elects to have treated as a Class L4A Claim,
                                              upon such election, shall receive the lesser of (a) $1,000 or (b) five percent of such Creditor's Allowed Class L3A
                                              Claim./61/  The Plan Administrator shall pay each Holder of an
                                              Allowed Class L4A Claim such amount  in Cash from Beloit's estate on the later of the Initial Payment Date or the date on which such Claim becomes an Allowed Claim, and the
                                              remainder of the Allowed Class L4A Claim shall not be paid.
--------------------------------------------------------------------------------------------------------------------
Class L6A/               Impaired/Deemed      On the Effective Date, all Equity Interests in Beloit
Equity Interests         to reject: Not       Corporation will be canceled.  Holders of Class L6A Equity
                         entitled to vote     Interests will not receive a distribution under the Plan.
--------------------------------------------------------------------------------------------------------------------

_________________

/61/ For example, if a Holder of a $1,200 Class L3A Claim elects the Liquidating Debtor Administrative Convenience Class, such Holder will receive $60 in Cash. The remaining $1,140 Liquidating Debtor Administrative Convenience Claim shall not be paid. If a Holder of a $21,000 Class L3A Claim elects the Liquidating Debtor Administrative Convenience Class, such Holder will receive $1,000 in Cash. The remaining $20,000 Liquidating Debtor Administrative Convenience Class will not be paid.

----------------------------------------------------------------------------------------------------
                              SUBPLAN LB:  BELOIT HOLDINGS, INC.
----------------------------------------------------------------------------------------------------
Class/Claim       Status/Voting Rights                   Treatment
----------------------------------------------------------------------------------------------------
Class L3B/        Impaired/Entitled     Except as the Committee Settlement Agreement provides, each
Unsecured         to vote               Holder of an Allowed L3B Claim will receive that Holder's Pro
Claims,                                 Rata Share of Distributable Net Beloit Proceeds as of any
including                               Allowance Date. The first distribution will be made on the
Liquidating                             Initial Payment Date and subsequent distributions will be
Debtor                                  made consistent with Section X(I).
Intercompany
Claims
----------------------------------------------------------------------------------------------------
Class L6B/        Impaired/Entitled     Equity Interests will continue to be held by Beloit, but the
Equity            to vote               Liquidating Debtors' charter shall be amended to prohibit
Interests                               distributions on Equity Interests unless and until all Claims are either (a) Disallowed by Final Order or (b) paid in full.
----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
                          SUBPLAN LC:  BELOIT INTERNATIONAL SERVICES, INC.
----------------------------------------------------------------------------------------------------
  Class/Claim     Status/Voting Rights                   Treatment
 ----------------------------------------------------------------------------------------------------
Class L3C/       Impaired/Entitled    Except as the Committee Settlement Agreement provides, each
Unsecured        to vote              Holder of an Allowed L3C Claim will receive that Holder's Pro
Claims,                               Rata Share of Distributable Net Beloit Proceeds as of any
including                             Allowance Date. The first distribution will be made on the
Liquidating                           Initial Payment Date and subsequent distributions will be
Debtor                                made consistent with Section X(I).
Intercompany
Claims
----------------------------------------------------------------------------------------------------
Class L6C/       Impaired/Entitled    Equity Interests will continue to be held by Beloit, but the
Equity Interests to vote              Liquidating Debtors' charter shall be amended to prohibit
                                      distributions on Equity Interests unless and until all Claims are either (a) Disallowed by Final Order or (b) paid in full.
----------------------------------------------------------------------------------------------------


      ----------------------------------------------------------------------------------------------------
                                      SUBPLAN LD:  BELOIT IRON WORKS, INC.
      ----------------------------------------------------------------------------------------------------
       Class/Claim     Status/Voting Rights                   Treatment
      ----------------------------------------------------------------------------------------------------
      Class L3D/          Impaired/Entitled    Each Holder of an Allowed L3D Claim will receive that
      Unsecured           to vote              Holder's Pro Rata Share of Distributable Net Beloit
      Claims,                                  Proceeds as of any Allowance Date. The first distribution
      including                                will be made on the Initial Payment Date and subsequent
      Liquidating                              distributions will be made consistent with Section X(I).
      Debtor
      Intercompany
      Claims
      ----------------------------------------------------------------------------------------------------
      Class L6D/          Impaired/Entitled    Equity Interests will continue to be held by Beloit, but
      Equity Interests    to vote              the Liquidating Debtors' charter shall be amended to
                                               prohibit distributions on Equity Interests unless and
                                               until all Claims are either (a) Disallowed by Final Order
                                               or (b) paid in full.
      ----------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
                             SUBPLAN LE:  BELOIT PULPING GROUP INC.
------------------------------------------------------------------------------------------------
 Class/Claim   Status/Voting Rights                           Treatment
------------------------------------------------------------------------------------------------
Class L3E/     Impaired/Entitled     Except as the Committee Settlement Agreement provides,
Unsecured      to vote               each Holder of an Allowed L3E Claim will receive that
Claims,                              Holder's Pro Rata Share of Distributable Net Beloit
including                            Proceeds as of any Allowance Date. The first distribution
Liquidating                          will be made on the Initial Payment Date and subsequent
Debtor                               distributions will be made consistent with Section X(I).
Intercompany
Claims
------------------------------------------------------------------------------------------------
Class L6E/     Impaired/Entitled     Equity Interests will continue to be held by Beloit, but
Equity         to vote               the Liquidating Debtors' charter shall be amended to
Interests                            prohibit distributions on Equity Interests unless and
                                     until all Claims are either (a) Disallowed by Final Order
                                     or (b) paid in full.
------------------------------------------------------------------------------------------------

      ---------------------------------------------------------------------------------------------------
                                    SUBPLAN LF:  BELOIT TECHNOLOGIES, INC.
      ---------------------------------------------------------------------------------------------------
         Class/Claim     Status/Voting Rights                          Treatment
      ---------------------------------------------------------------------------------------------------
      Class L3F/         Impaired/Entitled    Except as the Committee Settlement Agreement provides,
      Unsecured          to Vote              each Holder of an Allowed L3F Claim will receive that
      Claims,                                 Holder's Pro Rata Share of Distributable Net Beloit
      including                               Proceeds as of any Allowance Date. The first distribution
      Liquidating                             will be made on the Initial Payment Date and subsequent
      Debtor                                  distributions will be made consistent with Section X(I).
      Intercompany
      Claims
      ---------------------------------------------------------------------------------------------------
      Class L6F/         Impaired/Entitled    Equity Interests will continue to be held by Beloit, but
      Equity Interests   to vote              the Liquidating Debtors' charter shall be amended to
                                              prohibit distributions on Equity Interests unless and
                                              until all Claims are either (a) Disallowed by Final Order
                                              or (b) paid in full.
      ---------------------------------------------------------------------------------------------------

      ---------------------------------------------------------------------------------------------------
                                    SUBPLAN LG:    FITCHBURG CORPORATION
      ---------------------------------------------------------------------------------------------------
         Class/Claim     Status/Voting Rights                          Treatment
      ---------------------------------------------------------------------------------------------------
      Class L3G/         Impaired/Entitled    Except as the Committee Settlement Agreement provides,
      Unsecured          to Vote              each Holder of an Allowed L3G Claim will receive that
      Claims,                                 Holder's Pro Rata Share of Distributable Net Beloit
      including                               Proceeds as of any Allowance Date. The first distribution
      Liquidating                             will be made on the Initial Payment Date and subsequent
      Debtor                                  distributions will be made consistent with Section X(I).
      Intercompany
      Claims
      ---------------------------------------------------------------------------------------------------

      Class L6G/         Impaired/Entitled    Equity Interests will continue to be held by Beloit, but
      Equity Interests   to vote              the Liquidating Debtors' charter shall be amended to
                                              prohibit distributions on Equity Interests unless and
                                              until all Claims are either (a) Disallowed by Final Order
                                              or (b) paid in full.
      ---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------
                              SUBPLAN LH:  BWRC DUTCH HOLDINGS, INC.
---------------------------------------------------------------------------------------------------
  Class/Claim     Status/Voting Rights                           Treatment
---------------------------------------------------------------------------------------------------
Class L3H/        Impaired/Entitled     Except as the Committee Settlement Agreement provides,
Unsecured         to Vote               Beloit Corporation will contribute an amount not to exceed
Claims,                                 $1,000 to BWRC Dutch Holdings, Inc.  Each Holder of an
including                               Allowed Class L3H Claim will receive to that Holder=s  the
Liquidating                             Pro Rata Share of the Distributable Net Beloit Proceeds as
Debtor                                  of any Allowance Date.  The first distribution will be
Intercompany                            made on the Initial Payment Date and subsequent
Claims                                  distributions will be made consistent with Section X(I).
---------------------------------------------------------------------------------------------------

Class L6H/        Impaired/Entitled     Equity Interests will continue to be held by Beloit, but
Equity Interests  to vote               the Liquidating Debtors' charter shall be amended to
                                        prohibit distributions on Equity Interests unless and
                                        until all Claims are either (a) Disallowed by Final Order
                                        or (b) paid in full.
---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------
                                      SUBPLAN LI:  BWRC, INC.
---------------------------------------------------------------------------------------------------
  Class/Claim     Status/Voting Rights                           Treatment
---------------------------------------------------------------------------------------------------
Class L3I/        Impaired/Entitled     Except as the Committee Settlement Agreement provides,
Unsecured         to Vote               each Holder of an Allowed L3Jw  Claim will receive that
Claims,                                 Holder's Pro Rata Share of Distributable Net Beloit
including                               Proceeds as of any Allowance Date.  The first distribution
Liquidating                             will be made on the Initial Payment Date and subsequent
Debtor                                  distributions will be made consistent with Section X(I).
Intercompany
Claims
---------------------------------------------------------------------------------------------------
Class             Impaired/Entitled to  Each Holder of an Allowed Class L3I Claim may elect to be
L4I/Liquidating   Vote                  treated as a Holder of an Allowed Class L4I Claim.  Any
Debtor                                  such election must be made in the Ballot, and no Creditor
Convenience class                       can elect Class L4I Claim treatment after the Voting
                                        Deadline.  A Class L4I Claim shall not exceed $15,000.
                                        Any Allowed Class L3I Claim that exceeds $15,000 but whose
                                        Holder elects to be treated as a Class L4I Claim shall be
                                        automatically reduced in complete satisfaction of the
                                        Claim to a $15,000 Allowed Class L4I Claim./62/  On the
                                        Initial Payment Date, the Plan Administrator shall pay
                                        100% of the Allowed Class L4I Claim in Cash./63/
---------------------------------------------------------------------------------------------------
Class L6I/        Impaired/Entitled     Equity Interests will continue to be held by Beloit, but
Equity Interests  to                    the Liquidating Debtors' charter shall be amended to
                                        prohibit distributions on Equity Interests unless and
---------------------------------------------------------------------------------------------------

 ------------------------------------------------------------------------------------------------------------
                                            SUBPLAN LI: BWRC, INC
 ------------------------------------------------------------------------------------------------------------
  Equity Interests  vote      until all Claims are either (a) Disallowed by Final Order or (b) paid in full.
 ------------------------------------------------------------------------------------------------------------

_______________________
/62/ For example, if a Holder of a $20,000 Allowed Class L3I Claim elects to be treated as the Holder of a Class L4I claim, such Claim shall be automatically reduced to $15,000 and such Holder will receive $15,000 in Cash.

/63/ For example, if a Holder of a $10,000 Allowed Class L3I Claim elects to be treated as the Holder of an Allowed Class L4I Claim, the Plan Administrator shall pay $10,000 on account of such Claim.

-------------------------------------------------------------------------------------------------
              SUBPLAN LJ:  OPTICAL ALIGNMENT SYSTEMS AND INSPECTION SERVICES, INC.
-------------------------------------------------------------------------------------------------

 Class/Claim    Status/Voting Rights                           Treatment
-------------------------------------------------------------------------------------------------

Class L3J/       Impaired/Entitled    Except as the Committee Settlement Agreement provides,
Unsecured        to Vote              each Holder of an Allowed L3J Claim will receive that
Claims,                               Holder's Pro Rata Share of Distributable Net Beloit
including                             Proceeds as of any Allowance Date.  The first distribution
Liquidating                           will be made on the Initial Payment Date and subsequent
Debtor                                distributions will be made consistent with Section X(I).
Intercompany
Claims
-------------------------------------------------------------------------------------------------

Class            Impaired/Entitled    Each Holder of an Allowed Class L3J Claim may elect to be
L4J/Liquidating  to Vote              treated as a Holder of an Allowed Class L4J Claim.  Any
Debtor                                such election must be made in the Ballot, and no Creditor
Convenience                           can elect Class L4J Claim treatment after the Voting
class                                 Deadline.  A Class L4J Claim shall not exceed $15,000.
                                      Any Allowed Class L3J Claim that exceeds $15,000 but whose
                                      Holder elects to be treated as a Class L4J Claim shall be
                                      automatically reduced in complete satisfaction of the
                                      Claim to a $15,000 Allowed Class L4J Claim./64/.  On the
                                      Initial Payment Date, the Plan Administrator shall pay
                                      100% of the Allowed Class L4J Claim in Cash./65/
-------------------------------------------------------------------------------------------------

Class L6J/       Impaired/Entitled    Equity Interests will continue to be held by Beloit, but
Equity           to vote              the Liquidating Debtors' charter shall be amended to
Interests                             prohibit distributions on Equity Interests unless and
                                      until all Claims are either (a) Disallowed by Final Order
                                      or (b) paid in full.
-------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------
                                      SUBPLAN LK:  PEAC, INC.
---------------------------------------------------------------------------------------------------

  Class/Claim     Status/Voting Rights                           Treatment
---------------------------------------------------------------------------------------------------

Class L3K/        Impaired/Entitled     Except as the Committee Settlement Agreement provides,
Unsecured         to vote               each Holder of an Allowed L3K Claim will receive that
Claims,                                 Holder's Pro Rata Share of Distributable Net Beloit
including                               Proceeds as of any Allowance Date.  The first distribution
Liquidating                             will be made on the Initial Payment Date and subsequent
                                        distributions will be made consistent with Section X(I).
---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------
                                      SUBPLAN LK:  PEAC, INC.
---------------------------------------------------------------------------------------------------
 Debtor
 Intercompany
 Claims
---------------------------------------------------------------------------------------------------
Class L6K/        Impaired/Entitled  Equity Interests will continue to be held by Beloit, but
Equity Interests  to vote            the Liquidating Debtors' charter shall be amended to
                                     prohibit distributions on Equity Interests unless and
                                     until all Claims are either (a) Disallowed by Final Order
                                     or (b) paid in full.

 ---------------------------------------------------------------------------------------------------

______________________

    /64/ For example, if a Holder of a $20,000 Allowed Class L3J Claim elects to be treated as the Holder of a Class L4J claim, such Claim shall be automatically reduced to $15,000 and such Holder will receive $15,000 in Cash.

    /65/ For example, if a Holder of a $10,000 Allowed Class L3J Claim elects to be treated as the Holder of an Allowed Class L4J Claim, the Plan Administrator shall pay $10,000 on account of such Claim.

---------------------------------------------------------------------------------------------------
                   SUBPLAN LL:  PRINCETON PAPER COMPANY, L.L.C. a/k/a FITCHBURG
---------------------------------------------------------------------------------------------------

  Class/Claim     Status/Voting Rights                           Treatment
---------------------------------------------------------------------------------------------------

Class L3L/        Impaired/Entitled     Except as the Committee Settlement Agreement provides,
Unsecured         to vote               each Holder of an Allowed L3L Claim will receive that
Claims,                                 Holder's Pro Rata Share of Distributable Net Beloit
including                               Proceeds as of any Allowance Date.  The first distribution
Liquidating                             will be made on the Initial Payment Date and subsequent
Debtor                                  distributions will be made consistent with Section X(I).
Intercompany
Claims
---------------------------------------------------------------------------------------------------

Class L6L/        Impaired/Entitled     Equity Interests will continue to be held by Beloit, but
Equity Interests  to vote               the Liquidating Debtors' charter shall be amended to
                                        prohibit distributions on Equity Interests unless and
                                        until all Claims are either (a) Disallowed by Final Order
                                        or (b) paid in full.

---------------------------------------------------------------------------------------------------



---------------------------------------------------------------------------------------------------
                                     SUBPLAN LM:  PEOC, INC.
--------------------------------------------------------------------------------------------------

  Class/Claim     Status/Voting Rights                          Treatment
--------------------------------------------------------------------------------------------------

Class L3M/        Impaired/Entitled     Except as the Committee Settlement Agreement provides,
Unsecured         to vote               each Holder of an Allowed L3M Claim will receive that
Claims,                                 Holder's Pro Rata Share of Distributable Net Beloit
including                               Proceeds as of any Allowance Date.  The first
Liquidating                             distribution will be made on the Initial Payment Date and
Debtor                                  subsequent distributions will be made consistent with
Intercompany                            Section X(I).
Claims
--------------------------------------------------------------------------------------------------

Class L6M/        Impaired/Entitled     Equity Interests will continue to be held by Beloit, but
Equity Interests  to vote               the Liquidating Debtors' charter shall be amended to
                                        prohibit distributions on Equity Interests unless and
                                        until all Claims are either (a) Disallowed by Final Order
                                        or (b) paid in full.
--------------------------------------------------------------------------------------------------



---------------------------------------------------------------------------------------------------
                                      SUBPLAN LN: PMAC, INC.
---------------------------------------------------------------------------------------------------

  Class/Claim     Status/Voting Rights                           Treatment
---------------------------------------------------------------------------------------------------

Class L3N/        Impaired/Entitled     Except as the Committee Settlement Agreement provides,
Unsecured         to vote               each Holder of an Allowed L3N Claim will receive that
Claims,                                 Holder's Pro Rata Share of Distributable Net Beloit
including                               Proceeds as of any Allowance Date.  The first distribution
Liquidating                             will be made on the Initial Payment Date and subsequent
Debtor                                  distributions will be made consistent with Section X(I).
Intercompany
Claims
---------------------------------------------------------------------------------------------------

Class L6N/        Impaired/Entitled     Equity Interests will continue to be held by Beloit, but
Equity Interests  to vote               the Liquidating Debtors' charter shall be amended to
                                        prohibit distributions on Equity Interests unless and
                                        until all Claims are either (a) Disallowed by Final Order
                                        or (b) paid in full.

---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------
                           SUBPLAN LO:  RADER RESOURCE RECOVERY, INC.
---------------------------------------------------------------------------------------------------

 Class/Claim    Status/Voting Rights                           Treatment
-------------------------------------------------------------------------------------------------

Class L3O/       Impaired/Entitled    Except as the Committee Settlement Agreement provides,
Unsecured        to vote              each Holder of an Allowed L3O Claim will receive that
Claims,                               Holder's Pro Rata Share of Distributable Net Beloit
including                             Proceeds as of any Allowance Date.  The first distribution
Liquidating                           will be made on the Initial Payment Date and subsequent
Debtor                                distributions will be made consistent with Section X(I).
Intercompany
Claims
-------------------------------------------------------------------------------------------------
Class L6O/       Impaired/Entitled    Equity Interests will continue to be held by Beloit, but
Equity           to vote              the Liquidating Debtors' charter shall be amended to
Interests                             prohibit distributions on Equity Interests unless and
                                      until all Claims are either (a) Disallowed by Final Order
                                      or (b) paid in full.
-------------------------------------------------------------------------------------------------


                                   SECTION V

                            [INTENTIONALLY OMITTED]

                                   SECTION VI

                  IMPLEMENTATION OF THE REORGANIZING SUBPLANS

          Each of the transactions required to implement this Plan shall be implemented in accordance with this Section VI and the Restructuring Transactions described in Schedule V(B) of the Exhibit Book. The description
                            -------------
  in this Section of the organizational and ownership structures, governance and assets and liabilities of the entities to be organized and reorganized under the Plan assumes that the transactions required to implement this Plan have been completed.

          A.  HII

                 1.  Organization of New HII

          As of the Effective Date, 100% of the New HII Common Stock will be owned by (a) Holders of Allowed Class R3A Claims and (b) if the ARC exceeds $167 million in the aggregate, Holders of Allowed Class R3 Claims against the Note Group Debtors. Pursuant to the Plan, Holders of other Allowed Class R3 Claims may become holders of the New HII Common Stock after the Effective Date. The authorized capital stock of New HII shall have the rights, privileges, limitations and restrictions set forth in the Restated Certificate of Incorporation, except as such terms may be amended pursuant to the terms of this Plan and the Restructuring Transactions and as permitted under the Restated Certificate of Incorporation and applicable non-bankruptcy law. As of the Effective Date, New HII may choose, in its sole and absolute discretion, to change its name and confirmation of the Plan will be deemed sufficient shareholder approval of such name change for all purposes.

                 2.  Assets and Liabilities of HII

          On the Effective Date, New HII will own, among other assets, 100% of the outstanding capital stock, or ownership interests in Joy, P&H, HIHC, Inc., South Shore Corporation, South Shore Development, LLC, two non-Debtor subsidiaries (Industries Insurance, Inc., a Vermont captive insurance company, and HARE, Inc., an inactive Delaware corporation), and 100% of the outstanding common capital stock of Benefit, Inc., free and clear of liens, Claims, and encumbrances (except any liens granted to secure the Exit Financing Facility, Claims under the DIP Facility that by their terms survive termination of the DIP Facility, and obligations under the Plan). In addition, New HII will, among other things, (i) issue the HII Senior Notes to purchase the Rounded Claims and (ii) borrow funds under the Exit Financing Facility. Other than the foregoing liens, Claims, and obligations, it is not anticipated that New HII will have any material indebtedness on the Effective Date.

          3.   Governance of HII

     From and after the Effective Date, New HII's business will be managed by and under the direction of the New HII Board of Directors, as it may be constituted from time to time pursuant to the Restated Certificate of Incorporation, HII's New Bylaws, and applicable non-bankruptcy law. As of the Effective Date, the officers and directors of New Debtors will be those persons identified on Schedule XIII(A) of the Exhibit Book hereto, as that list may be
              ----------------
modified or amended.

          4.   Exit Financing Facility

     To finance the Cash requirements to consummate this Plan and to provide HII and its affiliates with working capital on a going-forward basis, HII shall enter into the Exit Financing Facility on the Effective Date. The Exit Financing Facility shall be in an amount not less than an amount specified in an exit financing term sheet Filed before the Confirmation Date. The Exit Financing Facility may be secured by certain assets of HII and/or its affiliates and may be guaranteed by certain affiliates (including other Reorganizing Debtors).

          5.   Registration of New HII Common Stock

     Commencing on the Effective Date, New HII shall use commercially reasonable efforts to (i) register resales of those shares of New HII Common Stock and HII Senior Notes that are subject to registration under a Registration Rights Agreement and (ii) list the New HII Common Stock on the New York Stock Exchange, the Nasdaq National Market, or other national stock exchange.

          6.   Approval of New HII Stock Incentive Plan

     On the Effective Date, Holders of Class R3A Claims will own the Distributable New HII Common Stock and the Holders of Class R3 Claims against the Note Group Debtors will be beneficial owners of the Note Group HII Equity Distribution (subject to adjustment as Claims are resolved). Notwithstanding the rights of the Holders of Class R3 Claims against the Note Group Debtors to the Note Group HII Equity Distribution, if Class R3A votes to accept the Plan, then New HII and the shareholders of New HII shall be deemed to have approved the Harnischfeger Industries, Inc. 2001 Stock Incentive Plan (the "Stock Incentive
                                                               ---------------
Plan"). The Stock Incentive Plan is intended to promote the long-term growth and
----
profitability of New HII and its subsidiaries by providing directors, officers and employees of, or to whom an offer of employment has been extended by, New HII and its subsidiaries with incentives to maximize shareholder value and otherwise contribute to the success of New HII. After the Effective Date, grants of incentive or non-qualified stock options, stock appreciation rights, either alone or in tandem with options, performance awards, or any combination of the foregoing may be made under the Stock Incentive Plan at the discretion of New HII's Board of Directors. There shall be no grants of restricted stock under the Stock Incentive Plan.

          (a) Persons Eligible for Grants. Officers and employees of New HII and its subsidiaries and affiliates are eligible to participate in the Stock Incentive Plan. Non-employee directors of New HII are eligible to participate in the Stock Incentive Plan. The Stock Incentive Plan is designed to remain in effect for ten years.

          (b) Administration. The Stock Incentive Plan will be administered by the Human Resources Committee of New HII's Board of Directors (the "Human Resources Committee") which shall consist of at least
                     -------------------------
               three (3) members.

          (c) Authorized Shares. Subject to adjustments for stock splits, stock dividends, or other changes in corporate structure, the Stock Incentive Plan provides that the maximum number of shares of common stock available for grant under the Stock Incentive Plan is 5,556,000 shares of New HII Common Stock, of which a maximum of 20% of such shares may be allocated to incentive stock options.

          (d) Term. The term of options granted under the Stock Incentive Plan may not exceed 10 years. The Human Resources Committee shall provide vesting schedules in each award agreement.

          (e) Exercise. Unless otherwise determined by the Human Resources Committee, options under the Stock Incentive Plan will have an exercise price equal to the fair market value of the common stock on the date of grant. A participant exercising an option may pay the exercise price in cash or, if approved by the Human Resources Committee, with previously acquired shares of common stock or in a combination of cash and stock. The Human Resources Committee, in its discretion, may allow the cashless exercise of options through the use of a broker-dealer and may allow for the grant of reload options (with terms identical to those of the original options) to optionees who exercise options through payment with previously acquired shares of stock.

          (f) Other Awards. A stock appreciation right permits a participant to receive cash or shares of common stock, or a combination thereof, as determined by the Human Resources Committee. The amount of cash or the value of the shares is equal to the excess of the fair market value of a share of common stock on the date of exercise over the stock appreciation right exercise price, multiplied by the number of shares with respect to which the stock appreciation right is exercised. Performance units may be granted subject to performance goals and/or service-based restrictions, and will be payable in cash or shares of common stock or a combination as determined by the Human Resources Committee. Dividend and interest equivalents with respect to awards and other awards based on the value of common stock may also be granted.

          (g) Transferability of options and stock appreciation rights. Options and stock appreciation rights are nontransferable other than by will or the laws of descent and distribution or, at the discretion of the Human Resources Committee, pursuant to a written beneficiary designation and, in the case of a non-qualified option, pursuant to a gift to members of the holder's immediate family. The gift may be made directly or indirectly or by means of a trust or partnership or limited liability company and, during the participant's lifetime, may be exercised only by the participant, any such permitted transferee or a guardian, legal representative or beneficiary.

          (h) Change in Control. The Human Resources Committee may provide in the terms of the grant that, in the event of a change in control, any option or stock appreciation right that is not then exercisable and vested will become fully exercisable and vested and performance units will be deemed earned. Change in control means generally (1) the acquisition by a person of an amount of common stock representing a percentage no less than 20% of outstanding common stock or voting securities of New HII; (2) a change in the majority of the members of New HII's Board of Directors, unless approved by the incumbent directors; (3) the consummation of certain mergers or other business combinations, or certain sales of all or substantially all assets, unless after such a transaction, New HII shareholders prior to such transaction own more than 50% of the resulting entity, members of New HII's Board of Directors before the transaction constitute a majority of New HII's Board of Directors of the resulting entity, and no person owns more than 20% of the outstanding common stock or voting securities; or (4) approval by New HII's stockholders of a liquidation, dissolution or sale of substantially all assets. In addition, the Human Resources Committee may provide an optionee with the right, whether or not an option is fully exercisable and in lieu of the payment of the option price for the shares of New HII common stock being purchased under the option, to elect to surrender all or part of the option to New HII and receive cash, within 30 days of such election, in an amount equal to the spread between the change in control price per share of New HII common stock (which is based on the higher of (i) the highest reported sales price per share of New HII common stock reported on any national exchange on which New HII shares are listed during the 60-day period prior to or including the date of a change of control of New HII or (ii) the highest price per share of New HII common stock paid in any tender or exchange offer or other transaction involving a change of control of New
               HII) and the exercise price multiplied by the number of shares of common stock granted under such optionee's option.

          (i) Amendments and Termination. New HII's Board of Directors may at any time amend or terminate the Stock Incentive Plan and may amend the terms of any outstanding option or other award, except that no termination or amendment may impair the rights of participants as they relate to outstanding options or awards. No such amendment to the Stock Incentive Plan may be made without the approval of New HII's stockholders to the extent such approval is required by law or by applicable stock exchange rules. In the event an award is granted to an individual who is employed outside the United States and who is not compensated from a payroll maintained in the United States, the Human Resources Committee may, in its sole discretion, modify the provisions of the Stock Incentive Plan as they pertain to such individual to comply with applicable foreign law.

          7.   HII Prepetition Notes and the HII Indenture

     As of the Effective Date, the HII Prepetition Notes and the HII Indenture and all other documents executed or delivered in connection with the aforesaid documents shall be of no further force or effect, other than, with respect to the HII Prepetition Notes, to entitle the holders of the HII Prepetition Notes to the distributions described herein. As set forth in Section X(D)(2) herein, the HII Prepetition Notes must be presented for cancellation to the HII Indenture Trustee in order to receive the distributions described herein.

     B.   Note Group Debtors

          1.   Organization of Note Group Debtors

     As of the Effective Date, 100% of the capital stock of each New Note Group Debtor will be owned by the same entity that owned such Note Group Debtor immediately before the Effective Date, free and clear of all liens, Claims, and encumbrances (except for liens granted to secure the Exit Financing Facility, obligations under the DIP Facility that by their terms survive termination of that facility, and obligations specifically provided for in the Plan) except that all of the issued shares of capital stock of New Peabody & Wind and New American Longwall, Inc. shall be issued on the Effective Date to New Joy. The authorized capital stock of the New Note Group Debtors shall be in such amount and have the rights, privileges, limitations and restrictions set forth in their existing certificates of incorporation (or other constitutive documents, as applicable), except as such terms may be amended pursuant to the terms of this Plan and the Restructuring Transactions and as may be permitted under their respective constitutive documents and applicable non-bankruptcy law.

          2.   Assets and Liabilities of Note Group Debtors

     On the Effective Date, the New Note Group Debtors will own, among other things, their own operating assets and 100% of the capital stock or ownership interests of the entities that such New Note Group Debtor owned before the Effective Date, free and clear of all liens, Claims and encumbrances (except for liens granted to secure the Exit Financing Facility, obligations under the DIP Facility that by their terms survive termination of that facility, and obligations specifically provided for in this Plan), provided that, if any
                                                     -------- ----
Allowed Claims against a Stock Group Debtor exceed the value of its assets, all of any New Note Group Debtor's ownership in any Stock Group Debtor will be canceled as of the Effective Date and such Holders of such Claims shall receive a Pro Rata Share of the stock of such Stock Group Debtor. In addition, because New HII is purchasing the Rounded Claims, the Note Group Debtors will be indebted to New HII, which indebtedness will be treated as intercompany indebtedness after the Effective Date.

          3.   Governance of Note Group Debtors

     From and after the Effective Date, the New Note Group Debtors' businesses will be managed by and under the direction of their respective boards of directors, as they may be constituted from time to time pursuant to their certificates of incorporation (or other constituent documents, as applicable), their bylaws, and applicable non-bankruptcy law. The officers and directors of the New Note Group Debtors will be those individuals listed on Schedule XIII(A)
                                                               ----------------
of the Exhibit Book, as such Schedules may be modified or amended.

     C.   Stock Group Debtors

          1.   Organization of Stock Group Debtors

          As of the Effective Date, 100% of the capital stock of or other equity interest in each of the Stock Group Debtors will be owned by the holders of the respective Allowed Class R3 Claims against each of them. If there are no Allowed Class R3 Claims against a Stock Group Debtor, such stock or other equity interest shall be retained by the same entity that owned such stock before the Effective Date. The authorized capital stock of each of the Stock Group Debtors shall have the par value and other rights, privileges, limitations and restrictions set forth in their respective certificates of incorporation (or similar constitutive documents, as applicable), except as such terms may be amended pursuant to the terms of the Plan and the Restructuring Transactions and permitted under their respective constitutive documents and applicable non-bankruptcy law.

          2.   Assets and liabilities of the Stock Group Debtors

     On the Effective Date, each Stock Group Debtor will own its own operating assets and (to the extent it owned any equity interests in other companies immediately prior to the Effective Date) equity interests in other entities, free and clear of liens, Claims, and encumbrances (except any liens granted to secure the Exit Financing Facility, Claims under the DIP Facility that by their terms survive termination of the facility and obligations under the Plan); provided, however, that all of Ecolaire, Inc.'s ownership in Peabody & Wind
--------  -------
Engineering Corp. shall be canceled in exchange for Joy's contribution to Ecolaire's capital of Joy's Claim of approximately $24.5 million against Ecolaire, Inc. Other than for obligations under the DIP Facility or the Exit Financing Facility, it is not anticipated that any of the Stock Group Debtors will have any material indebtedness on the Effective Date.

          3.   Governance of Stock Group Debtors

     From and after the Effective Date, the Stock Group Debtors' businesses will be managed by and under the direction of their respective boards of directors, as they may be constituted from time to time pursuant to their respective constitutive documents, bylaws, and applicable non-bankruptcy law. At the Effective Date, the directors and officers of the Stock Group Debtors will be those persons listed on Schedule XIII(A) of the Exhibit Book, as such Schedules
                        ----------------
may be modified or amended.


                                  SECTION VII

                  IMPLEMENTATION OF THE LIQUIDATING SUBPLANS

     Each of the transactions required to implement the Plan with respect to the Liquidating Debtors shall be implemented in accordance with Section VII of the Plan. The description in this Section of the organizational and ownership structures, governance and assets and liabilities of the entities to be liquidated under the Plan assumes that the transactions required to implement the Plan have been completed.

     A.   Organization of Liquidating Debtors

     On the Effective Date, all of the capital stock of Beloit issued before the Effective Date will be deemed canceled and of no further force and effect, and all Class L6A Equity Interests in Beloit will be deemed extinguished without any further corporate action. Before the Effective Date, the Beloit board of directors will elect the Plan Administrator as the sole director on and after the Effective Date. On the Effective Date, each existing member of Beloit's board of directors will resign or be deemed to have been terminated. On the Effective Date, Beloit shall be deemed to transfer to the Liquidating Trust all of its right, title and interest in (1) all of its assets and (2) and the Liquidating Trust shall assume all of Beloit's obligations under the Jay Alix Contract, to the extent Beloit and JA&A have entered into the Jay Alix Contract. The capital stock or other ownership interests issued by each of Beloit's Debtor and non-Debtor subsidiaries will continue to be issued and outstanding in the same amounts and held by the same parties as immediately before the Effective Date.

     B.   Assets and Liabilities

     Each Liquidating Debtor other than Beloit shall retain the same assets as it held immediately before the Effective Date, which shall be deemed revested in each of them upon the occurrence of the Effective Date pursuant to section 1141(b) of the Bankruptcy Code, including any attorney-client privilege, work-product privilege, or other privilege or immunity attaching to any documents or communications (whether written or oral), and the Liquidating Debtors and the Plan Administrator are authorized to take all necessary actions to preserve such privileges. Rights and causes of action, any attorney-client privilege, work product privilege, or other privilege or immunity attaching to any documents or communications (whether written or oral) or otherwise belonging to Beloit shall, on the Effective Date, be deemed to be transferred to the Liquidating Trust and the Plan Administrator and its representatives. Beloit and the Plan Administrator are authorized to take all necessary actions to effectuate the transfer of such privileges. The Plan Administrator shall establish new bank accounts on behalf of the Liquidating Debtors. Pursuant to section 1141(d)(3) of the Bankruptcy Code, no Claims against any Liquidating Debtor shall be discharged under the Plan, but those Claims shall be paid only as provided in and pursuant to the terms of the Plan.

     C.   Governance of Liquidating Debtors

     On the Effective Date, Beloit and the Liquidating Trust shall be deemed to have executed the Plan Administrator Agreement among them and the Plan Administrator. As more specifically set forth in the Plan Administrator Agreement, the Plan Administrator shall not be authorized to operate any businesses of Beloit or its subsidiaries except to the extent reasonably necessary to, and consistent with, the liquidating purpose of the liquidating trust, and its responsibility shall be to liquidate the assets of Beloit and each of its subsidiaries and to distribute those assets pursuant to the terms of the Plan and the Plan Administrator Agreement. The Plan Administrator shall not be authorized to modify the terms of the Plan Administrator Agreement on behalf of Beloit or the Liquidating Trust in any respect that is adverse to the interests of Beloit, its subsidiaries, the Liquidating Trust, or any Holder of Claims against any of them except upon prior order of the Bankruptcy Court after notice to parties in interest. On the Effective Date, compliance with the provisions of the Plan with respect to the Liquidating Debtors shall become the general responsibility of the Plan Administrator, which shall be appointed as estate representative for each Liquidating Debtor pursuant to the Plan Administrator Agreement and the Plan. As of the Effective Date, the officers and directors of the Liquidating Debtors other than Beloit will be those persons identified on Schedule XIII(B) of the Exhibit Book, as those Schedules may be
              ----------------
modified or amended. The Plan Administrator shall be authorized to elect or retain officers and directors for the Liquidating Debtors after the Effective Date to the extent provided in the Plan Administrator Agreement.

     D.   Funding expenses of the Liquidating Debtors

     Notwithstanding anything contained in the Plan to the contrary, the Post-Confirmation Assets of the Liquidating Debtors (or, in the case of Beloit, the Liquidating Trust) shall be available first to satisfy the obligations relating to the fees, costs and expenses of (i) the Plan Administrator (including the reasonable fees and expenses of the Plan Administrator's counsel), (ii) JA&A if Beloit and JA&A enter into the Jay Alix Agreement pursuant to Section V(C)(12) of the Disclosure Statement, and (iii) the post Effective Date Liquidating Debtors' counsel and the post Effective Date reasonable expenses of the Advisory Committee but not fees for the Advisory Committee, any of its members, or for any consultant or counsel retained by the Advisory Committee or by any of the Advisory Committee's members; provided, however, that (A) payment of the fees,
                              --------  -------
costs, and expenses specified in subparagraphs (i), (ii) and (iii) above shall only take place after satisfaction of all Allowed Administrative Claims (regardless of whether such

Administrative Claims became allowed before or after the Confirmation Date) and
(B) such Plan Administrator fees, costs and expenses shall not be payable from
(i) the EPA Holdback, (ii) the Post-Petition Accommodations Holdback, or (iii) the Disputed Administrative Claim Reserve. The Disputed Administrative Claim Reserve shall include estimates for Beloit's professionals' fees and expenses incurred before the Effective Date. Each Liquidating Debtor (or, in the case of Beloit, the Liquidating Trust) shall finance the liquidation of their assets and payment of claims from Cash on hand on the Effective Date and from proceeds received thereafter from the liquidation of assets. Pursuant to the terms of the Beloit Exit Financing, 30% of net asset sale proceeds of assets of the Liquidating Debtors shall be used to pay Administrative Claims against the Liquidating Debtors Allowed after the Effective Date. Beloit shall have no obligation to provide any funding with respect to the Liquidating Trust after Beloit's assets are deemed transferred to the Liquidating Trust.

     E.   Corporate Action

     On the Effective Date (or as promptly thereafter as practicable), the Plan Administrator shall cause the Liquidating Trust to vote Beloit's equity interests in each of the Debtor subsidiaries so as to cause each Debtor subsidiary to restate such subsidiary's certificate of incorporation or similar charter documents such that the restated charter document, together with any amendments thereto, shall provide, among other things, that: (a) the issuance of non-voting equity securities shall be prohibited in compliance with the requirements of section 1123(a)(6) of the Bankruptcy Code and (b) no distributions shall be made on account of any Class L6 Equity Interest in a Liquidating Debtor subsidiary unless and until, with respect to such subsidiary, all Claims against such Liquidating Debtor subsidiary have been disallowed pursuant to a Final Order or have been paid in full as provided for in such Liquidating Debtor's subsidiary's Subplan. On the Effective Date (or as promptly thereafter as practicable), the Plan Administrator shall cause the following events to occur: (c) it shall cause the Liquidating Trust on behalf of Beloit and Beloit's subsidiaries to terminate their participation in the Qualified Pension Plans and the Qualified Savings Plans, (d) it shall reserve the Liquidating Estate Claim Holdback, (e) it shall commence reasonable efforts to cause Beloit to dissolve or otherwise terminate its existence, (f) it shall cause the board of directors of each of the direct and indirect subsidiaries of Beloit to adopt bylaws that are consistent with the Plan and the Plan Administrator Agreement, (g) it shall make the deposits for the EPA Holdback and the Post-Petition Accommodations Holdback, and (h) it shall take such other actions as are necessary and appropriate to cause the Liquidating Trust and Beloit's subsidiaries to take the other actions described herein.

     F.   Payment of Allowed Administrative Claims

     Except as otherwise agreed by Holders of Allowed Administrative Claims, each Liquidating Debtor (or in the case of Beloit, the Liquidating Trust) on the Initial Payment Date shall pay in full in Cash all Allowed Administrative Claims against each of them respectively that, by their terms, are due and payable as of the Effective Date, including without limitation (a) amounts, if any, owed on the DIP Facility that are not paid or otherwise satisfied by other entities, at which time, except for such obligations of the Debtors that, by their terms, survive termination of the DIP Facility, and thereafter the Liquidating Debtors (and their affiliates) shall have no further obligations under the DIP Facility,
(b) statutory fees, and (c) Allowed Claims of Professionals (subject to the Committee Settlement Agreement, if any) pursuant to the procedures set forth in the Confirmation Order. Payment shall be conditioned upon the Holders' tender of notes or other instruments that evidence their Claims or upon their compliance with such other procedures as provided in the Plan.

     G.   Payment of Allowed Convenience Claims

     On the Initial Payment Date each Liquidating Debtor (or in the case of Beloit, the Liquidating Trust) shall pay in cash in full all Allowed Convenience Claims (Class L4) against such Liquidating Debtor conditioned upon their tender of notes or other instruments evidencing their Claims or such other procedures as are provided for in the Plan.

     H.   Powers of the Plan Administrator

          1. Except as directed by the Advisory Committee pursuant to the Plan Administrator Agreement, the powers of the Plan Administrator on behalf of the Liquidating Trust shall, without any further Bankruptcy Court approval (except as otherwise specifically described herein), include (i) the power to invest funds in and withdraw, make distributions and pay taxes and other obligations owed by each Liquidating Debtor from funds, held by the Plan Administrator and/or the Liquidating Debtor in accordance with the Plan, (ii) subject to approval of the Bankruptcy Court as to the payment of fees to professional persons and the timing therefor, the power to compensate and engage employees and professional persons to assist the Plan Administrator with respect to its responsibilities, (iii) the power to institute, prosecute, defend, compromise and settle claims and causes of action on behalf of or against the Liquidating Debtor, (iv) the power to take all steps and execute all instruments and documents necessary to effectuate the Plan,
               (v) the power to liquidate the Post-Confirmation Estate Assets and provide for the distribution of the net proceeds thereof in accordance with the provisions of the Plan and the Plan Administrator Agreement and (vi) such other powers as may be vested in or assumed by the Plan Administrator pursuant to the Plan, Bankruptcy Court order, the Plan Administrator Agreement or as may be necessary and proper to carry out the provisions of the Plan.

          2. Except as directed by the Advisory Committee pursuant to the Plan Administrator Agreement, the Plan Administrator shall, as a representative of each Liquidating Debtor's estate (and of the Liquidating Trust), litigate any causes of action and rights to payment on claims that belonged to any Liquidating Debtor before the Effective Date, that may be pending on the Confirmation Date or that are instituted by the Liquidating Debtors (or the Liquidating Trust) thereafter, to a Final Order, and the Plan Administrator may compromise and settle such claims, without approval of the Bankruptcy Court. The liquidation of the Liquidating Debtors and the Post-Confirmation Estate Assets may be accomplished either through the prosecution, compromise and settlement, abandonment or dismissal of any or all claims, rights or causes of action, or otherwise. Except as directed by the Advisory Committee pursuant to the Plan Administrator Agreement, the Plan Administrator shall have the absolute right to pursue or not to pursue any and all claims, rights, or causes of action, as it determines is in the best interests of the holders of Allowed Claims against each Liquidating Debtor, and shall have no liability for the outcome of its decision. The Plan Administrator may incur any reasonable and necessary expenses in liquidating and converting the Post-Confirmation Estate Assets to cash. The Plan Administrator may purchase any insurance the Plan Administrator reasonably deems necessary or appropriate. See also "C. Governance of Liquidating Debtors."

          3. Except as directed by the Advisory Committee pursuant to the Plan Administrator Agreement, the Plan Administrator shall have the power (i) to prosecute for the benefit of the holders of Allowed Claims against each Liquidating Debtor all claims, rights and causes of action of the Liquidating Debtor or the Liquidating Trust (whether such suits are brought in the name of the Post-Confirmation Estate, the Liquidating Debtor, or otherwise) including, but not limited to turnover actions under section 542 of the Bankruptcy Code, and (ii) to otherwise perform the functions and take the actions provided for or permitted herein or in any other agreement executed by the Plan Administrator pursuant to the Plan and the Plan Supplement. Any and all proceeds generated from such claims, rights, and causes of action shall be the property of the related Liquidating Debtor (or in the case of Beloit, the Liquidating Trust). Notwithstanding anything herein to the contrary, the Plan Administrator may not commence or prosecute any claims against any current or former officers and directors of any Debtor, except where recourse is limited solely to Available Directors and Officers Insurance. See also "3. Governance of Liquidating Debtors."

     I.   Termination of Plan Administrator

     The duties, responsibilities and powers of the Plan Administrator shall terminate in accordance with the terms of the Plan Administrator Agreement.

     J.   Exculpation

     From and after the Effective Date, the Plan Administrator, the Liquidating Trust's employees and each of their professionals and representatives and each member of the Advisory Committee shall be exculpated and held harmless by each Liquidating Debtor, the Liquidating Trust and by all Persons and entities, including, without limitation, Holders of Claims and other parties in interest, from any and all claims, causes of action and other assertions of liability arising out of the discharge of the powers and duties conferred upon the Plan Administrator or the Advisory Committee by the Plan or any order of the Bankruptcy Court entered pursuant to or in furtherance of the Plan, or applicable law, except for actions or omissions to act arising out of gross negligence, recklessness, breach of fiduciary duty, fraud, or wilful misconduct of such Plan Administrator or employee of the Liquidating Trust or Advisory Committee Member. No Holder of a Claim or other party in interest will have or pursue any claim or cause of action against the Plan Administrator, the Liquidating Trust, or the employees, professionals, or representatives of either the Plan Administrator or the Liquidating Trust or against any member of the Advisory Committee for making payments in accordance with the Plan or for implementing the provisions of the Plan (except only to the extent due to the gross negligence, breach of fiduciary duty, fraud, or wilful misconduct of the Plan Administrator or Advisory Committee member, respectively).

     The United States and/or the State of Illinois is not required to hold any person harmless or provide any person exculpation under Section VII(J) of the Plan. Without any prejudice to the United States= and/or the State of Illinois= rights of recovery under the Plan from the Liquidating Trust, the United States and the State of Illinois shall not be construed to be an owner of the Liquidating Trust.

     K.   Indemnification of the Plan Administrator and Advisory Committee
          Members

     The Liquidating Trust shall indemnify, defend and hold harmless the Plan Administrator, the Plan Administrator's and the Liquidating Trust's employees and any of their professionals or representatives and each member of the Advisory Committee from and against any and all claims, causes of action, liabilities, obligations, losses, damages or expenses (including reasonable attorneys' fees) (other than only to the extent due to their own respective gross negligence, recklessness, breach of fiduciary duty, or fraud, wilful misconduct after the Effective Date) to the fullest extent permitted by applicable law in connection with their capacity as Plan Administrator or Advisory Committee member (including acting as trustee for the Liquidating Trust and/or as employees or professionals or representatives of the Liquidating Trust) or in connection with any matter arising out of or related to the Plan Administrator Agreement or the affairs of the Liquidating Trust.

     L.   Description of the Plan Administrator

     The Plan Administrator shall be David J. Boland. Mr. Boland may contract with BDO Seidman, LLP with respect to his duties as Plan Administrator. A description of the Plan Administrator's background is set forth on Exhibit
                                                                   -------
V(C)(12) of the Exhibit Book.  The compensation for the Plan Administrator shall
--------
be reasonable compensation based on hourly rates normally charged by such entity that is approved by the Bankruptcy Court or such other reasonable compensation as to which the Plan Administrator and the Advisory Committee may agree pursuant to the Plan Administrator Agreement.

     Before the Confirmation Date, Beloit and JA&A may enter into the Jay Alix Contract with the consent and approval of the Beloit Committee, which will provide for compensation for JA&A as specified therein. There is no certainty that Beloit and JA&A will enter into the Jay Alix Contract before the Confirmation Date. If they do not do so, then the Liquidating Trust will acquire no rights or obligations with respect to the Jay Alix Contract, and the tasks to be performed after the Effective Date by JA&A pursuant to the Jay Alix Contract will be performed instead by the Plan Administrator or its designees. To the extent that JA&A performs duties otherwise ascribed to the Plan Administrator pursuant to the Jay Alix Contract, JA&A shall be entitled to the same powers, exculpation and indemnification described in Section VII(H), (J) and (K) herein and as included in the Jay Alix Contract. Generally, and as more specifically provided in the Plan Administrator Agreement, the Plan Administrator shall be authorized to act unless it is otherwise directed by the Advisory Committee. As of the Effective Date, the Advisory Committee shall consist of the members of the Beloit Committee that are ready, willing and able to serve on the Advisory Committee ("Beloit Representatives") and of a representative of the Reorganizing Debtors ("HII Representative"). Thereafter, determination of the identity of the Beloit Representatives and of the HII Representative on the Advisory Committee shall be made as provided in the by-laws for the Advisory Committee, provided that only New HII shall be
                                 -------- ----
authorized to remove or replace the HII Representative or to fill any vacancy on the Advisory Committee arising from the resignation, death, removal or disqualification of the HII Representative. The rights, duties, and obligations of the Advisory Committee shall be as provided in the Plan and the Plan Administrator Agreement.

     M.   Special Provisions Related to Liquidating Trust

          1.   Purpose of the Liquidating Trust.
               --------------------------------

     The Liquidating Trust shall be established for the primary purpose of liquidating the assets of Beloit, in accordance with Treasury Regulation Section 301.7701-4(d), with no objective to continue or engage in the conduct of a trade or business, except to the extent reasonably necessary to, and consistent with, the liquidating purpose of the Liquidating Trust. It is not anticipated that Beloit or the Liquidating Trust will incur any United States federal income tax liability from the transfer of Beloit's assets to the Liquidating Trust. Notwithstanding anything contained herein or in the Confirmation Order, any tax liability on the transfer of Beloit's assets to the Liquidating Trust, if any, shall be the liability of the Liquidating Trust and will be paid by the Liquidating Trust.

          2.   Transfer of Assets.
               ------------------

          (a) The transfer of Beloit's assets and rights, obligations and causes of action to the Liquidating Trust shall be made, as provided herein, for the benefit of the holders of Allowed Class L3 Claims subject to the payment of Administrative Expenses, Allowed Priority Tax Claims and Class L4 Claims. Distributions shall be made to holders only to the extent such holders are entitled to distributions under the Plan. In this regard, in full and complete satisfaction of Allowed Class L3 Claims, Beloit's assets will be transferred to the Liquidating Trust for the benefit of holders of Allowed Class L3 Claims in accordance with the Plan. Upon the transfer of Beloit's assets, Beloit shall have no further interest in or with respect to its assets or the Liquidating Trust.

          (b) For all federal income tax purposes, all parties (including, without limitation, Beloit, the Plan Administrator and the beneficiaries of the Liquidating Trust) shall treat the transfer of assets to the Liquidating Trust, in accordance with the terms of the Plan, as a transfer by Beloit to the holders of Allowed Class L3 Claims, followed by a transfer by such holders to the Liquidating Trust, and the beneficiaries of the Liquidating Trust shall be treated as the grantors and owners thereof.

          3.   Valuation of Assets.
               -------------------

     As soon as possible after the Effective Date, the Liquidating Trust shall value its assets, and the Liquidating Trust shall apprise, in writing, the beneficiaries of the Liquidating Trust of such valuation (subject to the liabilities provided in the Plan Administrator Agreement and in the Plan). The valuation shall be used consistently by all parties (including Beloit, the Plan Administrator and the beneficiaries of the Liquidating Trust) for all federal income tax purposes.

          4.   Investment Powers.
               -----------------

     The right and power of the Plan Administrator to invest assets transferred to the Liquidating Trust, the proceeds thereof, or any income earned by the Liquidating Trust, shall be limited to the right and power to invest such assets (pending periodic distributions in accordance with the Plan) in cash and equivalents; provided, however, that (a) the scope of any such permissible
             --------  -------
investments shall be limited to include only those investments, or shall be expanded to include any additional investments, as the case may be, that a liquidating trust, within the meaning of Treasury

Regulation Section 301.7701-4(d) may be permitted to hold, pursuant to the Treasury Regulations, or any modification in the IRS guidelines, whether set forth in IRS rulings, other IRS pronouncements or otherwise, and (b) the Plan Administrator may expend the assets of the Liquidating Trust (i) as reasonably necessary to meet contingent liabilities and to maintain the value of the assets in the Liquidating Trust during liquidation, (ii) to pay any and all expenses of administering the Liquidating Trust (including, but not limited to, any taxes imposed on the Liquidating Trust or fees, costs and expenses in connection with litigation), and (iii) to satisfy other liabilities incurred or assumed by the Liquidating Trust (or to which the assets of the Liquidating Trust are otherwise subject) in accordance with the Plan or the Plan Administrator Agreement; provided, however, that in no event shall the Plan Administrator use any funds
--------  -------
reserved as the Post-Petition Accommodations Holdback, the EPA Holdback or otherwise held back relating to Disputed Administrative Claims.

          5.   Reporting Duties.
               ----------------

          (a)  Federal Income Tax:  Subject to definitive guidance from the IRS
               ------------------
               or a court of competent jurisdiction to the contrary (including the receipt by the Plan Administrator of a private letter ruling if the Plan Administrator so requests one, or the receipt of an adverse determination by the IRS upon audit if not contested by the Plan Administrator), the Plan Administrator shall file returns for the Liquidating Trust as a grantor trust pursuant to Treasury Regulation Section 1.671-4(a). Subject to the previous sentence, the Plan Administrator shall also annually send to each beneficiary of the Liquidating Trust a separate statement setting forth the holder's share of items of income, gain, loss, deduction or credit and will instruct all such beneficiaries to report such items on their federal income tax returns.

          (b)  Allocations of Liquidating Trust Taxable Income:
               -----------------------------------------------

               (i) Allocations of the Liquidating Trust's taxable income shall be determined by reference to the manner in which an amount of cash equal to such taxable income would be distributed (without regard to any restrictions on distributions described herein) if, immediately prior to such deemed distribution, the Liquidating Trust had distributed all of its other assets (valued for this purpose at their tax book value) to the beneficiaries of the Liquidating Trust (treating any Holder of a Disputed Claim, for this purpose, as a current beneficiary of the Liquidating Trust entitled to distributions), taking into account all prior and concurrent distributions from the Liquidating Trust (including all distributions held in reserve pending the resolution of Disputed Claims).

               (ii) Taxable loss of the Liquidating Trust will be allocated by reference to the manner in which an economic loss would be borne immediately after a liquidating distribution of the remaining assets of the Liquidating Trust. The tax book value of the assets of the Liquidating Trust for this purpose shall equal their fair market value on the Effective Date or, if later, the date such assets were acquired by the Liquidating Trust, adjusted in either case in accordance with tax accounting principles prescribed by the IRC, the regulations and other applicable administrative and judicial authorities and pronouncements.

          (c)  Other
               -----

     The Plan Administrator shall file (or cause to be filed) any other statements, returns or disclosures relating to the Liquidating Trust that are required by any governmental unit.

          6.   Plan Administrator Agreement.
               ----------------------------

     On the Effective Date, the Liquidating Trust will be established and become effective for the benefit of the holders of Administrative Expense Claims, Tax Claims, and Allowed Claims in Classes L3 and L4, as their interests may appear. The form of Plan Administrator Agreement shall be filed with the Court before the Confirmation Date and shall contain provisions customary to trust agreements utilized in comparable circumstances, including, but not limited to, any and all provisions necessary to ensure the continued treatment of the Liquidating Trust as a grantor trust and the holders of Allowed Claims as the grantors and owners thereof for federal income tax purposes. All parties (including Beloit, the Plan Administrator and holders of Claims in Classes L3 and L4) shall execute any documents or other instruments as necessary to cause title to the applicable assets to be transferred to the Liquidating Trust.

          7.   Termination.
               -----------

     The Liquidating Trust will terminate no later than the fifth (5th) anniversary of the Effective Date; provided, however, that, on or before the
                                   --------  -------
date six (6) months before such termination, the Bankruptcy Court, upon motion by a party in interest, may extend the term of the Liquidating Trust for a finite period, if such extension is necessary to the liquidation of the Liquidating Trust's assets. Notwithstanding the foregoing, multiple extensions can be obtained so long as Bankruptcy Court approval is obtained at least six
(6) months before the expiration of each extended term; provided, however, that
                                                        --------  -------
the Plan Administrator receives an opinion of counsel or a favorable ruling from the IRS that any further extension would not adversely affect the status of the Liquidating Trust as a grantor trust for federal income tax purposes.

     N.   Collections of Accounts Receivable

     On August 14, 2000, the Bankruptcy Court entered the Order Authorizing the Employment and Retention of Central Collections Corporation (CCC) as Collections Agent for Beloit Corporation. Under this Order, Beloit was authorized to retain Central Collections Corporation to act as collection agent to undertake an accounts receivable recovery program and collect unpaid receivables on Beloit's behalf. After the Effective Date, CCC will continue to act as collection agent on behalf of the Liquidating Debtors; provided that
                                                              -------------
nothing in the Plan shall limit the power of the Plan Administrator to remove CCC as collection agent in accordance with and subject to the terms of CCC's contract with Beloit and to replace CCC with another collection agent.

     O.   Servicing of Workers Compensation Program

     On June 7, 2000, the Bankruptcy Court entered Order Authorizing Beloit Corporation to Enter Into the Service Agreement Relating to Workers Compensation. Under this Order, and Employers Insurance of Wausau, a Mutual Company ("Wausau") is authorized to furnish claims services to Beloit in connection with Beloit's obligations under the workers' compensation laws of the state or federal jurisdictions in which Beloit has qualified as a self insurer. After the Effective Date, Wausau will continue to service such claims on Beloit's behalf; provided that nothing in the Plan shall limit the power of the
                 -------------
Plan Administrator to remove Wausau as servicer in accordance with and subject to the terms of Wausau's contract with Beloit and to replace Wausau with another servicer.

                                 SECTION VIII

                   INTERCOMPANY AND INTERCREDITOR SETTLEMENT

     Upon the Confirmation Date and subject to the approval of the Bankruptcy Court under Bankruptcy Rule 9019, the Reorganizing Debtors and the Liquidating Debtors will enter into the settlement of intercompany and intercreditor claims and issues under the terms set forth in the Committee Settlement Agreement and the Committee Settlement Agreement shall control the terms of such settlement. The Committee Settlement Agreement, if approved, is incorporated in this Plan in its entirety.

                                  SECTION IX

                       TREATMENT OF EXECUTORY CONTRACTS
                             AND UNEXPIRED LEASES

     A.   Reorganizing Debtors:  Executory Contracts and Unexpired Leases

     Except as otherwise provided in (a) Schedule VIII(A) of the Exhibit Book,
                                         ----------------
(b) the Plan, (c) the Plan Supplement or (d) in any contract, instrument, release, or other agreement or document entered into pursuant to the Plan, pursuant to sections 365 and 1123(b) of the Bankruptcy Code, the following Executory Contracts and Unexpired Leases shall be deemed assumed by the respective Reorganizing Debtor as of the Effective Date: (i) all Executory Contracts and Unexpired Leases listed on the Reorganizing Debtor's respective Schedule G of the Schedules; (ii) the Executory Contracts and Unexpired Leases listed on Schedule VIII(A) of the Exhibit Book and (iii) Executory Contracts and
          ----------------
Unexpired Leases Listed on Tab B of the Plan Supplement. Notwithstanding the preceding sentence, the following Executory Contracts and Unexpired Leases shall not be deemed assumed: any Executory Contract and Unexpired Lease:

          . that has been rejected pursuant to an order of the Bankruptcy Court entered before the Confirmation Date;/4/

          . that has been assumed pursuant to an order of the Bankruptcy Court entered before the Confirmation Date;/5/

          . as to which a motion for approval of the assumption or rejection of such Executory Contract or Unexpired Lease has been filed and served before the Confirmation Date;

          .    which constitutes a Rejected Corporate Indemnity;

          .    listed on Schedule VIII(A)(iii) of the Exhibit Book, which are
                         ---------------------
               the Executory Contracts and Unexpired Leases that the
               Reorganizing Debtors will reject, which Schedule shall be
               included in the Plan Supplement which shall be Filed on or before the Confirmation Date; provided, however, that the filing of the
                                      --------  -------
               Plan Supplement with respect to Executory Contracts and Unexpired
               Leases with Morris shall not occur until an order is entered in the Morris Chapter 11 case assuming or rejecting such Executory
               Contracts and Unexpired Leases; or

          . that is a Non-Qualified Benefit Plans of the Reorganizing Debtors, referenced in Section II(A)(5), but any Non-Qualified Benefit Plan not referenced in Section II(A)(5) shall be assumed unless listed in the Schedule of Executory Contracts and Unexpired Leases to be Rejected by the Reorganizing Debtors contained in the Plan Supplement.

     The Reorganizing Debtors will assume warranty obligations that relate to pre-petition contracts to the extent such warranties are valid under applicable law. On the date of filing of the Plan Supplement, the Reorganizing Debtors shall serve written notice on each non-Debtor party whose Executory Contract or Unexpired Lease the Debtors intend to reject and have included in Schedule
                                                                  --------
VIII(A)(iii) of the Exhibit Book as set forth above.
------------


___________________________________
/4/ A list of the Executory Contracts and Unexpired Leases that the Reorganizing Debtors have rejected as of the date of the Disclosure Statement is attached hereto as Schedule VIII(A)(i).
                   -------------------

/5/ A list of the Executory Contracts and Unexpired Leases that the Reorganizing Debtors have assumed as of the date of the Disclosure Statement is attached hereto as Schedule VIII(A)(ii).
                   --------------------

     Notwithstanding any provision of the Plan, the Debtors shall file a motion by May 1, 2001 to assume or reject the numerous documents that the Debtors executed with Morris or its affiliates on or about October 27, 1997 through

March 30, 1998. Any such motion would be conditioned on Morris' assumption or rejection of such contracts in Morris' Chapter 11 case.

     Except as otherwise provided in the prior paragraphs of this Section, to the extent that either (i) an insurance contract or insurance-related contract or (ii) other agreement pursuant to which any Debtor benefits from an indemnification or warranty provision or (iii) a confidentiality agreement is an executory contract as such term is used in Section 365 of the Bankruptcy Code, such contract (A) shall be deemed listed on such Debtor;s Schedule G and (B) shall be deemed assumed by the respective Reorganizing Debtor on the Effective Date with a $0.00 cure amount.

     The Reorganizing Debtors will not reject any collective bargaining agreement. The Reorganizing Debtors will assume all collective bargaining agreements to which they were a party before the Petition Date. The cure amounts under these collective bargaining agreements is $0.00. Any grievance under an assumed collective bargaining agreement is not discharged hereunder.

     Executory Contracts and Unexpired Leases not (a) listed on a Reorganizing Debtor's respective Schedule G, (b) listed in a Schedule of the Exhibit Book or
(c) listed in the Plan Supplement (each an "Unlisted Contract" and, collectively, the "Unlisted Contracts") shall be treated as follows:

          . HII: Unlisted Contracts to which HII is a party shall be deemed rejected, except for Unlisted Contracts between HII and any current employee of any Reorganizing Debtor, but this exception shall not apply to contracts otherwise addressed in the Plan, the Exhibit Book or the Plan Supplement.

          . Note Group Debtors: Unlisted Contracts to which any Note Group Debtor is a party shall be deemed assumed on the Effective Date with a cure amount of zero.

          . Stock Group Debtors: Unlisted Contracts to which any Stock Group Debtor is a party shall be deemed rejected on the Effective Date.

     Notwithstanding any Exhibit or Plan Supplement Filed in these cases, the Debtors' contract with Goossen & Schultz, CPAs, S.C. cannot be assumed as of the Effective Date, because such contract expired by its own terms in March of 2001. This contract was identified as contract number 3873 in the Plan SupplementBFirst. Thus, the Debtors will not pay a cure amount to Goossen & Schultz.

     Notwithstanding any Exhibit or Plan Supplement Filed in these cases, any New Debtor's assumption of any contract with Comdisco, Inc. will not result in assumption of any pre-petition guarantee related to (i) the Comdisco, Inc. Global Master Rental Agreement between Comdisco, Inc. and Beloit dated as of October 6, 1998 or (ii) Claim No. 10591.

     B.   Liquidating Debtors:   Executory Contracts and Unexpired Leases

     Except as otherwise provided in the Plan or in any contract, instrument, release, or other agreement or document entered into pursuant to the Plan, pursuant to sections 365 and 1123(b) of the Bankruptcy Code, (a) all Executory Contracts and Unexpired Leases listed on the Liquidating Debtors' respective Schedule G of the Schedules, (b) the Executory Contracts and Unexpired Leases listed on Schedule VIII(B) of the Exhibit Book to the Disclosure Statement and
          ----------------
(c) all other Executory Contracts and Unexpired Leases shall be deemed rejected by the Liquidating Debtors as of the Effective Date, except for any Executory Contract and Unexpired Lease:

          . that has been rejected pursuant to an order of the Bankruptcy Court entered before the Confirmation Date;/6/

____________________________________

/6/ A list of the Executory Contracts and Unexpired Leases that the Liquidating Debtors have rejected as of the date of the

          . that has been assumed pursuant to an order of the Bankruptcy Court entered before the Confirmation Date;/7/

          . as to which a motion for approval of the assumption or rejection of such Executory Contract or Unexpired Lease has been filed and served prior to the Confirmation Date; provided, however, that if
                                                       --------  -------
               the motion is later withdrawn, the Executory Contract or the Unexpired Lease that was the subject of the motion shall be deemed rejected as of the Effective Date upon the Debtors' written withdrawal of the motion.

          .    listed on Schedule VIII(B)(iii) of the Exhibit Book which are the
                         --------------------
               Executory Contracts and Unexpired Lease that the Liquidating
               Debtors will seek to assume, which Schedule shall be included in the Plan Supplement, which shall be Filed on or before the Confirmation Date; or

          .    that is an insurance policy(ies).

     On the date of filing of the Plan Supplement, the Liquidating Debtors shall serve written notice on each non-Debtor party whose Executory Contract or Unexpired Lease the Debtors intend to assume and have included in Schedule
                                                                  --------
VIII(B)(iii) of the Exhibit Book, as set forth above, together with the cure
------------
amount, if any.

     C.   Amendment of Schedules relating to Executory Contracts or Unexpired
          Leases

     The Debtors reserve the right, at any time before the Confirmation Date to
(i) amend their respective Schedule G of the Schedules to delete any Executory Contract or Unexpired Lease contract, lease or other agreement or to add such agreement in which event such agreement shall be deemed to be assumed and
assigned, or rejected, as applicable or  (ii) amend the Plan Supplement.   The
Debtors shall provide notice of any amendments to the parties affected thereby, the Harnischfeger Creditors Committee and the Beloit Committee.

     The treatment of Executory Contracts or Unexpired Leases described herein does not affect those contracts listed on Schedule G to the Schedules to the extent that such a contract has expired or has been fully consummated pursuant to its terms. The contracts listed on Schedule VIII(C) of the Exhibit Book are
                                       ----------------
contracts that were included on Schedule G to the Schedules but are not an Executory Contract or Unexpired Lease and will not be assumed or rejected under the Plan.

     The listing of a document on the Executory Contract Schedules shall not constitute an admission by the Debtors, Reorganizing Debtors or the Liquidating Debtors that such document is an executory contract or an unexpired lease or that the Debtors, Reorganizing Debtors or the Liquidating Debtors have any liability thereunder.

     D.   Effect of Confirmation Order on Executory Contracts and Unexpired
          Leases

_______________________________________________________________________________

Disclosure Statement is attached hereto as Schedule VIII(B)(i)
                                           -------------------




/7/   A list of the Executory Contracts and Unexpired Leases that the
Liquidating Debtors have assumed as of the date of the Disclosure Statement is attached hereto as Schedule VIII(B)(ii).
                   --------------------

     Except as provided below, entry of the Confirmation Order will constitute, as of the Effective Date: (a) the approval, pursuant to sections 365 and 1123(b) of the Bankruptcy Code, of the assumption, assignment, or rejection, as applicable, of the executory contracts and unexpired leases assumed, assigned, or rejected pursuant to this Section and (b) the extension of time, pursuant to section 365(d)(4) of the Bankruptcy Code, within which the Debtors may assume or reject Unexpired Leases of non-residential real property through the date of entry of an order approving the assumption and assignment, or rejection of such Unexpired Leases of non-residential real property, which shall not be later than the Effective Date except for the HII lease of its St. Francis, Wisconsin headquarters, as described below.

     Any Lien against the Debtor's property that arises under an Executory Contract that is assumed by the Debtor will not be extinguished or discharged under Sections XIII(B) and XIV(G).

     Executory Contracts and Unexpired Leases listed in the Plan Supplement shall be deemed assumed, assigned or rejected, as the case may be, as of the Effective Date, unless a counter-party to such agreement objects to such treatment no later than April 30, 2001. If such party objects, then the treatment of such agreement shall be determined by the Bankruptcy Court after notice and hearing.

     E.   Cure of Defaults for Assumed Executory Contracts and Unexpired Leases

     Pursuant to the Plan, except as may be otherwise agreed to by the parties, within five business days after the Effective Date, the Debtors shall cure any and all undisputed monetary defaults under any executory contract or unexpired lease assumed or assumed and assigned pursuant to the Plan in accordance with section 365(b)(1) of the Bankruptcy Code.  Schedule VIII(E)(i) of the Exhibit
                                           -------------------
Book, as amended by the Plan Supplement, and Schedule VIII(E)(ii) of the Exhibit
                                             --------------------
Book, as amended by the Plan Supplement, list the undisputed cure amounts for the contracts to be assumed by the Reorganizing Debtors and the Liquidating Debtors, respectively, under the Plan. If an Executory Contract or Unexpired Lease is not listed on Schedule VIII(E)(i) of the Exhibit Book, then the
                       -------------------
proposed cure amount shall be $0.00. Such amount shall be deemed full payment of such Debtor's obligations under section 365(b) of the Bankruptcy Code, unless, on or before April 30, 2001 the contract counter-party files a motion disputing: (1) the amount of any cure payments, (2) the ability of the Debtors or any assignee to provide adequate assurance of future performance (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed, or (3) any other matter pertaining to assumption. The disputed cure payments required by section 365(b)(1) of the Bankruptcy Code shall be made only after entry of a Final Order resolving the dispute and approving the assumption.

     F.   Claims based on rejection of Executory Contracts or Unexpired Leases

     Notwithstanding anything in the Bar Date Order to the contrary, Claims arising out of the rejection of executory contracts or unexpired leases pursuant to the Plan must be filed and served on the Debtors pursuant to the procedures specified in the Confirmation Order or another order of the Bankruptcy Court, no later than 30 days after the later of (i) the Effective Date and (ii) delivery of a notice of amendment to Executory Contract Schedules. Any claim not filed within such time will be forever barred from assertion against the Debtors, their estates, the Reorganizing Debtors, the Liquidating Debtors their respective successors or their respective properties, or against the Liquidating Trust. Unless otherwise ordered by the Bankruptcy Court, all Claims arising from the rejection of executory contracts and unexpired leases shall be treated as an Unsecured Claim under the Plan.

G.   Lease of HII Corporate Headquarters

     The Lease Agreement between South Shore Corporation, a Debtor, and HII for the lease of the Debtors' corporate headquarters located at 3600 South Lake Drive, St. Francis, Wisconsin shall be terminated as of the closing date of the sale of the premises. The time period specified in section 365(d)(4) of the Bankruptcy Code shall be deemed extended until such termination date.

H.   Customer Contracts

     Because the Reorganizing Debtors are assuming all of their customer contracts (unless such customer contract is listed on Schedule VIII(A)(iii) of
                                                      ---------------------
the Exhibit Book as being rejected), the Reorganizing Debtors will cure any and all undisputed monetary defaults. Thus, the Proofs of Claim listed on Schedule
                                                                   --------
VIII(H) attached hereto are hereby expunged.
-------

                                   SECTION X

             PROVISIONS GOVERNING DISTRIBUTIONS UNDER THE PLAN AND
                    TREATMENT OF CERTAIN CONTINGENT CLAIMS

     A.   Distributions for Claims Allowed as of the Allowance Date

          1.   General

     If a Claim or Equity Interest is Allowed as of the first Allowance Date, then the first distributions will be made on the Initial Payment Date. Distributions on account of Claims or Equity Interests that become Allowed Claims or Allowed Equity Interests after the first Allowance Date shall be made pursuant to Section XI(C) of the Plan. Notwithstanding the foregoing, all Administrative Expense Claims that are allowed as of the Effective Date shall receive distributions on the Effective Date.

          2.   Allocation Between Principal and Accrued Interest

     The aggregate consideration paid to Holders in respect of their Allowed Claims shall be treated under this Plan as allocated first to the principal amount of such Allowed Claim to the extent thereof and, thereafter, to the interest, if any, accrued thereon through the Effective Date.

          3.   Tax Payment on "Wage" Distributions Under HII Subplan

     If any distribution under the HII Subplan is deemed "wages" for tax purposes, then in order to receive such distribution from HII the creditor must pay to HII the employment tax liability on such distribution, as determined by HII. The first day upon which a creditor may pay the employment tax liability to New HII is the first day after which the New HII Common Stock is traded on the New York Stock Exchange, the Nasdaq National Exchange, or other national exchange. If the New HII Common Stock has not been traded on such national exchange on or before the second Payment Date, the value of the New HII Common Stock for purposes of this Section shall be determined in New HII's sole and absolute discretion. If the creditor fails to pay such employment tax liability before the Final Payment Date for HII, then no distribution will be made to the creditor on account of its wage claim against HII and such Claim shall be expunged on the Final Payment Date for HII. If the creditor pays such employment tax liability, then HII shall (a) make the distribution required under the Plan, and (b) remit the tax payment received from the creditor to the appropriate taxing authority.

     B.   Method of Distributions to Holders of Claims

          1.   Reorganizing Debtors

     The New Debtors, or such third-party disbursing agent as the New Debtors may employ, will make all distributions required under the Reorganizing Subplans. Each disbursing agent that the New Debtors may employ will serve without bond. Any disbursing agent may employ or contract with other entities to assist in or make the distributions required by the Reorganizing Subplans.

     Each third-party disbursing agent that the New Debtors may employ will receive from the respective New Debtor, without further Bankruptcy Court approval, reasonable compensation for such services and reimbursement of reasonable out-of-pocket expenses incurred in connection with such services; provided, however, that, if the Reorganizing Debtors select or employ a
--------  -------
disbursing agent before the Effective Date, such selection and/or employment shall be effective only with the consent of the Harnischfeger Creditors Committee. These payments will be made on terms agreed to with the New Debtors, and will not be deducted from distributions to be made pursuant to the Reorganizing Subplan to holders of Allowed Claims or Allowed Equity Interests receiving distributions from a third party disbursing agent.

          2.   Liquidating Debtors

     The Plan Administrator, or such third-party plan administrator as the Plan Administrator or Beloit may employ, will make all distributions required under the Liquidating Subplans. Each such third-party plan administrator will serve without bond. Any such third party plan administrator may employ or contract with other entities to assist in or make the distributions required by the Liquidating Subplans.

     Each third-party plan administrator providing services related to distributions pursuant to the Liquidating Subplans will receive from the Plan Administrator, without further Bankruptcy Court approval, reasonable compensation for such services and reimbursement of reasonable out-of-pocket expenses incurred in connection with such services. These payments will be made on terms agreed to by the Plan Administrator, and the Plan Administrator shall reserve a reasonable amount to pay the Plan Administrator's and any third party Plan Administrator's anticipated aggregate fees and expenses from amounts to be distributed to Holders of Allowed Class L3 Claims so that such fees and expenses are borne by all Holders of Class L3 Claims on a pro rata basis.

     C.   Insured Claims

          1.   Distributions Relating to Allowed Insured Claims/8/

     Distributions to Holders of Allowed Insured Claims will be divided into two parts. The first part involves Claims where the sum of the amount of the Allowed Insured Claims plus the Debtor's expenses on account of such Claim (plus all other claims that arise from the same occurrence with respect to claims which invoke coverage from insurance policies with self-insurance retentions or deductibles on a per occurrence basis) equals or is less than the SIR Amount as defined below (the "SIR Insured Claim"). The SIR Amount means the greater of
(a) the per occurrence self-insured retention amount for the applicable Debtor(s), or (b) the per occurrence deductible amount payable by the applicable Debtor(s) under the relevant insurance policy, or (c) the per occurrence reimbursement obligation of the applicable Debtor(s) to the insurance carrier for sums expended by the carrier on account of such Claim. The second part involves Claims where the sum of the amount of the Allowed Insured Claim plus the Debtor's expenses on account of such Claim (plus all other claims that arise from the same occurrence with respect to claims which invoke coverage from insurance policies with self-insurance retentions or deductibles on a per occurrence basis) exceeds the SIR Amount (the "Covered Allowed Insured Claim"). Any aggregate self-insured retention or deductible shall be ignored in determining whether an Allowed Insured Claims is treated as an SIR Insured Claim or bifurcated into an SIR Insured Claim and a Covered Allowed Insured Claim, as discussed above, such that all Allowed Insured Claims are treated equally. This
Section X(C) shall not apply to CNA Policy IM 189470990.

     Distributions on account of Allowed Insured Claims will be as follows:

          (a)  SIR Insured Claims
               ------------------

     An SIR Insured Claim shall be treated the same as any other Allowed Claim under the Plan, and (a) the Allowed Insured Claim shall be deemed satisfied, regardless of the amount actually distributed to the Holder of the relevant Allowed Insured Claim under the applicable Subplan and (b) the Debtors shall pay the defense or other costs in liquidating the Claim after receiving Court authority to pay such fees, if necessary.

     If an insurance carrier pays any party on account of an SIR Insured Claim, such payment shall, within two weeks of receipt thereof, be repaid by that party to the New Debtor or the Plan Administrator, as the case may be. A party's failure to timely make such payment shall result in the party owing the New Debtors or the Plan Administrator, as the case may be, 1% of such amount paid by the insurer, for each Business Day after the two-week grace period specified above until the amount is repaid. For example, a two-week delay, after the two-week grace period specified above, will result in a 10% penalty.

__________________________
/8/ Proceeds of first-party insurance shall be directly paid to the Debtors or the Liquidating Debtors,as appropriate.

               (b)  Covered Allowed Insured Claims
                    ------------------------------

     Covered Allowed Insured Claims shall be satisfied as follows: (i) the Allowed Insured Claim, up to the SIR Amount (if applicable), shall be treated as any Allowed Claim under the Plan and that portion of the Allowed Insured Claim shall be deemed satisfied, regardless of the amount actually distributed to the Holder of the relevant Allowed Insured Claim under the applicable Subplan, and
(ii) the insurance carrier under any applicable insurance policy providing coverage for the Allowed Insured Claim shall satisfy the portion, if any, of an Allowed Insured Claim that exceeds the SIR Amount (the "Over-SIR Amount"), and, on the Effective Date, the Debtors shall be discharged of any liability for the Over-SIR Amount. If a Covered Allowed Insured Claim is satisfied in full by an insurance carrier(s), then such Covered Allowed Insured Claim shall be deemed satisfied and the Holder thereof will not receive any distribution under the Plan, and the Debtors shall be discharged of any liability thereon.

     The New Debtors or the Plan Administrator, as the case may be, shall cooperate in any proceedings against their insurance carriers for recovery of Covered Allowed Insured Claims for the benefit of the Holders of the Covered Allowed Insured Claims, but nothing in this Plan constitutes a promise or guarantee that any insurance carrier will ultimately pay any party on account of a Covered Allowed Insured Claim.

               (c)  Aggregate Exhaustion
                    --------------------

     New HII shall receive all amounts for which any Debtor may be entitled to payment by any insurance carrier because of the satisfaction of either (a) the self-insured aggregate retention amount for the applicable insurance policy or
(b) the aggregate deductible amount under the relevant insurance policy, or (c) the aggregate reimbursement obligation to the insurance carrier for sums expended by the carrier on account of such claim, including defense costs.

               (d)  Reimbursement of Defense Costs
                    ------------------------------

     If an Allowed Insured Claim, plus the amount other Debtors incurred for
                                  ----
defense or other costs in liquidating the Claim exceed the SIR Amount, then the insurance carrier(s) shall pay the New Debtors, or the Plan Administrator, as the case may be, the fees and costs of liquidating the Claim to the extent the fees and expenses exceed the SIR Amount.

               2. Distributions relating to National Union Company and affiliates

     National Union Fire Insurance Company of Pittsburgh, PA and other insurance companies affiliated with American International Group, Inc. (together,"AIG") have issued certain insurance policies (the "AIGRM Policies") insuring workers compensation, employers liability, general liability and/or product liabilities for certain of the Reorganizing Debtors, including Joy Technologies Inc. pursuant to an Insurance Program (the "AIGRM Insurance Program") for varying periods commencing January 1, 1979 to July 23, 2000. (The AIGRM Insurance Program is more fully described in AIG's Proof of Claim number 10829). Pursuant to a stipulation (the "AIGRM Stipulation") approved by this Court on January 17, 2001, AIG agreed to limit its recovery against the Debtors to the security that AIG holds. In consideration of this stipulation to the extent that (1) any insurance policy issued under the AIGRM Insurance Program provides insurance for any insured loss that is a Claim against any Reorganizing Debtor (regardless of any obligation of any Debtor to reimburse AIG in connection with such loss), and
(2) the AIGRM Insurance Program incorporates a letter of credit or other security, such related Claim shall not be deemed an "SIR Insured Claim" under the Plan, and shall not be governed by those provisions of Section X, Part C of the Plan. Additionally: (i) nothing in this Plan shall be deemed to modify or alter the terms of coverage, or the exclusions or limitations of the AIGRM Policies, and AIG may pay all claims insured thereunder in accordance therewith;
(ii) nothing in this Plan shall alter the fact that any claim of an issuer of a prepetition letter of credit securing the AIGRM Insurance Program is a prepetition claim; and (iii) AIG may recover all obligations of the Debtors to AIG under the AIGRM Insurance Program from the security referred to in the AIGRM Stipulation pursuant to the terms of that security, but AIG may not recover such obligations from any other assets of any Debtor or any Debtor estate.

     D.   Delivery of Distributions and Undeliverable or Unclaimed Distributions

          1.   Delivery of Distributions in General

     Subject to Rule 9010 of the Bankruptcy Rules, other than distributions to holders of the HII Prepetition Notes, distributions to Holders of Allowed Claims shall be made at the address of the Holder of such Claim as indicated on the records of Poorman-Douglas as of the Distribution Record Date. If any Claim has been assigned pursuant to Bankruptcy Rule 3001(e), distributions on account thereof shall be made at the address contained on the notice of assignment form; provided that, such form is received by Poorman-Douglas on or before the
-------- ----
Distribution Record Date. The HII Indenture Trustee, on behalf of the New HII, will make distributions to the holders of the HII Prepetition Notes in the manner described in subsection 2 below. Except as otherwise provided by the Plan with respect to undeliverable distributions, distributions shall be made in accordance with the provisions of the applicable indenture, participation agreement, loan agreement or analogous instrument or agreement.

     Specifically, distributions to Holders of Class R3A Claims arising under the Prepetition Credit Facility, shall be delivered to Chase for distribution to such Holders under the terms of the Prepetition Credit Facility.

          2.   Delivery of Distributions to Holders of HII Prepetition Notes:
               Payments to be made to the HII Indenture Trustee

     The payments and distributions to be made under the Plan to holders of the HII Prepetition Notes shall be made to the HII Indenture Trustee, which, subject to any rights or claims of the HII Indenture Trustee (such as claims for reasonable compensation and reimbursement of expenses, disbursements and advances including the reasonable compensation and expenses and disbursements of its agents and counsel) under the HII Indenture, shall transmit such payments and distribution to holders of the HII Prepetition Notes. The reasonable HII Indenture Trustee Expenses relating to making distributions to the holders of the HII Prepetition Notes, in an amount not to exceed $30,000, shall be an Administrative Claim against HII. Conditioned upon the Plan being confirmed on or before May 31, 2001, the Debtors and the HII Indenture Trustee have also agreed for purposes of the Plan that the HII Indenture Trustee Expenses not paid as an Administrative Claim, in an amount not to exceed $250,000, shall be an additional Allowed amount to the Claim Filed by the HII Indenture Trustee with respect to the HII Indenture. The Debtors and the HII Indenture Trustee reserve their rights with the respect to the HII Indenture Trustee Expenses if the Plan or a substantially similar plan is not confirmed by May 31, 2001.

     All payments to holders of the HII Prepetition Notes shall only be made to such holders after the surrender by such holders of the HII Prepetition Notes, or if any such HII Prepetition Note is lost, stolen, mutilated or destroyed, delivery of evidence satisfactory to the HII Indenture Trustee and HII of the loss, theft, mutilation or destruction of such HII Prepetition Note or, in HII=s sole and absolute discretion, an affidavit of such holder in accordance with
Article 8 of the Uniform Commercial Code, or a surety bond, the amount and form of which shall be satisfactory to the HII Indenture Trustee and HII, from a surety company satisfactory to the HII Indenture Trustee and HII. Upon surrender of such certificates, the HII Indenture Trustee shall cancel such HII Prepetition Notes and deliver such canceled HII Prepetition Notes to New HII or otherwise dispose of same as New HII may reasonably request. As soon as practicable after (a) surrender of HII Prepetition Notes evidencing such holder=s claim or (b) delivery of the affidavit or bond, the HII Indenture Trustee shall distribute funds pro rata to the holders thereof in accordance with the respective rights of the HII Indenture Trustee and such holder under the terms of the HII Indenture. If such holder has not complied with the provisions hereof within one (1) year following the Effective Date, such holder shall be deemed to have no further Claim against the Debtors, the Debtors' estates or the HII Indenture Trustee. As soon as practicable after the date which is one (1) year following the Effective Date of the Plan, the HII Indenture Trustee shall deliver to New HII the distributions which a holder holding an HII Prepetition Note would have received had such holder surrendered such HII Prepetition Note evidencing such claim to HII, and, upon such delivery, the HII Indenture Trustee shall have no further responsibility with respect to the HII Indenture or the provisions of the Plan.

          3.   Undeliverable Distributions

          (a)  Holding of Undeliverable Distributions
               --------------------------------------

     If any Allowed Claim Holder's distribution is returned to the Debtors as undeliverable, no further distributions shall be made to such Holder unless and until Poorman-Douglas is notified in writing of such Holder's then-current address. Undeliverable distributions shall remain in the possession of the Debtors pursuant to this Section until such time as a distribution becomes deliverable. Undeliverable Cash (including interest and maturities on the HII Senior Notes) shall not be entitled to any interest, dividends or other accruals of any kind.

          (b)  Failure to Claim Undeliverable Distributions
               --------------------------------------------

     Any Holder of an Allowed Claim that does not assert a Claim pursuant to the Plan for an undeliverable distribution within one year after the distribution is distributed shall be deemed to have waived its Claim for such undeliverable distribution and shall be forever barred from asserting any such Claim against the Reorganizing Debtors, the Liquidated Debtors or their property. In such cases: (i) any Cash held for distribution on account of such Claims shall be property of the New Debtors or the Liquidating Trust, free of any restrictions thereon; (ii) any HII Senior Notes held for distribution on account of such Claims shall be canceled and of no further force or effect; and (iii) any New HII Common Stock held for distribution on account of such Claims shall be canceled. Nothing contained in the Plan shall require the New Debtors or the Plan Administrator to attempt to locate any Holder of an Allowed Claim.

          4.   Tax Withholding From Distributions

     Unless (i) agreed to in writing by the New Debtors or the Plan Administrator or (ii) required by applicable law (such as, where applicable, withholding for employment taxes), the Debtors will withhold all amounts required by law to be withheld from payments made under the Plan, including the withholding of employment taxes on claims deemed to be "wages" for tax purposes. Any agreement between the Debtors and a Creditor regarding tax withholdings shall be deemed null and void and shall not affect distributions under the Plan. Any claims against HII deemed to be "wages" shall be governed by Section X(A)(3) of this Plan.

          5.   Time Bar to Cash Payments

     Checks issued on account of Allowed Claims shall be null and void if not negotiated within ninety (90) days after the date of issuance thereof. Requests for reissuance of any check shall be made in writing directly to the New Debtors or the Plan Administrator, as the case may be, by the Holder of the Allowed Claim with respect to which such check originally was issued. Any Claim in respect of such a voided check shall be made in writing on or before the later of the first anniversary of the Effective Date or ninety (90) days afer the date of issuance of such check. After such date, all Claims in respect of void checks shall be discharged and forever barred.

          6.   Means of Cash Payments

     At the option of the applicable Debtor, New Debtor or Plan Administrator, any Cash payment to be made pursuant to this Plan will be made in U.S. dollars by checks drawn on or by wire transfer from a domestic bank selected by the applicable Debtor, New Debtor or Plan Administrator; provided, however, that
                                                     --------  -------
cash payments to foreign holders of Allowed Claims may be made at the option of the applicable Debtor, New Debtor or Plan Administrator in such funds and by such means as are necessary or customary in a particular foreign jurisdiction. No post-Effective Date interest may be paid on Cash distributions hereunder.

     E.  Foreign Currency Exchange Rate

     As of the Effective Date, any Claim asserted in currency(ies) other than U.S. dollars shall be automatically deemed converted to the equivalent U.S. dollar value using the Monday, June 7, 1999, as quoted at 4:00 p.m., mid-range spot rate of exchange for the applicable currency as published in The Wall
                                                                  --------
Street Journal, National Edition, the day after
---------------
the Petition Date. A table of mid-range exchange spot rates that were published in The Wall Street Journal the day after the Petition Date is annexed as Exhibit
   -----------------------                                               -------
VI(E) of the Exhibit Book.
-----

     F. Allowed Class R3A Claims against HII/9/: Timing and Calculation of Amounts to Be Distributed

          1.   Semiannual Distributions of New HII Common Stock

     On the Payment Date following each Allowance Date, New HII shall distribute Distributable New HII Common Stock calculated as of such Allowance Date to Holders of Allowed Class R3A Claims. Each Holder of an Allowed Class R3A Claim shall receive its Pro Rata Share of the Distributable New HII Common Stock less New HII Common Stock previously distributed to such Holder with respect to the Allowed Class R3A Claim. The first distribution will be made on the Payment Date following the Allowance Date after a Class R3A Claim is Allowed.
Semiannual distributions shall continue until the Final Payment Date for Class R3A Claims. New HII may more frequently issue the Distributable New HII Common Stock to Holders of Allowed Class R3A Claims in New HII's sole and absolute discretion.

          2.   Minimum Distribution

     Notwithstanding any other provision of this Plan, only whole numbers of shares of New HII Common Stock will be issued. When any distribution on account of an Allowed Claim would otherwise result in the issuance of a number of shares of New HII Common Stock that is not a whole number, the actual distribution of shares of such stock will be rounded as follows: (i) fractions equal to or greater than 1/2 will be rounded to the next higher whole number and (ii) fractions less than 1/2 will be rounded to the next lower number. The total number of shares of the New HII Common Stock to be distributed to Allowed Class R3A Claims will be adjusted as necessary to account for the rounding provided for in this Section. No consideration will be provided in lieu of fractional shares that are rounded down.

     No distribution shall be made by New HII an account of any Allowed Class R3A Claim that is less than $10.00 unless either (i) a request is made in writing to New HII by the Holder of such claim or (ii) New HII so determines in its sole and absolute discretion.

          3.   Announcement of Final Payment Date for HII

     New HII shall File a statement indicating that the Final Payment Date has or will occur. Such statement shall not be served on any party.

     G. Allowed Class R3 Claims against the Note Group Debtors:/10/ Timing and Calculations of Amounts to be Distributed to Holders of Claims

          1. Distribution of Cash to Holders of Allowed Class R3 Claims Against the Note Group Debtors that are, with Post-Petition Interest, less than $1,000

     Each Holder of an Allowed Class R3 Claim against the Note Group Debtors, that, together with Post-Petition Interest, is less than $1,000 will receive Cash in the amount of its Allowed Claim plus Post-Petition Interest on the Payment Date after the Allowance Date after the Class R3 Claim against the Note Group Debtors is Allowed.


___________________________

/9/ As noted in Section III(A), Holders of Allowed Class R3A Claims may elect to be treated as Class R4A Claims.

_______________________
/10/ As noted in Section III(B), Holders of Allowed Class R3 Claims against the Note Group Debtors may elect to be treated as Class R4 Claims against the Note Group Debtors.

          2. Distributions to Holders of Allowed Class R3 Claims Against the Note Group Debtors that, with Post-Petition Interest, are $1,000 or greater

     The following applies to Allowed Class R3 Claims against the Note Group Debtors that, together with Post-Petition Interest that are $1,000 or greater:

          (a)  Semi-Annual Distribution of (i) Cash and (ii) HII Senior Note(s)
               ----------------------------------------------------------------

     If, as of an Allowance Date, the amount of an Allowed Class R3 Claim against a Note Group Debtor, together with Post Petition Interest, is $1,000 or greater, then on the following Payment Date the Holder of such Claim will receive (without duplication in subsequent distributions) (i) Cash, to the extent the Claim plus Post-Petition Interest exceeds the Holder's Rounded Claim and (ii) HII Senior Note(s) equal in value to the Pro Rata Rounded Share multiplied by the Distributable HII Senior Notes Value, with the product thereof reduced to the nearest $1,000 increment, plus Cash equal to any interest that accrued on such HII Senior Note(s) since the Effective Date.

     The first distribution will be made on the Payment Date following the Allowance Date after the Class R3 Claim against the Note Group Debtors is Allowed. Semi-Annual distributions shall continue until the Final Payment Date for the Note Group Debtors. New HII may more frequently make distributions in New HII's sole and absolute discretion.

          (b)  Maximum Principal Amount of the HII Senior Notes
               ------------------------------------------------

     The HII Senior Notes will be issued in denominations of $1,000. In no event shall the aggregate principal amount of HII Senior Notes exceed $167 million. The principal amount of HII Senior Notes may be less than $167 million depending on the ARC on the Final Payment Date for the Note Group Debtors.

          (c)  Distribution of  the Note Group HII Equity Distribution
               -------------------------------------------------------

     If the ARC is more than $167 million at any time, then New HII will pay on the Final Payment Date to Holders of Allowed Class R3 Claims against the Note Group Debtors such Holder's Pro Rata Residual Share of the Note Group HII Equity Distribution.

     Notwithstanding any other provision of this Plan, only whole numbers of shares of New HII Common Stock will be issued. When any distribution on account of a Rounded Claim would otherwise result in the issuance of a number of shares of New HII Common Stock that is not a whole number, the actual distribution of shares of such stock will be rounded as follows: (i) fractions equal to or greater than 1/2 will be rounded to the next higher whole number and (ii) fractions less than 1/2 will be rounded to the next lower number. No consideration will be provided in lieu of fractional shares that are rounded down.

          (d)  Discretion to adjust payments
               -----------------------------

     Notwithstanding anything contained herein or in any other document filed in connection with the Plan to the contrary, New HII shall have the ability for administrative convenience, using its reasonable business judgment, if the ARC exceeds $167 million on the Final Payment Date to adjust the proportionate distribution of Cash, HII Senior Notes or the Note Group HII Equity Distribution to Holders of Allowed Class R3 Claims against the Note Group Debtors such that the individualized proportionate distributions of Cash, HII Senior Notes and the Note Group HII Equity Distribution differ from the aggregate proportionate distributions of Cash, HII Senior Notes and the Note Group HII Equity Distribution to all Holders of Allowed R3 Claims against the Note Group Debtors, provided that, such adjustments shall not cause a material difference in
-------- ----
distributions under the Plan.

          (e)  Announcement of Final Payment Date for the Note Group Debtors
               -------------------------------------------------------------

     New HII shall File a statement indicating that the Final Payment Date has or will occur. Such statement shall not be served on any party.

          3.   Minimum Distribution

     No distribution shall be made by the Note Group Debtors on account of any Allowed Class R3 Claim against the Note Group Debtors that is less than $10.00 unless either (i) a request is made in writing to New HII by the Holder of such claim or (ii) New HII so determines in its sole and absolute discretion.

     H. Allowed Class R3 Claims against the Stock Group Debtors: Timing and Calculations of Amounts to be Distributed to Holders of Claims

     On the Effective Date, if there are Allowed Class R3 Claims against the respective Stock Group Debtor, the Equity Interests in the respective Stock Group Debtor will be canceled. Each Holder of an Allowed Class R3 Claim against a Stock Group Debtor will receive its Pro Rata Share of newly issued common stock of the respective Stock Group Debtor. There will not be a holdback of common stock issued with respect to Allowed Class R3 Claims against the Stock Group Debtors. If a Claim against a Stock Group Debtor becomes Allowed after the Effective Date, then the respective New Stock Group Debtor shall issue additional common stock such that the Holder of such Allowed Claim receives its Pro Rata Share of such Stock Group Debtor's new common stock.

     If there are no Allowed R3 Claims against the respective Stock Group Debtor, then Holders of Equity Interests in the respective Stock Group Debtor shall retain their Equity Interests.

               1.   Minimum Distribution

     No distribution shall be made by New HII on account of any Allowed Class R3 Claim against the Stock Group Debtors that is less than $10.00 unless either (i) a request is made in writing to New HII by the Holder of such claim or (ii) New HII so determines in its sole and absolute discretion.

     I. Allowed Class L3 Claims/11/: Timing and Calculations of Amounts to be Distributed

          1.   Distributions

     The Plan Administrator will not make distributions to Holders of Allowed Class L3 Claims until the Beloit Exit Financing is paid in full and terminated, unless New HII consents, in its sole and absolute discretion. Thereafter, on the Payment Date following each Allowance Date, the Plan Administrator shall distribute to each Holder its respective Pro Rata Share of the Distributable Net Beloit Proceeds calculated as of the corresponding Allowance Date. The first distribution will be made on the Payment Date following the Allowance Date after the Class L3 Claim is Allowed. The Plan Administrator may make distributions semiannually if the amount to be distributed is greater than $100,000 in the aggregate on the respective Payment Date. The Plan Administrator may more frequently distribute the Distributable Net Beloit Proceeds in the Plan Administrator's sole and absolute discretion. Distributions in accordance with this section shall continue until the Final Payment Date for Class L3 Claims.

          2.   Minimum Distribution

     No Cash payment of less than $50.00 shall be made by the Plan Administrator in respect of any Allowed Class L3 Claim unless either a request therefor is made in writing to the Plan Administrator by the Holder of such Claims, or the Plan Administrator so determines in its sole and absolute discretion, unless the Advisory Committee directs the Plan Administrator otherwise.

____________________
/11/ As noted in Section IV, Holders of certain Class L3A Claims may be elected to be treated as Class L4 Claims.

          3.   Liquidating Debtor Asbestos Claims

     If a Holder of a Liquidating Debtor Asbestos Claim elects on the Ballot to have its Claim Allowed in the amount of $150, then (i) the Liquidating Debtors shall be conclusively deemed to waive any objection to said Claim; (ii) the Claim shall be deemed an Allowed Class L3 Claim in the amount of $150 and (iii) the Plan Administrator shall make distributions to the Holder of said Claim in accordance with the applicable Subplan.

     If a Holder of a Liquidating Debtor Asbestos Claim does not elect in the Ballot to have its Claim Allowed in the amount of $150, then it is presumed that the Liquidating Debtor has objected to said Claim and the provisions hereof regarding Disputed Claims shall apply to said Claims.

          4.   Announcement of Final Payment Date for the Liquidating Debtors

     The Plan Administrator shall File a statement indicating that the Final Payment Date has or will occur. Such statement shall not be served in any party.

          5.   EPA Holdback

     The EPA Holdback shall be in the amount of $5,700,000. Any proceeds from the sale or transfer of the R&D Center shall affect the EPA Holdback as follows. If Beloit receives Cash on account of the sale or transfer of the Beloit R&D Center to the Myron Bowling Buyers or any other person (collectively, "Buyer"), then such Cash shall become Beloit Proceeds distributable under the Liquidating Debtors' Subplans, and shall not be made or considered part of the EPA Holdback. If, in lieu of direct Cash payment to Beloit, a Buyer of the R&D Center assumes all or part of Beloit's alleged environmental cleanup liability to the United States and/or Illinois by providing financial assurances or guarantees (such as funding of a special account, or provision of letters of credit, bonds or other instruments) to the United States and/or Illinois, then the EPA Holdback shall be reduced by the full amount of such financial assurances or guarantees. Such reduction shall be effective upon the earlier of (a) written consent by either the United States and Illinois, or (b) 20 days after receipt of notice by the United States and Illinois from Beloit or the Plan Administrator providing the U.S. and Illinois with written notice of such proposed reduction, unless the United States or Illinois objects, in writing, to such proposed reduction. In the event of such an objection, the EPA Holdback shall not be reduced until the government's objection is resolved by the Bankruptcy Court.

     The Plan Administrator shall invest the EPA Holdback in an interest-bearing account, and any interest on the EPA Holdback shall be added to the EPA Holdback and shall not become part of the Beloit Proceeds except as provided below. In all events, the EPA Holdback shall be the sole recourse available for the governments' environmental claims for existing contamination related to the Beloit R&D Center. If the relevant governmental authorities agree that any portion of the EPA Holdback is not required to resolve the government's environmental claims related to the Beloit R&D Center, then that portion shall become part of the Beloit Proceeds distributable under the Liquidating Debtors' Subplans and the EPA Holdback shall be reduced accordingly.

     Notwithstanding any other provision of the Plan, Claim No. 10397 filed by the Illinois Environmental Protection Agency in the amount of $99,985.89, and Claim No. 10743 filed by the United States in the amount of $119,000 for prepetition costs shall, to the extent they are allowed as pre-petition unsecured claims, be paid as Class L3A Claims, and shall not be satisfied from the EPA Holdback. The administrative claim bar date established in these cases for all creditors shall apply to governmental entities for all purposes; specifically, the administrative claim bar date applies for costs incurred related to the Beloit R&D Center after the Petition Date and prior to the Effective Date. The EPA Holdback is intended to cover environmental costs that are paid on account of the Beloit R&D Center after the Effective Date, and shall not be used to pay environmental costs paid prior to the Effective Date.

     The EPA Holdback shall not be increased or reduced by any insurance claim or recoveries. The Liquidating Debtors may pursue any insurance that may cover or provide a recovery on account of the Beloit R&D Center. No governmental entity may claim or pursue rights under any insurance policy related to the Beloit R&D Center.
                                                                            -71-

     Until such time as a Buyer or other entity assumes Beloit's obligations under the RI/FS Consent Decree currently in effect between the State of Illinois and Beloit, the Liquidating Trust will continue to fulfill those obligations using funds from the EPA Holdback.

     Klobucar Construction Co. ("Klobucar") has asserted a secured claim against Beloit that has allegedly attached to the Beloit R&D Center. The Debtors dispute the secured status of this claim. The Debtors believe that Klobucar's claim is not secured because if the R&D Center is sold it appears unlikely that the net sale proceeds will exceed costs to remediate the Beloit R&D Center.

          6.   Post-Petition Accommodations Holdback

     Listed in Schedule VI(I)(6) of the Exhibit Book are post-petition letters
               -----------------
of credit, sureties and guarantees provided by HII for the benefit of Beloit (collectively, the "Post-Petition Accommodations"). If the beneficiaries of the Post-Petition Accommodations require HII to pay such amounts, HII will be entitled to a corresponding Administrative Claim against Beloit, plus any interest, fees or costs that HII incurs on account of the Post-Petition Accommodation. Accordingly, a portion (as agreed to by the Harnischfeger Creditors Committee and the Beloit Committee or in the absence of such agreement, an amount determined by the Bankruptcy Court) of the Post-Petition Accommodations will be reserved by the Plan Administrator from the Beloit Proceeds. The letters of credit that constitute the Post-Petition Accommodations will expire no later than November 1, 2001 and will not be renewed. Upon such expiration and as the sureties and guarantees become irrelevant, the Post-Petition Accommodations Holdback will be adjusted. The amount of the Post-Petition Accommodations may be adjusted in the period from the date the Disclosure Statement is approved to the date of the Confirmation Hearing.

          J.   Certain Contingent Claims

     Many of the Debtors' contracts involve long-term projects for which letters of credit were issued. Listed in Schedule VI(J)(i) of the Exhibit Book are
                                  -----------------
letters of credit that are currently outstanding but undrawn. These letters of credit will be either replaced or secured by additional letters of credit issued under the Exit Financing Facility. As the letters of credit are replaced or secured by additional letters of credit, the contingent claims asserted by the issuers of the prepetition letters of credit listed on Schedule VI(J)(i) of the
                                                        -----------------
Exhibit Book will be expunged. Advance written notice of such proposed expungement will be given to the issuers of letters of credit listed on Schedule
                                                                        --------
VI(J)(i) of the Exhibit Book.  If a letter of credit listed on Schedule VI(J)(i)
--------
of the Exhibit Book is drawn before it is replaced or secured by additional letters of credit, the resulting prepetition claim will be treated as (A) a Class R3 Claim against the respective Debtor (if the letter of credit was issued before the Petition Date) or (B) an Administrative Claim (if the letter of credit was issued under the DIP Facility).

     Similarly, HII, Joy and P&H (acting independently) issued guarantees of certain of their respective subsidiaries' obligations. On the Effective Date:
(i) New HII will restate certain existing guarantees listed on Schedule
                                                               --------
VI(J)(ii) of the Exhibit Book, such that the guarantees will become effective
---------
against New HII/12/; (ii) New Joy will restate certain existing guarantees listed on Schedule VI(J)(ii) of the Exhibit Book, or enter into new guarantees
          ------------------
listed on Schedule VI(J)(ii) of the Exhibit Book, such that the guarantees
          ------------------
(whether restated or new) will become effective against New Joy; and (iii) New P&H will restate certain existing guarantees listed on Schedule VI(J)(ii) of the
                                                       ------------------
Exhibit Book, such that the guarantees will become effective against New P&H. Also listed on Schedule VI(J)(ii) of the Exhibit Book are Claims that are
               ------------------
associated with the guarantees that New HII, New Joy or New P&H will restate (or issue, as the case may be) as of the Effective Date. The Confirmation Order shall (i) approve New HII's, New Joy's and New P&H's,

__________________
/12/ Two of the parties with guarantees listed on Schedule VI(J)(ii) of the Exhibit Book are National Westminster Bank PLC and Barclays Bank PLC. Such parties and the Debtors have agreed that no "Triggering Event", as defined in
(i) the Stipulation and Order Resolving, With Respect to National Westminster Bank PLC, Debtors' Thirty-Second Omnibus Objection to Claims -- Objections to Claims filed Against Harnischfeger Industries, Inc. and (ii) Stipulation and Order Resolving, With Respect to Barclays Bank PLC, Debtors' Thirty-Second Omnibus Objection to Claims -- occurred by virtue of the Debtors' filing of a prior draft of the Plan, styled "Joint Plan of Reorganization of the Debtors Under Chapter 11 of the Bankruptcy Code."

restatement of their respective guarantees listed on Schedule VI(J)(ii) of the
                                                     ------------------
Exhibit Book, such that such guarantees are enforceable against the respective New Debtor listed on Schedule VI(J)(ii) of the Exhibit Book, and (ii) expunge
                     ------------------
the Claims listed on Schedule VI(J)(ii) of the Exhibit Book.
                     ------------------

          K.   Distributions to Professional Escrow Account on the Effective
               Date

     On the Effective Date, the New Debtors shall deposit Cash into the Professional Escrow Account in an amount reasonably sufficient to pay all Accrued Professional Compensation that has accrued as of the Effective Date; provided, however, that such Cash will be used to satisfy Claims of
--------  -------
Professionals only pursuant to further order of the Bankruptcy Court.

          L.   Setoffs

     The New Debtors or the Plan Administrator may, pursuant to section 553 of the Bankruptcy Code and applicable non-bankruptcy law, set off against any Allowed Claim and the distributions to be made pursuant to the Plan on account of such Claim (before any distribution is made on account of such Claim), the claims, rights and causes of action of any nature that the Debtors, New Debtors or the Plan Administrator may hold against the Holder of such Allowed Claim; provided, however, that, neither the failure to effect such a setoff nor the
--------  -------
allowance of any Claim hereunder shall constitute a waiver or release by the Debtors, New Debtors or the Plan Administrator of any such claims, rights and causes of action that the Debtors, New Debtors or the Plan Administrator may possess against such Holder. Notwithstanding any other provision of the Plan, Reorganizing Debtor Intercompany Claims may not be set off against Liquidating Debtor Intercompany Claims nor vice versa. Upon confirmation of the Plan, the Reorganizing Debtors shall be authorized, but not required, to offset Reorganizing Debtor Intercompany Claims, and the Liquidating Debtors shall be authorized, but not required, to offset Liquidating Debtor Intercompany Claims.

     While creditors maintain the setoff rights they held before the Petition Date, such setoff rights will be effective only if the Court approves such setoff. Beloit's transfer of assets to the Liquidating Trust shall not destroy any mutuality that Beloit and any creditor otherwise had.

     M.   Lost, Stolen, Mutilated or Destroyed Debt Securities

     Any Holder of a Claim evidenced by a note issued before the Petition Date or a note issued under the Prepetition Bank Credit Facility that has been lost, stolen, mutilated or destroyed shall, in lieu of surrendering such Old Note or a note issued under the Prepetition Bank Credit Facility, deliver to the New
Debtors: (1) an affidavit of loss reasonably satisfactory to the New Debtors setting forth the unavailability of such note or instrument; and (2) such additional security or indemnity as may reasonably be required by the New Debtors to hold the New Debtors harmless from any damages, liabilities or costs incurred in treating such individual as a Holder of an Allowed Claim. Upon compliance with this Section by a Holder of a Claim evidenced by a note issued before the Petition Date or a note issued under the Prepetition Bank Credit Facility, such Holder shall, for all purposes under the Plan, be deemed to have surrendered such note or debenture.

     N.   Withholding Taxes

     Other than HII, the Debtors will withhold all amounts required by law to be withheld from payments made under the Plan, including the withholding of employment taxes on claims deemed to be "wages" for tax purposes. The Debtors will comply with all applicable reporting requirements of the Tax Code. Any claims against HII deemed to be "wages" shall be governed by Section X(A)(3) of the Plan.

                                  SECTION XI

                     PROVISIONS FOR TREATMENT OF DISPUTED
                          CLAIMS AND EQUITY INTERESTS

     A.   Prosecution of Objections to Claims

          1.   Reorganizing Debtors

     After the Confirmation Date, the New Debtors shall have the exclusive authority to File objections and to settle, compromise, withdraw or litigate to judgment objections to Claims against the Reorganizing Debtors. Notwithstanding any other provision of the Plan and any Claim that is reduced under the Plan, the New Debtors shall have the authority to object to any Claims against the Reorganizing Debtors so reduced under the Plan. Such reduced Claims are not deemed Allowed under the Plan. The New Debtors also reserve the right to resolve any disputed Claims against the New Debtors outside the Bankruptcy Court under applicable governing law. From and after the Effective Date, the New Debtors may settle or compromise any Disputed Claim against the Reorganizing Debtors without approval of the Bankruptcy Court or notice to any other party.

          2.   Liquidating Debtors

     After the Confirmation Date, the Plan Administrator shall have the exclusive authority to File objections and to settle, compromise, withdraw or litigate to judgment objections to Claims against the Liquidating Debtors. Notwithstanding any other provision of the Plan and any Claim that is reduced under the Plan, the Plan Administrator shall have the authority to object to any Claims against the Liquidating Debtors so reduced under the Plan. Such reduced Claims are not deemed Allowed under the Plan. The Plan Administrator also reserves the right to resolve any Disputed Claims against the Liquidating Debtors outside the Bankruptcy Court under applicable governing law. From and after the Effective Date, except as otherwise directed by the Advisory Committee pursuant to the Plan Administrator Agreement, the Plan Administrator may settle or compromise any Disputed Claim against the Liquidating Debtors without approval of the Bankruptcy Court or notice to any other party.

          3.   Section 502(d) applies to all Claims

     Consistent with section 502(d) of the Bankruptcy Code, no distribution shall be made to a Holder of a Claim that is avoidable as an Avoidance Action unless and until the voidable amount is paid. For example, Creditors listed on the Retained Actions Schedules and their transferees shall not receive distributions under any Subplan until the applicable cause of action is resolved.

     B.   Estimation of Claims

     The New Debtors (for Claims against the Reorganizing Debtors) or the Plan Administrator (for Claims against the Liquidating Debtors) may at any time request that the Bankruptcy Court estimate any contingent or unliquidated Claim pursuant to section 502(c) of the Bankruptcy Code regardless of whether the Debtors or the New Debtor has previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court will retain jurisdiction to estimate any Claim at any time, including during litigation concerning any objection to any Claim, and during the pendency of any appeal relating to any such objection. If the Bankruptcy Court estimates any contingent or unliquidated Claim, that estimated amount will constitute either the Allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on such Claim, the New Debtors (for Claims against the Reorganizing Debtors) or, the Plan Administrator (for Claims against the Liquidating Debtors), on behalf of any Liquidating Debtor, may elect to pursue any supplemental proceedings to object to the allowance and any ultimate payment on such Claim. Claims may be estimated and subsequently compromised, settled, withdrawn or resolved by any mechanism approved by the Bankruptcy Court.

     All of the aforementioned claims objection, estimation and resolution procedures are cumulative and not exclusive of one another.

     C.   Distributions on Disputed Claims

     Notwithstanding any provision in the Plan to the contrary, except as otherwise agreed by the New Debtors (for Claims against the Reorganizing Debtors) or the Plan Administrator (for Claims against the Liquidating Debtors, except as otherwise directed by the Advisory Committee pursuant to the Plan Administrator Agreement) in its sole and absolute discretion, no partial distributions will be made with respect to a Disputed Claim until all disputes with respect to such Claim are resolved by Final Order. Distributions to a Holder whose Claim is Allowed after the first Allowance Date, shall be made on the Payment Date following the Allowance Date after the Claim is Allowed. Subject to the provisions of the Plan, after a Disputed Claim becomes an Allowed Claim, the Holder of such Allowed Claim will receive all distributions to which such Holder is then entitled under the Plan. No post-Effective Date interest shall be paid on Cash distributions hereunder. If a Creditor incorporates more than one Claim in a proof of claim, then (a) the Claims will be considered one Claim for purposes of the Plan, and (b) unless the Plan Administrator or the Reorganizing Debtor, as the case may be, otherwise agrees in its sole and absolute discretion, no Claim will be bifurcated into an Allowed portion and a Disputed portion.

D.   Disputed Administrative Claims

          1.   Reorganizing Debtors

     Allowed Administrative Claims against the Reorganizing Debtors as of the Confirmation Date and Allowed Class R1 Claims against the Reorganizing Debtors as of the Confirmation Date will be paid by the New Debtors on the Effective Date or, if Allowed after the Confirmation Date, as soon as practicable after allowance from proceeds of the Exit Financing Facility or ongoing operations. The New Debtors will establish a reserve for Disputed Priority Tax Claims only if directed by order of the Bankruptcy Court.

          2.   Liquidating Debtors: Creation of Reserve

     On the Effective Date, the Plan Administrator shall reserve estate assets of a value equal to 125% of (i) the Adjusted Administrative Claims, the current aggregate amount of which is listed on Schedule XIV(C)(6)(d) of the Exhibit
                                       -------- ------------
Book, as amended (but for any Adjusted Administrative Claim that is also an Insured Claim, the reserved amount shall be reduced to the SIR Amount for such Claim) plus (ii) if a creditor requests an additional amount for the alleged Administrative Claim, an amount determined by the Bankruptcy Court that is appropriate to reserve for the outstanding Disputed Administrative Claims (the "Disputed Administrative Claim Reserve"). The value of the assets that constitute the Disputed Administrative Claim Reserve shall be determined by the Plan Administrator after consultation with the Advisory Committee. Adjusted Administrative Claims will include Administrative Claims Filed before the appropriate bar date for Administrative Claims. For purposes of determining the amounts of the Adjusted Administrative Claims for which the Disputed Administrative Claim Reserve applies, (i) Claim No. 12261, filed by Feder Della Guardia, shall be capped at $3 million, and (ii) Claim No. 11994 filed by the State of Wisconsin, Department of Workforce Development, shall be capped 318,523.36.

     The Disputed Administrative Claim Reserve shall include estimates for Beloit's professionals' fees and expenses incurred before the Effective Date. The Disputed Administrative Claim Reserve is for the benefit of Holders of Disputed Administrative Claims against the Liquidating Debtors pending determination of their entitlement thereto. As Disputed Administrative Claims and the Disputed Class L1 Claims are resolved, Disputed Administrative Claim Reserve shall be adjusted accordingly. If a lower court resolves a Claim but any party appeals such resolution, then, until the appellate court rules, the lower court's ruling shall be used to determine the reserve for such Claim. The Disputed Administrative Claim Reserve will include the full amount of Administrative Claims asserted against any Liquidating Debtor unless (1) such
                                                              ------
Claim is reduced to a lower amount by Court order or a ruling by an appropriate forum pursuant to the ADR Order, if applicable, or (2) the Bankruptcy Court, after notice and a hearing, approves a reserve amount that is less than the face amount of such claims. If any party appeals an order specified in the prior sentence, then, until the appellate court rules, the lower court's ruling shall be held to determine the reserve for such Claim.

     Pursuant to the terms of the Beloit Exit Financing, 30% of the net asset sale proceeds from the Liquidating Trust will be used to pay Administrative Claims against the Liquidating Debtors Allowed after the Effective Date.

     The Plan Administrator will establish a reserve for Disputed Priority Tax Claims only if directed by order of the Bankruptcy Court.

          3.   Liquidating Debtors: EPA Holdback

     On the Effective Date, the Plan Administrator shall deposit into a segregated account as the EPA Holdback an amount of Cash required to pay in full the EPA Holdback. As related Claims are resolved by final court order or written consent of the appropriate environmental authorities on the one hand and the Plan Administrator on the other hand, the EPA Holdback shall be adjusted accordingly.

     E.   Reserve of New HII Common Stock

     On the Effective Date, New HII shall maintain as treasury shares the Equity Holdback as of the Effective Date. The Equity Holdback, along with any dividends or other distributions accruing with respect thereto, shall be held for the Holders of Class R3A Claims. As Disputed Class R3A Claims are resolved,
(a) HII shall distribute in accord with Section X(F) New HII Common Stock to Holders of Allowed Class R3A Claims (along with dividends and distributions that accrue after the Effective Date), and (b) the Equity Holdback shall be adjusted. As Disputed Class R3 Claims against the Note Group Debtors are resolved, the Note Group HII Equity Distribution (which is used to calculate the Equity Holdback) shall be adjusted.

     F.   Tax Reporting

          1.   Equity Holdback

     Subject to definitive guidance from the Internal Revenue Service or the courts to the contrary (including the receipt by the New Debtors of a private letter ruling if the New Debtors so request one or the receipt of an adverse determination by the Internal Revenue Service upon audit, if not contested by the New Debtors), the New Debtors shall treat the Equity Holdback as a single trust, consisting of separate and independent shares to be established in respect of each Disputed Claim, in accordance with the trust provisions of the IRC (Sections 641 et seq.) and, to the extent permitted by law, shall report consistently with the foregoing for federal, state and local tax purposes. All Holders of Class R3 Claims shall report, for state and local tax purposes, consistently with the foregoing. In addition, the New Debtors are hereby authorized, on behalf of the Holders of Equity Interests, to request an expedited determination of taxes under section 505(b) of the Bankruptcy Code for all taxable periods of the Equity Holdback ending after the Effective Date through the termination of the Equity Holdback in accordance with the Plan.

          2.   Notes Holdback

     Subject to definitive guidance from the Internal Revenue Service or the courts to the contrary (including the receipt by the New Debtors of a private letter ruling if the New Debtors so request one or the receipt of an adverse determination by the Internal Revenue Service upon audit, if not contested by the New Debtors), the New Debtors shall treat the Notes Holdback as a single trust, consisting of separate and independent shares to be established in respect of each Disputed Claim in accordance with the trust provisions of the IRC (Sections 641 et seq.) and, to the extent permitted by law, shall report consistently with the foregoing for federal, state and local tax purposes. All Holders of Class R3 Claims shall report, for tax purposes, consistently with the foregoing. In addition, the New Debtors are hereby authorized, on behalf of the Holders of Allowed R3 Claims against the Note Group Debtors, to request an expedited determination of taxes under section 505(b) of the Bankruptcy Code for all taxable periods of the Notes Holdback ending after the Effective Date through termination of the Notes Holdback in accordance with the Plan.

     G.   Reserve of HII Senior Notes

     On the Effective Date, New HII shall not issue the HII Senior Notes that represent the Notes Holdback. The Notes Holdback, along with interest that accrues thereon after the Effective Date, shall be held for Holders of R3 Claims against the Note Group Debtors. As Disputed Class R3 Claims against the Note Group Debtors are resolved, (a) HII shall distribute in accord with Section X(G) HII Senior Notes (along with interest and distributions that accrued after the Effective Date) to Holders of Allowed Class R3 Claims against the Note Group Debtors, (b) the Notes Holdback shall be adjusted and (c) the Note Group HII Equity Distribution shall be adjusted.

     H.   Reserve of Cash for Claims against the Liquidating Debtors

     On the Effective Date, the Plan Administrator shall reserve from the Liquidating Estates the Liquidating Estate Claim Holdback as of the Effective Date. The Liquidating Estate Claim Holdback, along with any interest or other distributions accruing with respect thereto, shall be held for the benefit of Holders of Class L3 Claims. As Disputed Class L3 Claims are resolved, (a) the Plan Administrator in accord with Section X(I) shall distribute the Distributable Net Beloit Proceeds to Holders of Allowed Class L3 Claims and (b) the Liquidating Estate Claim Holdback shall be adjusted accordingly.

                                  SECTION XII

                     CONDITIONS PRECEDENT TO CONFIRMATION
                         AND CONSUMMATION OF THE PLAN

     A.   Conditions Precedent to Confirmation

     It shall be a condition to Confirmation of the Plan that the following conditions shall have been satisfied or waived pursuant to the provisions of
Section XII(D):

          1.   Entry of the Confirmation Order

     The Confirmation Order shall have been signed by the Bankruptcy Court and duly entered on the docket for the Bankruptcy Cases by the Clerk of the Bankruptcy Court in form and substance acceptable to the Debtor.

          2.   Exit Financing Facility

     A binding commitment letter for the Exit Financing Facility, on terms reasonably acceptable to the Debtors and consistent with the terms specified in
Exhibit X(D) of the Exhibit Book shall have been obtained and the lenders
------------
committing to provide such financing must be reasonably acceptable to the Reorganizing Debtors, who shall coordinate with the Harnischfeger Creditors Committee.

          3.   Approval of the Committee Settlement Agreement

     The Bankruptcy Court shall have approved the Committee Settlement Agreement as a settlement binding on all of the Debtors, their Creditors and Equity Interest Holders under Rule 9019 of the Bankruptcy Rules.

          4. Disallowance of Certain Claims as of the Effective Date Orders shall be entered expunging the Claims filed by customers asserting warranty claims listed on Schedule VIII(H) of the Exhibit Book. Orders shall be entered
                 ----------------
expunging the Claims listed on Schedule XI(A)(4)(i) of the Exhibit Book, which
                               --------------------
relate to contracts assumed hereunder. Orders shall be entered reducing the Claims listed on Schedule XI(A)(4)(ii) of the Exhibit Book, which relate to
                 ---------------------
contracts assumed hereunder, but also assert additional amounts.

     Orders shall be entered expunging all union claims listed on Schedule
                                                                  --------
X(C)(1) of the Exhibit Book, excluding (a) proof of claim number 10265 and (b)
-------
proof of claim number 6203 filed on behalf of certain former employees in the class action lawsuit known as Donald H. Maurer, et al., v. Joy Technologies,
                              ----------------------------------------------
Inc., Nos. 98-3964 and 98-4029, which will be either (i) resolved by stipulation
----
or (ii) treated as a Class R3 Claim under the Plan. P&H shall (a) after the Effective Date, abide by the terms and conditions of the Termination Agreement between P&H and International Union, UAW and its Local 1316 (Cedar Rapids Iowa Plant), dated December 2, 1986 and the Termination Agreement between P&H and International Union, UAW and its Locals 289 and 632 (Escanaba Michigan Plant) dated January 26, 1983 (the "Escanaba Termination Agreement") and (b) under section 365 of the Bankruptcy Code assume the 1998-2004 Agreement, effective October 19, 1998 between P&H and United Steelworkers of America and Local 1114, United Steelworkers of America; the cure amount for each such document listed in (a) of this sentence is $0. Notwithstanding anything contained in the Plan, the relevant union representative reserves the right to argue that Claim No. 10265 is an Administrative Claim. The Debtors reserve the right to argue that such Claim is a prepetition claim. For the document described in (b), the Debtors reserve the right to object to any grievance asserted by the union in its proof of claim dated February 22, 2000 Filed in case number 99-2186.

     An Order shall be entered expunging proof of claim number 20056, which is Joy's Claim of approximately $48 million against JET. An Order shall be entered expunging proof of claim number 20063, which is Smith Machine Works, Inc.'s Claim of $270,484 against Joy.

     Notwithstanding any other provision of this Plan and pursuant to the Committee Settlement Agreement, an Order shall be entered (i) expunging Beloit's Claim against P&H in the amount of $9,685,568, designated as proof of Claim No. 9721 and Claim No. 20042. HII's Intercompany Claim listed on Schedule
                                                              --------
III(B)(7)(b) of the Exhibit Book and referred to in Section III(b)(7)(a) of the
------------
Disclosure Statement against Beloit in the liquidated amount of approximately $775,000,000 plus any additional amounts that may become due as a result of contingent prepetition claims of HII or other Reorganizing Debtors against Beloit becoming liquidated (e.g., reimbursement claims for draws made on pre-
                            ----
petition letters of credit posted by HII for Beloit projects except those specifically preserved by the Committee Settlement Agreement) shall be recognized as having represented equity in Beloit. Benefit's Claim No. 20024 listed in Schedule III(B)(7)(b) of the Exhibit Book against BWRC, Inc. in the
          ---------------------
liquidated amount of $7,119,000 shall be forgiven.

          5. Reduction and Reclassification of Certain Claims as of the Effective Date

     An Order shall be entered reducing, as amended the Claims that arise from Non-Qualified Benefit Plans to the amounts listed on Schedule XI(A)(5) of the
                                                     -----------------
Exhibit Book.  The Reorganizing Debtor Intercompany Claim listed in Schedule
                                                                    --------
III(B)(7)(b) of the Exhibit Book that Benefit has against HII will be reduced to
------------
$14 million.

     Notwithstanding any other provision of the Plan and any Claim that is reduced under the Plan, the New Debtors shall have authority to object to any Claims against the Reorganizing Debtors so reduced under the Plan and the Plan Administrator shall have the authority to object to any Claims against the Liquidating Debtors so reduced under the Plan.

     B.   Effect of Non-Occurrence of Conditions to Consummation

     If the Confirmation Order is vacated, the Plan shall be null and void in all respects and nothing contained in the Plan or the Disclosure Statement shall: (1) constitute a waiver or release of any Claims by or against, or any Equity Interests in, the Debtors; (2) prejudice in any manner the rights of the Debtors, or (3) constitute an admission, acknowledgment, offer or undertaking by the Debtors in any respects.

     C.   Conditions Precedent to the Effective Date of the Plan

          1.   Conditions to confirmation satisfied

     All conditions precedent to the Confirmation Date have been satisfied.

          2.   Entry of Confirmation Order

     The Confirmation Order shall be entered on the docket in the Bankruptcy Cases.

          3.   Closing of the Exit Financing Facility

     The Exit Financing Facility shall have closed or shall be closed concurrently with the Effective Date of this Plan on terms reasonably acceptable to the Reorganizing Debtors, who shall coordinate with the Harnischfeger Creditors Committee.

          4.   DIP Facility

     All financing provided to the Debtors pursuant to section 364 of the Bankruptcy Code, including the DIP Facility, shall have been paid or replaced, or other arrangements to the lenders providing such financing in their discretion regarding the repayment and termination of such financing shall have been made.

          5.   Property Transfers

     The Bankruptcy Court shall have entered a Final Order decreeing that all transfers of property by any Debtor (i) are or will be legal, valid and effective transfers of property; (ii) vest or will vest in the transferee thereof good title to such property free and clear of all Liens, charges, claims, encumbrances or interests, except as expressly provided in such Plan or Subplan; (iii) do not and will not constitute avoidable transfers under Bankruptcy Code or under applicable non-bankruptcy law; and (iv) do not and will not subject the applicable transferee to any liability by reason of such transfer under the Bankruptcy Code or under applicable non-bankruptcy law, including, without limitation, any laws affecting successor or transferee liability.

          6.   Execution of Documents

     All actions and documents necessary to implement the provisions of this Plan to be effectuated on or before the Effective Date shall be reasonably satisfactory to the Debtors, and to the extent such documents materially adversely impact the Reorganizing Debtors, the Harnischfeger Creditors Committee, and to the extent such documents materially adversely impact the Liquidating Debtors, the Beloit Committee, and in either event, a committee's approval of such actions or documents shall not be unreasonably withheld or denied and such actions and documents shall have been effected or executed and delivered.

     D.   Waiver of Conditions

     The Debtors, in their sole discretion, may waive any of the conditions precedent set forth in Sections XII(A) and XII(C) in whole or in part at any time, without notice, without leave or order of the Bankruptcy Court, and without any formal action other than proceeding to confirm and/or consummate the Plan; provided that, any waiver that materially adversely affects a Reorganizing
      -------- ----
Subplan must be approved by the Harnischfeger Creditors Committee, which approval shall not be unreasonably withheld or denied, and any waiver that materially adversely affects a Liquidating Subplan must be approved by the Beloit Committee, which approval will not be unreasonably withheld or denied.

                                 SECTION XIII

                      EFFECT OF CONFIRMATION OF THIS PLAN

     A.   Authority

     Until the Effective Date, the Bankruptcy Court shall retain custody and jurisdiction of the Debtors, their properties and interests in property and their operations. On the Effective Date, the Debtors, their properties and interests in property and their operations shall be released from the custody and jurisdiction of the Bankruptcy Court, except as provided in Section XV.

     B.   Vesting & Liens

     On the Effective Date, all Liens against any property of the Debtors, except to the extent provided in this Plan or any schedule or exhibit hereto or in the Confirmation Order, shall be deemed extinguished and discharged. On the Effective Date, the Debtors will be revested with the assets, if any, of the Debtors not distributed or otherwise transferred under this Plan free and clear of all Liabilities, except to the extent provided in this Plan.

     C.   Discharge of Reorganizing Debtors

     Except as otherwise provided herein: (1) the rights afforded in the Plan and the treatment of all Claims (including Reorganizing Debtor Intercompany Claims) and Equity Interests in (a) HII, (b) Beloit, or (c) a Stock Group Debtor (if an Unsecured Claim is Allowed against such Stock Group Debtor) shall be in exchange for and in complete satisfaction, discharge and release of such Claims and Equity Interests of any nature whatsoever, including any interest accrued on such Claims from and after the Petition Date, against the Reorganizing Debtors and the Reorganizing Debtors in Possession, or any of their assets or properties, (2) on the Effective Date, all such Claims against, and Equity Interests in (a) HII, or (b) Beloit, or (c) a Stock Group Debtor (if an Unsecured Claim is Allowed against such Stock Group Debtor) shall be satisfied, discharged and released in full and (3) all Persons and Entities shall be precluded from asserting against the Reorganizing Debtors, their successors or their assets or properties any other or further Claims or Equity Interests based upon any act or omission, transaction or other activity of any kind or nature that occurred before the Confirmation Date.

     Pursuant to the Ohio EPA Stipulation, Joy shall not be discharged from its liability with respect to the New Philadelphia Ohio site described in Section IV(J)(5)(c) of the Disclosure Statement. If the Breslube-Penn Stipulation is approved, then Joy shall not be discharged from its liability, if any, with respect to the Breslube-Penn Site as described in Section IV(J)(5)(f) of the Disclosure Statement.

     The Plan does not discharge the Liquidating Debtors, in accord with section 1141(d)(3)(A) of the Bankruptcy Code; provided, however, that payment or
                                      --------  -------
reimbursement from the EPA Holdback shall be the sole remedy available to the U.S. Environmental Protection Agency, the Illinois Environmental Protection Agency, and any other similar environmental agencies against the Liquidating Debtors. Notwithstanding section 1141(d)(3)(A) of the Bankruptcy Code, the Liquidating Debtors will be discharged of Allowed Insured Claims to the extent of the Over-SIR Amount.

     Nothing in the Order confirming the Plan or the Plan releases or nullifies any liability to a governmental entity under an environmental statute or environmental regulations that any entity would be subject to as the owner or operator of property after the Confirmation Date. Nothing in the Order confirming the Plan or the Plan discharges or releases any claim of the United States and/or the State of Illinois that arises after the Confirmation Date.

     D.   Term of Injunction and Stays

     Unless otherwise provided, all injunctions or stays provided for in the Bankruptcy Cases pursuant to sections 105 and 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the Effective Date. The Bankruptcy Court shall determine Allowance of all Claims unless either (i) the reference is withdrawn for a particular Claim, in which case the District Court for the District of Delaware shall determine Allowance of such particular claim, or (ii) the stay is lifted for a particular claim, in which case a court of competent jurisdiction shall determine allowance of such particular Claim.

     For purposes of clarification, with respect to the automatic stay: (i) prepetition claims and administrative claims shall remain in effect until such claims are adjudicated by the Bankruptcy Court and (ii) if a claim arises after the Effective Date, the automatic stay does not apply.

     If a proof of claim was not filed on or before the Bar Date, for a Claim, then such Claim will be forever barred, unless specifically Allowed by order of the Bankruptcy Court.

     Notwithstanding anything contained herein or in the Confirmation Order, confirmation of the Plan will not affect the United States' setoff rights to the extent such setoff rights exist under applicable law, including section 553 of the Bankruptcy Code provided that, pursuant to the terms of the Plan and the Bankruptcy Code, the automatic stay still applies to the United States with respect to those setoff rights.

     CNA has the right to assert setoff rights to the extent they exist under applicable law against payments made after the Confirmation Date.

     E.   Protection Against Discriminatory Treatment

     Consistent with section 525 of the Bankruptcy Code and the Supremacy Clause of the U.S. Constitution, all entities, including governmental units, cannot discriminate against the New Debtors or refuse to renew a license, permit, charter, franchise or other similar grant solely because the New Debtors had been a debtor under the Bankruptcy Code.

                                  SECTION XIV

                     OTHER GENERAL PROVISIONS OF THE PLAN

     A.   Nonseverability of Plan Provisions

     All provisions of the Plan are integral thereto and no provision may be deleted or modified without the Debtors' consent in their sole and absolute discretion, the consent of the Harnischfeger Creditors Committee (which consent shall not be unreasonably withheld or denied) and the consent of the Beloit Committee (which consent shall not be unreasonably withheld or denied).

     B.   Securities to Be Issued Under the Plan

     Two types of securities will be distributed under the Plan: (1) the HII Senior Notes, which will be (a) issued under the Indenture and (b) substantially in accord with the terms specified in the HII Senior Notes Term Sheet (see
Exhibit IX(C)(i) of the Exhibit Book); and (2) the New HII Common Stock, which
----------------
will be substantially in accord with the terms specified in the Term Sheet for New HII Common Stock (see Exhibit IX(C)(ii) of the Exhibit Book).
                          -----------------

     The New HII Common Stock and HII Senior Notes will be exempt from registration under the Securities Act of 1933, as allowed by section 1145(a) of the Bankruptcy Code. Holders of New HII Common Stock or HII Senior Note(s) may resell them without registration unless any such Holder is deemed to be an "underwriter" thereof, as defined in section 1145(b)(1) of the Bankruptcy Code. As provided in Section VI, the New Debtors shall use their commercially reasonable efforts to (i) cause the New HII Common Stock and the HII Senior Notes to be approved for listing on a national securities exchange, such as the New York Stock Exchange, and (ii) register the New HII Common Stock and the HII Senior Notes that are subject to registration under a Registration Rights Agreement.

     C.   Amendments or Modifications to the Plan

     Subject to section 1127 of the Bankruptcy Code and, to the extent applicable, sections 1122, 1123 and 1125 of the Bankruptcy Code, alterations, amendments or modifications of the Plan or the Exhibit Book may be proposed in writing by the Debtors at any time before or after the Confirmation Date and before the substantial consummation of the Plan. A holder of a Claim or Equity Interest that has accepted the Plan shall be deemed to have accepted the Plan, as altered, amended or modified, if the proposed alteration, amendment or modification of the Plan and/or the Exhibit Book does not materially and adversely change the treatment of the Claim or Equity Interest of such Holder.

     D.   Releases, Indemnity and Related Injunction

          1.   Releases

     As of the Effective Date and except to the extent specified below in
Section XIV(D)(2), in consideration for the obligations of the Reorganizing Debtors and the Liquidating Debtors under the Plan and the Cash, New HII Common Stock, HII Senior Notes and other contracts, instruments, releases, agreements or documents to be entered into or delivered in connection with the Plan, the Releasing Parties will be deemed to forever release, waive and discharge all claims (including derivative claims), obligations, suits, judgments, damages, demands, debts, rights, liens, interests, causes of action and liabilities (other than the right to enforce the Debtors' or the Reorganizing Debtors' obligations under the Plan and the contracts, instruments, releases, agreements and documents delivered in connection therewith or contracts and leases assumed thereunder), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, either directly or derivatively through a Debtor, Reorganizing Debtor or Liquidating Debtor, then existing or thereafter arising in law, equity or otherwise, that are based in whole or in part on any act, omission, transaction or other occurrence taking place on or before the Effective Date, whether on, before or after the Petition Date, in any way relating to a Debtor, the Bankruptcy Cases or the Plan that such Releasing Party has, had or may have (collectively, the "Released Claims") against: (i) the Debtors, (ii) each of the current and former directors, officers, employees and members of the Debtors acting in such respective capacities (including acting in such capacities as attorneys or accountants),
(iii) the Harnischfeger Creditors Committee, (iv) the Beloit Committee, (v) the Equity Committee and (vi) the DIP Lenders, provided, however, that the foregoing
                                           --------  -------
releases shall not (i) apply to Intercompany Claims that are not impaired under the Plan or (ii) alter, amend or otherwise in any way adversely affect the rights and causes of action available to the Beloit Committee under the terms of the Committee Settlement Agreement. The foregoing release will be in addition to the discharge of Claims, extinguishment of derivative claims and termination of Equity Interests provided in the Plan and under the Confirmation Order and the Bankruptcy Code and the exculpation provided for in XIV(E) of the Plan.

          2.   Limitations on Releases

     Notwithstanding the provisions of Section XIV(D)(1) above: (a) the Plan Administrator acting on behalf of the Liquidating Debtors, shall retain the right to assert any and all claims any Liquidating Debtor now has, or hereafter can, shall or may have against (i) any current or former director or officer of any of the Liquidating Debtors arising out of, or in connection with, such person's role as a director or officer of a Liquidating Debtor before the Petition Date and (ii) any Former Inside HII Director arising out of, or in connection with, such person's role as a Former Inside HII Director before the Petition Date; provided, however, that the Plan Administrator shall not assert, and shall waive and release, any claim against any of the directors, officers or employees of any of the Reorganizing Debtors except to the extent that such person also served as an officer and director of any of the Liquidating Debtors or is a Former Inside HII Director, and provided further that, notwithstanding anything to the contrary in this paragraph, any settlement or judgment against any current or former director or officer of any Debtor shall be payable solely from any Available Director and Officer Insurance; (b) the holders of Equity Interests shall not be deemed to have released and shall retain direct claims (as opposed to derivative claims), if any, that they may hold against persons or entities that are not Debtors relating to such Equity Interests; and (c) the Plan in no way discharges, releases, or relieves the Debtors or New Debtors, any member of their controlled group (as defined in 29 U.S.C. (S) 1301(a)(14)) or any other party in any capacity from any liability with respect to the Qualified Pension Plans or Qualified Savings Plan under the terms of such plans, or under any law or regulatory provision relating to the Qualified Pension Plans or the Qualified Savings Plan. The Pension Benefit Guaranty Corporation and the Qualified Pension Plans shall not be enjoined or precluded from enforcing such liability as a result of the Plan's provisions or confirmation.

     An entity that has not submitted a Ballot is not a Releasing Party.

     Notwithstanding anything contained herein or in the Confirmation Order to the contrary, the United States is not a Releasing Party and will be deemed to have not released any non-Debtor third party under Section XIV of the Plan.

     The State of Wisconsin is not a Releasing Party.

          3.   Indemnification

          (a)  Reorganizing Debtor Indemnification.

               (i) Each Reorganizing Debtor's obligations under the Corporate Indemnities with respect to Claims arising prior to the Effective Date to indemnify any Indemnified Person will be deemed and treated as executory contracts that are (1) amended and limited as provided in Section XIV(D)(3)(a)(ii) below, and (2) assumed as so amended by the applicable Reorganizing Debtor pursuant to the Plan and sections 365 and 1123(b) of the Bankruptcy Code as of the Effective Date and shall not be subordinated under section 510 of the Bankruptcy Code or otherwise, or disallowed under section 502(e) of the Bankruptcy Code or otherwise (the "Amended Corporate Indemnities"), as of the Effective Date (and the occurrence of the Effective Date shall be the only condition necessary to such assumption and all requirements for cure and/or adequate assurance of future performance under section 365 for such assumption shall be deemed satisfied). Any and all obligations of the Reorganizing Debtors, other than obligations assumed as amended under the Amended Corporate Indemnities, to indemnify any current or former director, officer, employee or agent for Claims arising prior to the Effective Date shall be deemed and treated as executory contracts that are rejected by the applicable Reorganizing Debtor pursuant to the Plan and sections 365 and 1123(b) of the Bankruptcy Code (the "Rejected Corporate Indemnities"). Notwithstanding anything in this Section XIV(D) to the contrary, any and all obligations of the Reorganizing Debtors to indemnify any Former Inside HII Director for any purpose, whether arising under the Corporate Indemnities or otherwise, shall be deemed and treated as executory contracts that are rejected by the applicable Reorganizing Debtor pursuant to the Plan and sections 365 and 1123(b) of the Bankruptcy Code.

               (ii) As a condition precedent to the assumption of the Amended
                    Corporate Indemnities provided for in the Section XIV(D)(3)(a)(i), the Corporate Indemnities shall be amended to provide that, with respect to claims, whether direct or derivative, whether asserted in a civil, criminal, administrative or arbitral proceeding, whether for indemnification or contribution, including claims asserted by an Indemnified Person against another Indemnified Person, based on acts, omissions or events occurring before the Effective Date (the "Pre-Effective Date Indemnified Claims"), the Amended Corporate Indemnities shall limit the maximum aggregate indemnification obligation of the Reorganizing Debtors on a cumulative and collective basis, inclusive of any defense costs, including attorneys' fees and expenses, to such Indemnified Persons to $75 million in excess of and after exhaustion of any available insurance coverage provided by any Available Director and Officer Insurance; provided, however, that such obligation shall be
                               --------  -------
                    reduced to $50 million in excess of such insurance coverage if Creditors holding Allowed Claims against the Debtors aggregating at least $400 million, but not in excess of $600 million, provide general releases of the Pre-Effective Date Indemnified Claims (the absence of a mark in the Ballot Check Off by any Holder who returns a Ballot voting in favor of the Plan shall qualify as such a general release), if any, held by them against such Indemnified Persons before the Confirmation Date and shall be reduced to $25 million in excess of such insurance coverage if Creditors holding Allowed Claims against the Debtors aggregating in excess of $600 million provide general releases of the Pre-Effective Date Indemnified Claims (the absence of a mark in the Ballot Check Off by any Holder who returns a Ballot voting in favor of the Plan shall qualify as such a general release), if any, held by them against such Indemnified Persons before the Confirmation Date (collectively, the "Amended Pre-Effective Date Corporate Indemnities"); and provided further, that Claims for indemnity which arise as a result of a claim being asserted against one or more Indemnified Persons after the Petition Date but before the Effective Date, based on acts, omissions or events occurring after the Petition Date but before the Effective Date shall be asserted as Administrative Claims in the appropriate Reorganizing Debtor's chapter 11 case (the "Administrative Indemnity Claims") and the foregoing limitations upon the Amended Pre-Effective Date Corporate Indemnities shall not apply to such Administrative Indemnity Claims, except that, if the Reorganizing Debtors or any party in interest object to the allowance of such Administrative Indemnity Claim, then the Reorganizing Debtors' shall have no obligation to indemnify for a settlement or judgment of the claim underlying such Administrative Indemnity Claim, but shall continue to indemnify such Indemnified Person for the costs to defend such underlying claim unless and until the Bankruptcy Court determines in a Final Order that such Administrative Claim shall be Allowed as an Administrative Claim. If the Bankruptcy Court determines in a Final Order to disallow the Administrative Indemnity Claim, then the Indemnified Person who has received indemnification for defense costs in connection therewith shall repay all amounts received for such defense costs to the applicable Reorganizing Debtor as ordered by the Bankruptcy Court. With respect to Pre-Effective Date Indemnified Claims, the foregoing Amended Pre-Effective Date Corporate Indemnities shall constitute the exclusive indemnity obligation of the Reorganizing Debtors to the Indemnified Persons and shall constitute a settlement under Rule 9019 of the Indemnified Persons' Claims, if any, arising under the Corporate Indemnities prior to the Effective Date as provided in Section XIV(D)(3)(a)(x) below. All other indemnification obligations of the Reorganizing Debtors, if any, to the Indemnified Persons shall be waived, released, and discharged by such persons in consideration for the assumption of the Amended Pre-Effective Date Corporate Indemnities.

              (iii) To obtain indemnification for Pre-Effective Date Indemnified
                    Claims under the Amended Pre-Effective Date Corporate Indemnities, the Indemnified Person shall (1) promptly after obtaining notice of the assertion of a Pre-Effective Date Indemnified Claim, provide written notice of the Claim to the Secretary of the appropriate New Reorganizing Debtor (the "Indemnification Notice"), (2) use their reasonable best efforts to cooperate with the relevant New Reorganizing Debtor or Debtors in the defense and disposition of the underlying claim upon which the Indemnification Notice is based, including providing such documentation and information as is reasonably available to the Indemnified Person and is reasonably necessary to enable the appropriate New Reorganizing Debtor or Debtors to defend such underlying claim.

               (iv) Upon receipt of the Indemnification Notice and subject to the provisions of Section XIV(D)(3)(a)(ix) regarding resolution of disputes relating to such notices, the appropriate New Reorganizing Debtor shall have the right and the duty to defend and contest any Pre-Effective Date Indemnified Claim asserted against any Indemnified Person irrespective of whether such claim is groundless, false or fraudulent and shall (i) pay to the Indemnified Person any amounts they are entitled to and (ii) retain counsel from among the Panel Counsel identified on Appendix A to the Directors, Officers and Corporate Liability Insurance Policy issued by National Union Fire Insurance Company of Pittsburgh, PA maintained by HII, or such other counsel mutually acceptable to the Indemnified Person against whom a claim has been asserted and the relevant New Reorganizing Debtor. The New

                      Reorganizing Debtors, not the Indemnified Person, shall be liable for and pay all amounts, costs, expenses, including attorneys' fees, disbursements and judgments incurred in the investigation, adjustment, defense, settlement and/or appeal of such Pre-Effective Date Indemnified Claim, provided, however, that (i) such costs do not exceed
                      --------  -------
                      the indemnity limits established in Section
                      XIV(D)(3)(a)(ii), and (ii) if an Indemnified Person actually receives payment from any source including but not limited to any Available Directors and Officers Insurance, contract, agreement or otherwise, for costs and expenses for which such Indemnified Person provides an Indemnification Notice (the "Third Party Indemnity Payment"), then the amount of such Indemnified Person's claim for indemnification against the appropriate New Reorganizing Debtor shall be reduced by such Third Party Indemnity Payment.

               (v) No Indemnified Person shall have the right to contest an Indemnification Notice under the Amended Pre-Effective Date Corporate Indemnities made by another Indemnified Person even though such request may reduce the maximum aggregate indemnification obligation of the New Reorganizing Debtors remaining under the Amended Pre-Effective Date Corporate Indemnities. Only the New Reorganizing Debtors and the specific Indemnified Person or Persons providing an Indemnification Notice under the Amended Pre-Effective Date Corporate Indemnities may review and contest, if appropriate, such request.

               (vi) The New Reorganizing Debtors shall have the right, subject to the written consent of the Indemnified Person, which consent shall not be unreasonably withheld, to settle any Pre-Effective Date Indemnified Claim asserted against an Indemnified Person, provided that the settlement consists exclusively of the payment of money by the relevant New Reorganizing Debtor. In no event shall an Indemnified Person settle any Pre-Effective Date Indemnified Claim without the written consent of the appropriate Reorganizing Debtor, which consent shall not be unreasonably withheld.

               (vii) In the event that a New Reorganizing Debtor indemnifies an Indemnified Person regarding a Pre-Effective Date Indemnified Claim, the New Reorganizing Debtor shall be subrogated to the extent of such indemnification to all of the rights of recovery of the Indemnified Person and such Indemnified Person shall execute all papers reasonably required to take all action necessary to secure such subrogation rights, including execution of such documents as are necessary to enable the New Reorganizing Debtor to bring suit to enforce such rights.

               (viii) Notwithstanding anything herein to the contrary, all indemnification rights under the Amended Pre-Effective Date Corporate Indemnities shall expire and terminate upon the seventh anniversary of the Effective Date of this Plan.

               (ix) Unless otherwise agreed between an Indemnified Person who has provided an Indemnification Notice and the applicable New Reorganizing Debtor, any dispute concerning the Indemnified Person's entitlement to indemnification under the Amended Pre-Effective Date Corporate Indemnities shall be promptly submitted to the Delaware Court of Chancery for determination pursuant to Section 145(k) of the Delaware General Corporation Law. Unless and until a final determination is made that the Indemnified Person is not entitled to indemnification under the Amended Pre-Effective Date Corporate Indemnities, the applicable New Reorganizing Debtor shall, on receipt of an Indemnification Notice, promptly indemnify the Indemnified Person to the fullest extent provided under the

                      Amended Pre-Effective Date Corporate Indemnities; provided, however , that if the applicable New
                      --------  -------
                      Reorganizing Debtor (1) provides the Indemnified Person with proof that the maximum aggregate indemnification obligation of the New Reorganizing Debtors under the Amended Pre-Effective Date Corporate Indemnities has been satisfied, the applicable New Reorganizing Debtor shall have no obligation to indemnify, including without limitation paying the costs of defense, the Indemnified Person unless and until the Delaware Court of Chancery determines otherwise in a final order which is not appealed, or if such order is appealed, in the final order of the final appellate court to review such dispute; and
                      (2) disputes that an Indemnified Person is entitled to indemnification under the Amended Pre-Effective Date Corporate Indemnities, the applicable New Reorganizing Debtor shall have no obligation to pay a settlement or judgment, as distinguished from paying for the costs of the defense of the claim which it shall continue to pay, unless and until the Delaware Court of Chancery determines that the Indemnified Person is entitled to indemnification under the Amended Pre-Effective Date Corporate Indemnities. If the Delaware Court of Chancery determines in a final order which is not appealed, or if such order is appealed, in the final order of the final appellate court to review such dispute, that an Indemnified Person who has received indemnification pursuant to the Amended Pre-Effective Date Corporate Indemnities was not entitled to receive such indemnification, the Indemnified Person shall repay such amount to the applicable New Reorganizing Debtor as is ordered by the Court.

               (x) The assumption of the Amended Corporate Indemnities provided for in Section XIV(D)(3)(a)(i) constitutes a settlement and the complete and sole satisfaction of all Claims, if any, held by Indemnified Persons, other than a Former Inside HII Director, in connection with the rejection of the Rejected Corporate Indemnities and such Indemnified Persons shall not receive any other distribution on account of such Claims under the Plan. This settlement does not compromise, and is without prejudice to, any Claim asserted by an Indemnified Person other than Claims, if any, relating to the Corporate Indemnities and the Rejected Corporate Indemnities. Such settlement shall be approved pursuant to Rule 9019 of the Bankruptcy Rules in connection with confirmation of the Plan. Any Claim held by a Former Inside HII Director in connection with the rejection of all indemnity obligations of the Reorganizing Debtors to such Former Inside HII Director as provided for in Section XIV(D)(3)(a)(i) herein, whether arising under the Corporate Indemnities, Rejected Corporate Indemnities or otherwise, shall be treated, if Allowed, as a Class R3 Claim against the appropriate Reorganizing Debtor and such Former Inside HII Directors shall have no right to indemnification under the Amended Corporate Indemnities.

          (b)  Liquidating Debtor Indemnification.

     Any and all obligations of the Liquidating Debtors to indemnify any current or former director, officer, employee or agent including any Former Inside HII Director, whether arising under the Corporate Indemnities or otherwise, with respect to Claims arising pre-petition or post-petition will be deemed and treated as executory contracts that are rejected by the Liquidating Debtors pursuant to the Plan and sections 365 and 1123(b) of the Bankruptcy Code. Indemnification Claims, if any, resulting from such rejection, if Allowed, shall be treated as Class L3 Claims against the appropriate Liquidating Debtor.

          (C)  HII Director Special Counsel.

     In addition to the foregoing indemnification obligations, the reasonable fees and expenses of special counsel retained by HII directors who served as directors during the pendency of these Bankruptcy Cases and which expenses were incurred in connection with these Bankruptcy Cases shall be paid or reimbursed by New HII as indemnified obligations.

          4.   Injunction

     The Confirmation Order will permanently extinguish all Released Claims and shall permanently enjoin the commencement or prosecution of any Released Claim by any Releasing Party.

     E.   Exculpation

     The Debtors, the Reorganizing Debtors, the Liquidating Debtors, the Released Parties, the Harnischfeger Creditors Committee, the Equity Committee and the Beloit Committee and their respective members, current or former members, officers, directors, employees, advisors, attorneys, accountants, investment bankers, consultants, agents or other representatives (including their respective current and former directors, officers, employees, members and professionals) shall neither have nor incur any liability to any Person or Entity for any act taken or omitted to be taken in connection with or related to the Bankruptcy Cases, formulation, preparation, dissemination, implementation, administration, Confirmation or Consummation of the Plan, the Disclosure Statement or any contract, instrument, release or other agreement or document created or entered into in connection with the Plan, or any other act taken or omitted to be taken in connection with the Bankruptcy Cases; provided, however,
                                                             --------  -------
that this Section does not apply to liability for gross negligence or willful misconduct. The foregoing shall not alter, amend or otherwise adversely affect the rights and causes of action available to the Beloit Committee under the terms of the Committee Settlement Agreement. Neither the Plan nor the Confirmation Order may release Jay Alix and Associates from any disgorgement obligations that the Court may grant in connection with the Jay Alix Disqualification Motion.

               Section XIV(E) of the Plan shall not apply to the United States or the State of Illinois; however, (1) Section XIV(E) shall apply to all other entities, and (2) the following language shall bind the United States and the State of Illinois:

               The Debtors, the Reorganizing Debtors, the Liquidating Debtors, the Harnischfeger Creditors' Committee, the Equity Committee and the Beloit Committee, and their respective current or former (a) members, (b) officers, (c) directors, (d) employees, (e) advisors, (f) attorneys, (g) accountants, (h) investment bankers,
               (i) consultants, (j) agents or (k) other representatives shall neither have nor incur liability for any act taken or omitted to be taken in connection with or related to formulation, preparation, dissemination, implementation, administration, or Confirmation or Consummation of the Plan, the Disclosure Statement or any contract, instrument, release or other agreement or document created or entered into in connection with the Plan; provided, however, that (1) this paragraph does not apply to
               -------- --------
               liability for gross negligence or willful misconduct, (2) the exculpation provided to committee members hereby shall only extend to their participation as members of their respective committee, and shall not exculpate such member from any independent liability to the United States and/or the State of Illinois, (3) each Debtor shall comply with its respective Subplan and this paragraph does not apply to any liability for failing to do so, and (4) the words "implementation," "administration" and "Consummation" shall not apply to any environmental statute or environmental regulation.

     F. Cancellation of Existing Securities, Instruments and Agreements Evidencing Claims and Equity Interests

     Pursuant to the Plan and except as otherwise provided in the Plan or any contract, instrument, or other agreement or document created pursuant to the Plan, on the Effective Date and concurrently with the applicable distributions made thereunder, the promissory notes, share certificates (including treasury stock), other instruments evidencing any Claims or Equity Interests, and all options, warrants, calls, rights, puts, awards, commitments or any other agreements of any character to acquire such Equity Interests shall be deemed canceled and of no further force and effect, without any further act or action under any applicable agreement, law, regulations, order or rule and the obligations of the Debtors under the notes, share certificates, and other agreements and instruments governing such Claims and Equity Interests shall be discharged.

     The Holders of or parties to such canceled notes, share certificates, and other agreements and instruments shall (i) have no rights arising from or relating to such notes, share certificates, and other agreements and instruments or the cancellation thereof, except the rights provided pursuant to the Plan and
(ii) shall return all such documents to the Debtors or the HII Indenture Trustee, as applicable, before their claim that derives from such claim is Allowed.

     G.   Release of Liens

     Except as otherwise provided in the Plan or in any contract, instrument, release, or other agreement or document created pursuant to the Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to Section X, all mortgages, deeds of trust, Liens, pledges, or other security Equity Interests against the property of any estate shall be fully released and discharged, and all of the right, title, and interest of any holder of such mortgages, deeds of trust, Liens, pledges, or other security Equity Interests will revert to the applicable Reorganizing Debtor or Liquidating Debtor and its successors and assigns.

     H.   Causes of Action And Potential Post-Confirmation Litigation

     Except as provided in the Committee Settlement Agreement, existing or potential claims or Causes of Action which may be pursued by the Debtors before the Effective Date and by the New Debtors or the Plan Administrator, as the case may be, after the Effective Date, include, without limitation, the following:

               (i) Any and all litigation or Causes of Action of Debtors relating to the Causes of Action listed in Schedule
                                                                --------
                     IX(I)(i), Schedule IX(I)(ii), Schedule IX(I)(iii), Schedule
                     --------  ------------------  -------------------  --------
                     IX(I)(iv), Schedule IX(I)(v), Schedule IX(I)(vi) and
                     ---------  -----------------  ------------------
                     Schedule IX(I)(vii) of the Exhibit Book (collectively, the
                     -------------------
                     "Retained Actions Schedules");
                      --------------------------

               (ii) Any claims or Causes of Action of affiliated or subsidiary Debtors, including without limitation, those claims and causes of action listed in Retained Actions Schedules of the Exhibit Book which are additionally or alternatively determined to be a claim or Cause of Action of another of the Debtors;

               (iii) Objections to Claims under the Plan;

               (iv) Any other litigation or Causes of Action, whether legal, equitable or statutory in nature, arising out of, or in connection with the Debtors businesses, assets or operations or otherwise affecting the Debtors, including, without limitation, possible claims against the following types of parties for the following types of claims:

                     (a) possible claims against vendors, customers or suppliers for warranty, indemnity, back charge/set-off issues, overpayment or duplicate payment issues and collections/accounts receivables matters;

                     (b) possible claims against utilities or other persons or parties for wrongful or improper termination of services to the Debtors;

                     (c) failure of any persons or parties to fully perform under contracts with the Debtors before the assumption or rejection of the subject contracts;

                     (d)  mechanic's lien claims of the Debtors;

                     (e) possible claims for deposits or other amounts owed by any creditor, lessor, utility, supplier, vendor, factor or other person;

                     (f) possible claims for damages or other relief against any party arising out of employee, management or operational matters;

                     (g) possible claims for damages or other relief against any party arising out of financial reporting;


                     (h) possible claims for damages or other relief against any party arising out of environmental, asbestos and product liability matters;

                     (i) actions against insurance carriers (including, without limitation those carriers listed on Schedule IX(I)(4)
                                                              -----------------
                          of the Exhibit Book) relating to coverage, indemnity or other matters;

                     (j) counterclaims and defenses relating to notes or other obligations;

                     (k) possible claims against local, state and federal taxing authorities (including, without limitation, any claims for refunds of overpayments);

                     (l) possible claims against attorneys, accountants or other professionals relating to services rendered to Debtors; and

                     (m) contract, tort, or equitable claims which may exist or subsequently arise;

              (v) Any Claims and matters described in this Disclosure Statement, including without limitation, Sections IV and XIV of the Disclosure Statement;

              (vi) Except as otherwise provided in the Plan or other Final Order, any intracompany or intercompany claims of the Debtors;

              (vii) Any claims or Causes of Action of any of the Debtors against The Relocation Center, General Electric Fleet Services or Wausau Insurance, in addition to those specifically identified in Retained Actions Schedules of the Exhibit Book;

              (viii) Except for Debtors which have expressly waived such claims, any and all avoidance claims pursuant to any applicable section of the Bankruptcy Code, including, without limitation, sections 544, 545, 547, 548, 549, 550, 551,
                     553(b) and/or 724(a) of the Bankruptcy Code arising from any transaction involving or concerning the Debtors;

              (ix) Any claims of the Debtors arising under section 362 of the Bankruptcy Code;

               (x) Equitable subordination claims arising under section 510 of the Bankruptcy Code or other applicable law;

               (xi) Turnover claims arising under sections 542 or 543 of the Bankruptcy Code;

               (xii)  Tax-related claims and causes of action arising under section 505 of the Bankruptcy Code, including, but not limited to the Debtors' rights to contest assessed tax values; and

               (xiii) Any claims of the Debtors under Executory Contracts or
                      Unexpired Leases assumed by the Debtors.

     I. Preservation of All Litigation and Causes of Action Not Expressly Settled and Released

     The New Debtors on behalf of the Reorganizing Debtors and the Plan Administrator on behalf of the Liquidating Debtors retain all rights on behalf of the Reorganizing Debtors and Liquidating Debtors respectively to commence and pursue, as appropriate, any and all claims or Causes of Action, whether arising before or after the Petition Date, in any court or other tribunal including, without limitation, in an adversary proceeding filed in one or more of the Debtors' Bankruptcy Cases. The failure to list any potential or existing claims or Causes of Action is not intended to limit the rights of the New Debtors or Plan Administrator to pursue any claims or Causes of Action not listed or identified.

     Unless a claim or Cause of Action against a Creditor or other person or entity is expressly waived, relinquished, released, compromised or settled in the Plan or any Final Order, the Debtors expressly reserve such claim or Cause of Action for later adjudication (including, without limitation, claims and Causes of Action not specifically identified or which Debtors may presently be unaware or which may arise or exist by reason of additional facts or circumstances unknown to Debtors at this time or facts or circumstances which may change or be different from those which Debtors now believe to exist). No preclusion doctrine, including, without limitation, the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, waiver, estoppel (judicial, equitable or otherwise) or laches shall apply to such claims or Causes of Action upon or after the confirmation or consummation of the Plan based on the Disclosure Statement, the Plan or the Confirmation Order, except where such claims or Causes of Action have been released in the Plan or other Final Order. In addition, the Debtors and their successor entities under the Plan expressly reserve the right to pursue or adopt any claims alleged in any lawsuit in which the Debtors are a defendant or an interested party, against any person or entity, including, without limitation, the plaintiffs or co-defendants in such lawsuits.

     Except as otherwise provided in the Plan or in any contract, instrument, release, indenture or other agreement entered into in connection with the Plan, in accordance with section 1123(b)(3) of the Bankruptcy Code, any claims, rights, and Causes of Action that the respective Debtors, Estates, New Debtors, or Liquidating Debtors may hold against any person including, but not limited to, those Causes of Action listed in Section IX(I) of the Disclosure Statement, and the Schedules referenced therein, shall vest in the Reorganized Debtors and Liquidating Debtors, and the applicable New Debtors and Liquidating Debtors, through their authorized agents or representatives, shall retain and may exclusively enforce any and all such claims, rights or Causes of Action. The New Debtors and Liquidating Debtors shall have the exclusive right, authority, and discretion to institute, prosecute, abandon, settle, or compromise any and all such claims, rights, and Causes of Action without the consent or approval of any third party and without any further order of court.

     Delivery (by any means) of the Plan or Disclosure Statement to any person to whom Debtors have incurred an obligation (whether on account of services, purchase or sale of goods or otherwise), or who has received services from Debtors or a transfer of money or property of Debtors, or who has transacted business with Debtors, or leased equipment or property from Debtors shall constitute actual notice that such obligation, transfer, or transaction may be reviewed by the New Debtors or the Plan Administrator subsequent to the Effective Date and may, if appropriate, be the subject of an action after the Effective Date, whether or not (i) such person has filed a proof of claim against Debtors in this Bankruptcy Case; (ii) such person's proof of claim has been objected to by the Estate; (iii) such person's Claim was included in Debtors' Schedules; (iv) such person's scheduled claim has been objected to by the Estate or has been identified by the Estate as disputed, contingent, or unliquidated; or (v) such action falls within the list of Affirmative Causes of Action in Section IX(I) of the Disclosure Statement.

     J.   Termination of the Harnischfeger Creditors Committee

     Pursuant to the Plan, the appointment of the Harnischfeger Creditors Committee shall terminate on the Effective Date. The Professionals retained by the Harnischfeger Creditors Committee shall not be entitled to assert any Claim for any services rendered or expenses incurred after the Effective Date, except for services rendered and expenses incurred in connection with any applications for allowance of compensation and reimbursement of expenses pending on the Effective Date, or filed and served after the Effective Date pursuant to the Confirmation Order. Allowance of Claims for any professional services rendered or expenses incurred on or before the Effective Date shall be in accordance with the provisions of Schedule V(B)of the Exhibit Book.
                  -------------

     K.   Termination of the Beloit Committee

     Pursuant to the Plan, the appointment of the Beloit Committee shall terminate on the Effective Date. The Professionals retained by the Beloit Committee shall not be entitled to assert any Claim for any services rendered or expenses incurred after the Effective Date, except for services rendered and expenses incurred in connection with any applications for allowance of compensation and reimbursement of expenses pending on the Effective Date, or filed and served after the Effective Date pursuant to the Confirmation Order. Allowance of Fee Claims for any professional services rendered or expenses incurred on or before the Effective Date shall be in accordance with the provisions of Section VII. The termination of the Beloit Committee shall not impair the ability of the members to serve on the Advisory Committee, which members shall be appointed to the Advisory Committee on the terms and conditions contained in the Plan Administrator Agreement.

     L.   Termination of the Equity Committee

     Pursuant to the Plan, the appointment of the Equity Committee shall terminate on the Effective Date. The Professionals retained by the Equity Committee shall not be entitled to assert any Claim for any services rendered or expenses incurred after the Effective Date, except for services rendered and expenses incurred in connection with any applications for allowance of compensation and reimbursement of expenses pending on the Effective Date, or filed and served after the Effective Date pursuant to the Confirmation Order. Allowance of Fee Claims for any professional services rendered or expenses incurred on or before the Effective Date shall be in accordance with the provisions of Schedule V(B) of the Exhibit Book.
              -------------

     M.   Effectuating Documents, Further Transactions and Corporate Action

     Pursuant to the Plan, each of the Debtors or New Debtors is authorized to execute, deliver, file or record such contracts, instruments, releases, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement and further evidence the terms and conditions of the Plan and any notes or securities issued pursuant to the Plan.

     Before, on or after the Effective Date (as appropriate), all matters provided for under the Plan that would otherwise require approval of the stockholders or directors of one or more of the Debtors or New Debtors or their successors in interest under the Plan, including, without limitation: (a) the Restructuring Transactions; (b) the effectiveness of the New Certificate of Incorporation and the New By-Laws and the amended certificates of incorporation and the amended by-laws for the other New Debtors; (c) corporate mergers or dissolutions effectuated pursuant to the Plan, the election or appointment, as the case may be, of directors and officers of the New Debtors; (d) the Exit Financing Facility; (e) the distribution of Cash pursuant to the Plan; (f) the adoption, executions, delivery, and implementation of all contracts, leases, instruments, releases, and other agreements or documents related to any of the foregoing; (g) the adoption, execution, and implementation of other matters provided for under the Plan involving the corporate structure of any Debtor or New Debtor or corporate or other action to be taken by or required of any Debtor or New Debtor; and (h) the Stock Incentive Plan, shall be deemed to have occurred and shall be in effect prior to, on or after the Effective Date (as appropriate) pursuant to the applicable general corporation law of the states in which the Debtors or New Debtors are incorporated without any requirements of further action by the stockholders or directors of the Debtors or New Debtors. On the Effective Date or as soon thereafter as is practicable, the New Debtors shall, if required, file their amended certificates of incorporation with the Secretary of State of the state in which each New Debtor is incorporated, in accordance with the applicable general corporation law of such states.

     N.   Plan Supplement

     The Plan Supplement shall be Filed on or before the Effective Date, except as provided in Section IX. On the date the Plan Supplement is filed, the Debtors shall serve written notice on each non-Debtor party whose Executory Contract the Debtors intend to assume or reject, as appropriate.

     Upon its filing with the Bankruptcy Court, the Plan Supplement may be inspected in the office of the clerk of the Bankruptcy Court of its designee during normal business hours. Holders of Claims or Equity Interests may obtain a copy of the Plan Supplement by calling BMC at 1 (888) 909-0100. The documents contained in the Plan Supplement shall be approved by the Bankruptcy Court.


                                  SECTION XV

                           RETENTION OF JURISDICTION

     Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court shall retain such jurisdiction over the Bankruptcy Cases after the Effective Date as legally permissible, including jurisdiction to:

               . allow, disallow, determine, liquidate, classify, estimate or establish the priority or secured or unsecured status of any Claim, including the resolution of any request for payment of any Administrative Claim and the resolution of any and all objections to the allowance or priority of Claims;

               . grant or deny any applications for allowance of compensation or reimbursement of expenses authorized pursuant to the Bankruptcy Code or the Plan, for periods ending on or before the Confirmation Date;

               . resolve any matters related to the assumption, assumption and assignment or rejection of any executory contract or unexpired lease to which the Debtors are parties or with respect to which the Debtors may be liable and to hear, determine and, if necessary, liquidate, any Claims arising therefrom, including those matters related to the amendment after the Effective Date pursuant to Section IX to add any executory contracts or unexpired leases to the list of executory contracts and unexpired leases to be rejected;

               . ensure that distributions to Holders of Allowed Claims are accomplished pursuant to the provisions of the Plan;

               . decide or resolve any motions, adversary proceedings, contested or litigated matters and any other matters and grant or deny any applications involving the Debtors that may be pending on the Effective Date;

               . enter such orders as may be necessary or appropriate to implement or consummate the provisions of the Plan and all contracts, instruments, releases, indentures and other agreements or documents created in connection with the Plan or the Disclosure Statement;

               . decide or resolve any Causes off Action arising under the Bankruptcy Code, including, without limitation, Avoidance Actions and Claims under sections 362, 510, 542 and 543 of the Bankruptcy Code;

               . resolve any cases, controversies, suits or disputes that may arise in connection with the Consummation, interpretation or enforcement of the Plan or any Person's or Entity's obligations incurred in connection with the Plan, except if any Exhibit executed in connection herewith provides to the contrary;

               . issue injunctions, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any Person or Entity with Consummation or enforcement of the Plan, except as otherwise provided herein;

               . resolve any cases, controversies, suits or disputes with respect to the releases, injunction and other provisions contained in Section XIII of the Plan and enter such orders as may be necessary or appropriate to implement such releases, injunction and other provisions;

               . enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked or vacated;

               . determine any other matters that may arise in connection with or relate to the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release, indenture or other agreement or document created in connection with the Plan or the Disclosure Statement, except if any Exhibit provides to the contrary;

               . enter an order and/or final decree concluding the Bankruptcy Cases;

               . hear and determine matters concerning state, local and federal taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code; and

               . consider any modifications of this Plan, to cure any defect or omission, or reconcile any inconsistency in any order of the Court, including the Confirmation Order.

                                  SECTION XVI

                           MISCELLANEOUS PROVISIONS

     A.   Payment of Statutory Fees

     All fees payable pursuant to section 1930 of title 28 of the United States Code, as determined by the Bankruptcy Court at the hearing pursuant to section 1128 of the Bankruptcy Code, shall be paid on or before the Effective Date.

     B.   Revocation of Plan

     The Debtors reserve the right, at any time before the entry of the Confirmation Order, to revoke and withdraw the Plan or any Subplan.

     C.   Successors and Assigns

     The rights, benefits and obligations of any Person or Entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of any heir, executor, administrator, successor or assign of such Person or Entity.

     D.   Reservation of Rights

     Except as expressly set forth in the Plan, the Plan shall have no force or effect unless the Bankruptcy Court shall enter the Confirmation Orders. None of the filing of the Plan, any statement or provision contained herein, or the taking of any action by the Debtor with respect to the Plan shall be or shall be deemed to be an admission or waiver of any rights of the Debtors with respect to the Holders of Claims or Equity Interests prior to the Effective Date.

     E.   Section 1146 Exemption

     Pursuant to section 1146(c) of the Bankruptcy Code, the issuance, transfer, or exchange of any security under the Plan, or the making or delivery of an instrument of transfer under the Plan, may not be taxed under any law imposing a stamp tax or similar tax.

     F.   Further Assurances

     The Debtors, New Debtors or the Plan Administrator and all Holders of Claims receiving distributions under the Plan and all other parties in interest shall, from time to time, prepare, execute and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of the Plan.

     G.   Service of Documents

     Except as otherwise provided by order of the Bankruptcy Court, any pleading, notice or other document required by the Plan to be served on or delivered to the New Debtors shall be sent by first class mail, postage prepaid, to:

               Harnischfeger Industries, Inc.
               100 E. Wisconsin, Suite 2780
               Milwaukee, WI 53202
               Attn: James A. Chokey, Esq., General Counsel

               and
               ---

               Harnischfeger Industries, Inc.
               P.O. Box 554
               Milwaukee, WI 53201-0554
               Attn: James A. Chokey, Esq., General Counsel

               with copies to:

               Kirkland & Ellis
               200 E. Randolph Drive
               Chicago, Illinois 60601
               Attn: James H.M. Sprayregen, Esq.

               and
               ---

               Kirkland & Ellis
               200 E. Randolph Drive
               Chicago, Illinois 60601
               Attn: Anne Marrs Huber, Esq.

               and
               ---

               Pachulski Stang Ziehl Young & Jones P.C.
               919 North Market Street, Suite 1600
               Wilmington, Delaware  19801
               Attn: Laura Davis Jones, Esq.

     Except as otherwise provided by order of the Bankruptcy Court, any pleading, notice or other document required by the Plan to be served on or delivered to the Liquidating Debtors shall be sent by first class mail, postage prepaid, to:

               BDO Seidman, LLP
               700 N. Pearl St., Suite 2000
               Dallas, Texas  75201-2867
               Attn: David J. Boland

     or such other Plan Administrator as is selected from time to time by the Advisory Committee

     After the Effective Date, notice shall not be given to the Harnischfeger Creditors Committee, the Beloit Committee or the Equity Committee.

     H.   Filing Additional Documents

     On or before the Effective Date, the Debtors may File with the Bankruptcy Court such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan.

     I.   Post-Confirmation Date Discretion

     After the Confirmation Date, the New Debtors may, pursuant to section 524(f) of the Bankruptcy Code, voluntarily pay any debt if in the New Debtors' reasonable business judgment doing so is appropriate.

     J.   Indenture Trustee Fees

     Except for any indenture reinstated herein or as set forth in the Confirmation Order, the fees and expenses payable before the Effective Date of any indenture trustee or stock transfer agent appointed to implement the Plan shall be made only to the extent the Court approves such fees and expenses as reasonable pursuant to section 1129(a)(4) of the Bankruptcy Code.

     K.   Retiree Health and Life Insurance Benefits

     Retiree health and life insurance benefits in effect as of the Effective Date shall continue unaffected by the bankruptcy, and the right to continuation of benefits of the participants and beneficiaries (or their representatives) shall be determined by the terms of the plans, applicable union agreements, and applicable non-bankruptcy law and subject to each New Debtor's right (if any) to amend and/or terminate such benefits in accordance with such terms as provided by nonbankruptcy applicable law.

Dated: Wilmington, Delaware

March __, 2000                       Respectfully submitted,

                              Harnischfeger Industries, Inc.

                              By:_______________________________________________
                                 Name:
                                 Title:

                              American Alloy Company

                              By:_______________________________________________
                                 Name:
                                 Title:

                              American Longwall Face Conveyors, Inc.

                              By:_______________________________________________
                                 Name:
                                 Title:

                              American Longwall, Inc.

                              By:_______________________________________________
                                 Name:
                                 Title:

                              American Longwall Mexico, Inc.

                              By:_______________________________________________
                                 Name:
                                 Title:

                              American Longwall Rebuild, Inc.

                              By:_______________________________________________
                                 Name:
                                 Title:

                              American Longwall Roof Supports, Inc.

                              By:_______________________________________________
                                 Name:
                                 Title:

                              Beloit Corporation

                              By:_______________________________________________
                                 Name:
                                 Title:

                              Beloit Holdings, Inc.

                              By:________________________________________
                                 Name:
                                 Title:

                              Beloit International Services, Inc.

                              By:________________________________________
                                 Name:
                                 Title:

                              Beloit Iron Works, Inc.

                              By:________________________________________
                                 Name:
                                 Title:

                              Beloit Pulping Group Inc.

                              By:________________________________________
                                 Name:
                                 Title:

                              Beloit Technologies, Inc.

                              By:________________________________________
                                 Name:
                                 Title:

                              Benefit, Inc.

                              By:________________________________________
                                 Name:
                                 Title:

                              BWRC Dutch Holdings, Inc.

                              By:_______________________________________
                                 Name:
                                 Title:

                              Dobson Management Services, Inc.

                              By:_______________________________________
                                 Name:
                                 Title:

                              Dobson Park Industries, Inc.

                              By:_______________________________________
                                 Name:
                                 Title:

                                      Ecolaire Export FSC, Inc.

                                      By:_______________________________________
                                         Name:
                                         Title:

                                      Ecolaire Incorporated

                                      By:_______________________________________
                                         Name:
                                         Title:

                                      Field Repair Services, LLC

                                      By:_______________________________________
                                         Name:
                                         Title:

                                      Fitchburg Corporation

                                      By:_______________________________________
                                         Name:
                                         Title:

                                      Gullick Dobson Inc.

                                      By:_______________________________________
                                         Name:
                                         Title:

                                      Harnischfeger Corporation a/k/a P&H Mining and a/k/a P&H

                                      By:_______________________________________
                                         Name:
                                         Title:

                                      Harnischfeger Credit Corporation

                                      By:_______________________________________
                                         Name:
                                         Title:

                                      Harnischfeger Overseas, Inc.

                                      By:_______________________________________
                                         Name:
                                         Title:

                                      Harnischfeger Technologies, Inc.

                                      By:_______________________________________
                                         Name:
                                         Title:

                                      Harnischfeger World Services Corporation

                                      By:_______________________________________
                                         Name:
                                         Title:

                                      HCHC, Inc.

                                      By:_______________________________________
                                         Name:
                                         Title:

                                      HCHC UK Holdings, Inc.

                                      By:_______________________________________
                                         Name:
                                         Title:

                                      HIHC, Inc.

                                      By:_______________________________________
                                         Name:
                                         Title:

                                      The Horsburgh & Scott Company

                                      By:_______________________________________
                                         Name:
                                         Title:

                                      J.P.D., Inc.

                                      By:_______________________________________
                                         Name:
                                         Title:

                                      Joy MM Delaware, Inc.

                                      By:_______________________________________
                                         Name:
                                         Title:

                                      Joy Energy Systems, Inc.

                                      By:_______________________________________
                                         Name:
                                         Title:

                                      Joy Environmental Technologies, Inc.

                                      By:_______________________________________
                                         Name:
                                         Title:

                                     Joy International Sales Corporation, Inc.

                                     By:________________________________________
                                        Name:
                                        Title:

                                     Joy Power Products, Inc.

                                     By:________________________________________
                                        Name:
                                        Title:

                                     Joy Technologies Inc.

                                     By:________________________________________
                                        Name:
                                        Title:

                                     Joy Technologies Delaware, Inc.

                                     By:________________________________________
                                        Name:
                                        Title:

                                     JTI UK Holdings, Inc.

                                     By:________________________________________
                                        Name:
                                        Title:

                                     Mining Services, Inc.

                                     By:________________________________________
                                        Name:
                                        Title:

                                     MIP Products, Inc.

                                     By:________________________________________
                                        Name:
                                        Title:

                                     New Ecolaire, Inc.

                                     By:________________________________________
                                        Name:
                                        Title:

                                     Optical Alignment Systems and Inspection
                                     Services, Inc.

                                     By:________________________________________
                                        Name:

                                     Title:

                                     Peabody & Wind Engineering Corporation

                                     By:________________________________________
                                        Name:
                                        Title:

                                     PEAC, Inc.

                                     By:________________________________________
                                        Name:
                                        Title:

                                     PEOC, Inc.

                                     By:________________________________________
                                        Name:
                                        Title:

                                     PMAC, Inc.

                                     By:________________________________________
                                        Name:
                                        Title:

                                     Princeton Paper Company, L.L.C. a/k/a
                                     Fitchburg

                                     By:________________________________________
                                        Name:
                                        Title:

                                     P.W.E.C., Inc.

                                     By:________________________________________
                                        Name:
                                        Title:

                                     Rader Resource Recovery, Inc.

                                     By:________________________________________
                                        Name:
                                        Title:

                                     RCHH, Inc.

                                     By:________________________________________
                                        Name:
                                        Title:

                                     RYL, LLC

                                     By:________________________________________
                                        Name:
                                        Title:

                                     Smith Machine Works, Inc.

                                     By:________________________________________
                                        Name:
                                        Title:

                                     SMK Company

                                     By:________________________________________
                                        Name:
                                        Title:

                                     South Shore Corporation

                                     By:________________________________________
                                        Name:
                                        Title:

                                     South Shore Development, LLC

                                     By:________________________________________
                                        Name:
                                        Title: